Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-267182

HSBC Bank plc

Prospectus Supplement
(To Prospectus dated August 31, 2022)
Notes, Series 1

We may offer from time to time notes that may pay a rate of interest during the term of the notes and at maturity will pay an amount in cash, securities, commodities, other property or a combination thereof. The specific terms of any such notes that we offer will be included in the applicable underlying supplement or product supplement, if any, and the applicable pricing supplement. We sometimes refer herein to the applicable underlying supplement or product supplement, if any, and pricing supplement collectively as the “pricing supplement.” If any terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus, the terms described in the applicable pricing supplement will supersede. The notes will have the following general terms:

Payment at Maturity

The applicable pricing supplement will specify the amount that you will receive on the maturity date.

Interest Rate and Interest Payments

The notes may have a fixed or floating interest rate or may pay no interest, in each case as specified in the applicable pricing supplement. Any interest on the notes will be paid on the dates set forth in the applicable pricing supplement.

Ranking

The notes will be our direct unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated debt, except such obligations as are preferred by operation of law.

Reference Asset

The principal, interest or any other amounts payable on the notes may be based on price movements in, performance of, or other events relating to, one or more particular indices, securities, currencies, interest rates, consumer prices, or commodities or commodity futures, or baskets comprised of any of those instruments or measures, or other instruments or measures, including the occurrence or nonoccurrence of any event or circumstance, or a combination thereof. The applicable pricing supplement will specify the Reference Asset relating to the notes.

Maturity

The applicable pricing supplement will specify the maturity date.

Denominations

Unless otherwise stated in the applicable pricing supplement, the notes will be issued in minimum denominations of $1,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent).

Currencies

The applicable pricing supplement will specify whether the notes will be denominated in U.S. dollars or some other currency.

Exchangeable

The notes may be optionally or mandatorily exchangeable for securities of an entity that is affiliated or not affiliated with us, for a basket or index of those securities, or for the cash value of those securities in each case, as specified in the applicable pricing supplement.

Other Terms

As specified under “Description of the Notes” and in the applicable pricing supplement.

INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE S-1.

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange.

The notes are not deposit liabilities of HSBC Bank plc and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United Kingdom, the United States or any other jurisdiction.

The notes will be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority as described on page 20 of the accompanying prospectus and in the applicable pricing supplement for such notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Each of HSBC Securities (USA) Inc. (“HSBC Securities”) and BofA Securities, Inc. has agreed to use reasonable efforts to solicit offers to purchase these notes as our agent to the extent it is named in the applicable pricing supplement. Certain other agents to be named in the applicable pricing supplement may also be used to solicit such offers on a reasonable efforts basis. The agents may also purchase these notes as principal at prices to be agreed upon at the time of sale. The agents may resell any notes they purchase as principal at prevailing market prices, or at other prices, as the agents determine.

In this prospectus supplement, “us,” “we,” “our” and “HSBC” refer to HSBC Bank plc.

HSBC Securities		BofA Securities
August 31, 2022

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

IMPORTANT – PROHIBITION OF SALES TO EEA RETAIL INVESTORS – Unless otherwise stated in the applicable free writing prospectus and/or pricing supplement, the notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

i

IMPORTANT – PROHIBITION OF SALES TO UK RETAIL INVESTORS: Unless otherwise stated in the applicable free writing prospectus and/or pricing supplement, the notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”), (ii) a customer within the meaning of the United Kingdom Financial Services and Markets Act 2000, as amended (“FSMA”) of the UK and any rules or regulations made under the FSMA to implement Directive 2016/97/EU where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the EUWA or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129, as amended, as it forms part of domestic law by virtue of the EUWA.  Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling such notes or otherwise making them available to retail investors in the UK has been prepared and, therefore, offering or selling such notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

ii

Risk Factors

Your investment in the notes will involve certain risks. In addition to the risk factors relating to your notes that are set forth below, we urge you to read any risk factors that may be set forth under “Risk Factors” or a similar section in any applicable underlying supplement, product supplement or pricing supplement. Investing in the notes is not equivalent to investing directly in any Reference Asset. You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisers, of the suitability of an investment in the notes in light of your particular financial circumstances and the information set forth in the accompanying prospectus, this prospectus supplement, any applicable underlying supplement or product supplement, and the applicable pricing supplement. You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. You should not purchase the notes unless you understand and can bear these investment risks.

Risks Relating to Our Business

Investing in the notes involves risk. Please see the “HSBC Bank Plc (HBEU) Risk Factors” section in our most recent Annual Report on Form 20-F and in any subsequent interim report on Form 6-K, all of which are incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement, including information contained in our filings with the Securities and Exchange Commission after the date of this prospectus supplement. The applicable pricing supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of notes we are offering under that pricing supplement.

Risks Relating to All Note Issuances

The notes are subject to our credit risk.

The notes are senior unsecured debt obligations of HSBC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the notes depends on our ability to satisfy our obligations as they become due. As a result, our actual and perceived creditworthiness may affect the market value of the notes and, in the event that we were to default in our obligations, you may not receive the amounts owed to you under the terms of the notes.

Unless the terms of your notes specify the return of principal or a minimum return, you may lose your entire investment, and there can be no assurance of the receipt of any amount at maturity.

Unless the terms of your notes specify the return of principal or a minimum return, you may lose your entire investment, and there can be no assurance of the receipt of any amount at maturity. The payment at maturity may be based on changes in the value of the instrument or instruments comprising the Reference Asset, which fluctuate and cannot be predicted. Although historical data with respect to the Reference Asset or any instrument comprising the Reference Asset may be available, the historical performance of the Reference Asset or any of the instruments comprising the Reference Asset should not be taken as an indication of future performance. No assurance can be given, and none is intended to be given, that any return will be achieved on the notes.

There may not be any secondary market for your notes.

Upon issuance, the notes will not have an established trading market. We cannot assure you that a trading market for the notes will develop or, if one develops, that it will be maintained. Although we may apply to list certain issuances of notes on a national securities exchange, we are under no obligation to do so. In addition, in the event that we apply for listing, we may not meet the relevant requirements. We do not expect to announce, prior to the pricing of the notes, whether we will meet such requirements. Even if there is a secondary market, it may not provide significant liquidity. While we anticipate that the agents will act as market makers for the notes, the agents are not required to do so. If the notes are not listed on any securities exchange and the agents were to cease acting as market makers, it is likely that there would be no secondary market for the notes. You therefore must be willing and able to hold the notes until maturity.

Under the terms of your notes, you will agree to be bound by the exercise of any UK bail-in power by the relevant UK resolution authority.

You will agree to be bound by the exercise of any UK bail-in power (as defined in the accompanying prospectus under “Description of Debt Securities— Agreement with Respect to the Exercise of UK Bail-in Power”) and you should consider the risk that you may lose all of your investment, including the principal amount, premium, if any, plus accrued interest, if any, if the UK bail-in power is acted upon or that any remaining outstanding notes may be of little value at the time of conversion and thereafter (as described herein under “—The notes are the subject of the UK bail-in power, which may result in your notes being written down to zero or converted into other securities, including unlisted equity securities”).

Specifically, by your acquisition of the notes, you (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the notes, the senior indenture or any other agreements, arrangements or understandings between us and you, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority (as defined in the accompanying prospectus under “Description of Debt Securities— Agreement with Respect to the Exercise of UK Bail-in Power”); and (b) the variation of the terms of the notes or the senior indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of amounts due pursuant to the exercise of the UK bail-in power will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, you (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Notes. For more information, see “Description of Debt Securities— Agreement with Respect to the Exercise of UK Bail-in Power” in the accompanying prospectus.

The notes are the subject of the UK bail-in power, which may result in your notes being written down to zero or converted into other securities, including unlisted equity securities.

On January 1, 2015, the UK Banking Act 2009, as amended (the “Banking Act”), and other primary and secondary legislative instruments were amended to give effect to the EU Bank Recovery and Resolution Directive (“BRRD”) in the UK. The Banking Act was recently further amended by, amongst other statutory instruments, The Bank Recovery and Resolution (Amendment) (EU Exit) Regulations 2020, which implement into UK law certain of the recent amendments to BRRD which were required to be implemented prior to IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020).The stated aim of BRRD is to provide supervisory authorities, including (at the time) the relevant UK resolution authority, with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ contributions to bank bail-outs and/or exposure to losses.

As a UK bank, we are subject to the Banking Act, which gives wide powers in respect of UK banks and their parent and other group companies to Her Majesty’s Treasury (“HM Treasury”), the Bank of England (“BoE”), the Prudential Regulation Authority and the UK Financial Conduct Authority in circumstances where a UK bank has encountered or is likely to encounter financial difficulties.

As a result, the notes are subject to existing UK bail-in powers under the Banking Act and may be subject to future UK bail-in powers under existing or future legislative and regulatory proposals. In particular, the Banking Act was amended to implement a “bail-in” tool, which may be exercised by the BoE (as a relevant UK resolution authority), forms part of the UK bail-in power and may result in the notes being partially or fully written down or converted to common equity Tier 1 instruments.

Where the conditions for resolution exist, the BoE may use the bail-in tool (individually or in combination with other resolution tools) to cancel all or a portion of the principal amount of, or interest on, certain unsecured liabilities of a failing financial institution and/or convert certain debt claims into another security, including ordinary shares of the surviving entity. In addition, the BoE may use the bail-in tool to, among other things, replace or substitute the issuer as obligor in respect of debt instruments, modify the terms of debt instruments (including altering the maturity (if any) and/or the amount of interest payable and/or imposing a temporary suspension on payments) and discontinue the listing and admission to trading of financial instruments. The BoE must apply the bail-in tool in accordance with a specified preference order. In particular, the Banking Act requires resolution authorities to write-down or convert debts in the following order: (i) additional Tier 1 instruments, (ii) Tier 2 instruments, (iii) other subordinated claims that do not qualify as additional Tier 1 or Tier 2 instruments and (iv) certain senior claims. Although the bail-in tool has a safeguard designed to leave no creditor worse off than in the case of insolvency, due to the discretion afforded to the BoE, the claims of some creditors whose claims would rank equally with yours may be excluded from being subject to the bail-in tool. The greater number of such excluded creditors there are, the greater the potential impact of the bail-in tool on other creditors who have not been excluded (which may include you).

As a result, the notes, which are subject to the bail-in tool, will be written down or converted to common equity if the reduction of additional Tier 1 instruments, Tier 2 instruments and subordinated claims that do not qualify as an additional Tier 1 or Tier 2 instrument, does not sufficiently reduce the aggregate amount of liabilities that must be written down or converted to prevent HSBC’s failure.

Moreover, to the extent the UK bail-in power is exercised pursuant to the Banking Act or otherwise, any securities issued upon conversion of your notes may not meet the listing requirements of any securities exchange. Any securities you receive upon conversion of your notes (whether debt or equity) may not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange. Additionally, there may be limited, if any, disclosure with respect to the business, operations or financial statements of the issuer of any securities issued upon conversion of your notes, or the disclosure with respect to any existing issuer may not be current to reflect changes in the business, operations or financial statements as a result of the exercise of the UK bail-in power.

Moreover, the exercise of the UK bail-in power and/or other actions implementing the UK bail-in power may require interests in the notes to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC. Notably, in some circumstances, the BoE may decide to apply a deferred bail-in, where liabilities are not written down at the start of the resolution but are transferred to a depositary to hold during the bail-in period with the write-down being determined at a later point in the bail-in period. Furthermore, the trustee may be unwilling to continue serving in its capacity as trustee for the notes, subject to the terms of the senior indenture. As a result, there may not be an active market for any securities you may hold after the exercise of the UK bail-in power.

You should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon or that any remaining outstanding notes or securities into which your Notes are converted may be of little value at the time of conversion and thereafter. In addition, trading behavior, including prices and volatility, may be affected by the threat of bail-in and, as a result, your notes are not necessarily expected to follow the trading behavior associated with other types of securities. See also “—Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the notes.”

Your rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK resolution authority.

There may be limited protections, if any, that will be available to holders of securities subject to the UK bail-in power (including the notes) and to the broader resolution powers of the relevant UK resolution authority. For example, although under the Banking Act, the BoE’s resolution instrument with respect to the exercise of the bail-in tool must set out the provisions allowing for securities to be transferred, cancelled or modified (or any combination of these), the resolution instrument may make any other provision that the BoE considers to be appropriate in exercising its specific powers. Such other provisions are expected to be specific and tailored to the circumstances that have led to the exercise of the bail-in tool under the Banking Act and there is uncertainty as to the extent to which usual processes or procedures under English law will be available to holders of securities (including the notes). Accordingly, you may have limited or circumscribed rights to challenge any decision of the BoE or other relevant UK resolution authority to exercise its UK bail-in power.

Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the notes.

In addition to the bail-in tool, the powers of the relevant UK resolution authority under the Banking Act include the power to (i) direct the sale of the relevant financial institution or the whole or part of its business on commercial terms without requiring the consent of the shareholders or complying with the procedural requirements that would otherwise apply, (ii) transfer all or part of the business of the relevant financial institution to a “bridge institution” (an entity created for such purpose that is wholly or partially in public control) and (iii) separate assets by transferring impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down (this can be used together with another resolution tool only). In addition, the Banking Act gives the relevant UK resolution authority power to amend the maturity date and/or any interest payment date of debt instruments or other eligible liabilities of the relevant financial institution and/or impose a temporary suspension of payments and/or discontinue the listing and admission to trading of debt instruments.

The Banking Act also gives power to HM Treasury to make further amendments to the law for the purpose of enabling it to use these powers effectively, potentially with retrospective effect.

The powers set out in the Banking Act could affect how credit institutions (and their parent companies) and investment firms are managed as well as, in certain circumstances, the rights of creditors. Accordingly, the taking of any actions contemplated by the Banking Act may affect your rights under the notes, and the value of your notes may be affected by the exercise of any such powers or threat thereof.

The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power or other resolution tools under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your notes.

There remains significant uncertainty regarding the ultimate nature and scope of the resolution powers under the Banking Act (and such significant uncertainty may exist with respect to any other resolution powers or tools enacted under future legislative or regulatory proposals), as well as the manner in which such powers would affect us and our securities (including the notes) if such powers were exercised.

For example, although the exercise of certain resolution tools under the Banking Act are subject to certain pre-conditions thereunder, there remains uncertainty regarding the specific factors (including, but not limited to, factors outside our control or not directly related to us) which the BoE would consider in deciding whether to exercise such powers with respect to us or our securities. In particular, because the Banking Act allows for the BoE to exercise its discretion in choosing which resolution tool or tools to apply, it will be difficult to predict whether the exercise of the BoE’s resolution powers with respect to any of our securities will result in a principal write-off or conversion to equity. You may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such resolution powers and consequently its potential effect on us or the notes.

Accordingly, it is not yet possible to assess the full impact of the exercise of the UK bail-in power pursuant to the Banking Act or otherwise on us, and there can be no assurance that the taking of any actions contemplated therein would not adversely affect your rights, the price or value of your investment in the notes and/or our ability to satisfy our obligations under the notes.

You may be required to pay fees in connection with your investment in the notes.

You may be required to pay an additional amount per note (as specified in the applicable pricing supplement) as a commission for services rendered by any of our agents in connection with your initial purchase of the notes. In addition, to the extent you request that our agent execute a secondary market-making transaction for any of your notes (and the agent agrees to do so), we and our agents may receive a fee in connection with such secondary market-making transaction in addition to any bid-ask spread. To the extent that the applicable pricing supplement allows you to redeem the notes prior to maturity, you may be required to pay a fee in connection with your early redemption of the notes. As a consequence of these fees, you may receive, by executing a market-making transaction or an early redemption, less than the full performance of the Reference Asset to which the notes are linked.

Investors’ yield may be lower than the yield on a standard debt security of comparable maturity.

Periodic payments of interest on the notes, if any, may be lower than interest payments you would receive by investing in a conventional fixed-rate or floating-rate debt security having the same maturity date and issuance date as the notes. The effective yield to maturity of the notes may be less than that which would be payable on such a conventional fixed-rate or floating-rate debt security. Even considering a minimum return or fixed repayment of principal (if either is specified in the applicable pricing supplement), any such return at maturity may not compensate the holder of the notes for any opportunity cost implied by inflation and other factors relating to the time value of money.

You must rely on your own evaluation of the merits of an investment in the notes.

In connection with your purchase of the notes, we urge you to consult your own financial, tax and legal advisors as to the risks entailed by an investment in notes and to investigate the Reference Asset and not rely on our views in any respect. You should make such investigation as you deem appropriate as to the merits of an investment in the notes.

The price at which you will be able to sell your notes prior to maturity will depend on a number of factors, and may be substantially less than the amount you had originally invested.

If you wish to liquidate your investment in the notes prior to maturity, your only alternative would be to sell the notes. At that time, there may be an illiquid market for your notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect the value that you could realize from such a sale. We believe that the value of your notes will be affected by the value and volatility of the instrument or instruments comprising the

Reference Asset, whether or not the trading level or price of the Reference Asset is greater than or equal to the initial level, changes in interest rates, the supply of and demand for the notes and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your notes prior to maturity may be substantially less than the amount you originally invested if, at such time, the trading level or price of the Reference Asset is less than, equal to or not sufficiently above the initial level. The following paragraphs describe the manner in which we expect the trading value of the notes will be affected in the event of a change in a specific factor, assuming all other conditions remain constant.

●	Reference Asset performance. We expect that the value of the notes prior to maturity will depend substantially on the relationship between the trading level or price of the Reference Asset and its initial level or initial price. If you decide to sell your notes when the trading level or price differs from the initial level or initial price, you may nonetheless receive substantially less than the amount that would be payable at maturity based on that trading level or price because of expectations that the trading level or price will continue to fluctuate until the date or dates that the performance of the notes is determined.

●	Volatility of the Reference Asset. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Reference Asset increases or decreases, the trading value of the notes may be adversely affected.

●	Interest rates. We expect that the trading value of the notes will be affected by changes in interest rates. In general, if interest rates increase, the value of the notes may decrease, and if interest rates decrease, the value of the notes may increase. Interest rates also may affect the economy and, in turn, the value of the Reference Asset, which would affect the value of the notes.

●	Our credit ratings, financial condition and results of operations. Actual or anticipated changes in our current credit ratings as well as our financial condition or results of operations may significantly affect the trading value of the notes. However, because the return on the notes is dependent upon factors in addition to our ability to pay our obligations under the notes, such as the trading level or price of the Reference Asset, an improvement in our credit ratings, financial condition or results of operations is not expected to have a positive effect on the trading value of the notes.

●	Time remaining to maturity. A “time premium” results from expectations concerning the value of the Reference Asset during the period prior to the maturity of the notes. As the time remaining to the maturity of the notes decreases, this time premium will likely decrease, potentially adversely affecting the trading value of the notes. As the time remaining to maturity decreases, the trading value of the notes may be less sensitive to the price volatility of the instrument or instruments comprising the Reference Asset.

●	Dividend yield, if any. The value of the notes also may be affected by the dividend yields, if any, on the instrument or instruments comprising the Reference Asset. In general, because the payment at maturity does not incorporate the value of dividend payments, an increase in dividend yields is likely to reduce the trading value of the notes. Conversely, a decrease in dividend yields is likely to increase the trading value of the notes.

●	Economic and other conditions generally. The general economic conditions of the capital markets in the United States, the United Kingdom and the EEA, as well as geopolitical conditions and other financial, political, regulatory, public health, and judicial events that affect stock markets generally, may affect the value of the Reference Asset and the value of the notes. If the Reference Asset includes foreign assets, the value of your notes may also be affected by similar events in those foreign markets.

●	Events affecting or involving the Reference Asset. Economic, financial, regulatory, geographic, judicial, political, public health and other developments that affect the level or price of the instrument or instruments comprising a Reference Asset, and real or anticipated changes in those factors, also may affect the trading value of the notes. For example, earnings results of the instrument or instruments comprising a Reference Asset that is or relates to one or more equity securities, and real or anticipated changes in those conditions or results, may affect the trading value of the notes. Reference Assets relating to equity securities also may be affected by mergers and acquisitions, which can contribute to volatility of the Reference Asset. As a result of a merger or acquisition involving the Reference Asset, the Reference Asset may be replaced with a surviving or acquiring entity’s securities. The surviving or acquiring entity’s securities may not have the same characteristics as the company or companies previously comprising the Reference Asset.

●	Exchange rate movements and volatility. If the Reference Asset includes any non-U.S. asset, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the value of the notes.

●	Agent’s commission and cost of hedging. The original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes. Such cost includes our affiliates’ expected cost of providing such hedge and the profit our affiliate expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which the agent will be willing to purchase notes from you in secondary market transactions will likely be lower than the original issue price and, accordingly, you may need to be able and willing to hold the notes to maturity. In addition, any such prices may differ from values determined by pricing models used by the agent as a result of such compensation or other transaction costs.

We want you to understand that the effect of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the notes attributable to another factor, such as an increase in the value of the Reference Asset.

The notes are not insured against loss by any third parties; you can depend only on our earnings and assets for payment and interest, if any, on the notes.

The notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the notes.

The amount you receive at maturity may be delayed or reduced upon the occurrence of an event of default.

If the calculation agent determines that the notes have become immediately due and payable following an Event of Default (as defined in the prospectus) with respect to the notes, you may not be entitled to the entire principal amount of the notes, but only to that portion of the principal amount specified in the applicable pricing supplement, together with accrued but unpaid interest, if any. For more information, see “Description of Debt Securities—Events of Default” and “—Events of Default; Defaults” in the prospectus.

Trading and other transactions by us or our affiliates could affect the trading level or price and/or level of the Reference Asset, the trading value of the notes or the amount you may receive at maturity.

In connection with our normal business practices or in connection with hedging our obligations under the notes, we and our affiliates may from time to time buy or sell the instrument or instruments comprising a Reference Asset, similar instruments, other securities of an issuer of an instrument comprising a Reference Asset or derivative instruments relating to such an instrument or instruments. These trading activities may occur in our proprietary accounts, in facilitating transactions, including block trades, for our other customers and in accounts under our management. These trading activities also could affect the price of an instrument comprising any Reference Asset in a manner that would decrease the trading value of the notes prior to maturity or the amount you would receive at maturity. To the extent that we or any of our affiliates have a hedge position in an instrument or instruments comprising the Reference Asset, or in a derivative or synthetic instrument related to such an instrument, we or any of our affiliates may liquidate a portion of such holdings at or about the time of the maturity of the notes. This liquidation activity may affect the amount payable at maturity in a manner that would be adverse to your investment in the notes. Depending on, among other things, future market conditions, the aggregate amount and the composition of such hedge positions are likely to vary over time.

In addition, we or any of our affiliates may purchase or otherwise acquire a long or short position in the notes. We or any of our affiliates may hold or resell any such position in the notes.

If your notes are rated, the rating is not a guarantee of our credit quality.

Certain of your notes may be rated by credit rating agencies, although we are under no obligation to ensure that the notes are rated by any credit rating agency. Credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this “Risk Factors” section and other factors that may affect the liquidity or trading value of the notes. Investors should be aware that any rating of HSBC reflects the independent opinion of the relevant rating agency and is not a guarantee of HSBC’s credit quality. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time.

Research reports and other transactions may create conflicts of interest between you and us.

We or one or more of our affiliates have published, and may in the future publish, research reports relating to the instrument or instruments comprising certain Reference Assets or to the issuers of certain such instruments. The views expressed in this research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the trading level or price of an instrument comprising the Reference Asset and, therefore, the value of the notes. Moreover, other professionals who deal in these markets may at any time have views that differ significantly from ours. In connection with your purchase of the notes, you should investigate the Reference Asset and not rely on our views (or the views of our affiliates) with respect to future movements in the Reference Asset.

We or any of our affiliates also may issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the instrument or instruments comprising the Reference Asset. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the notes.

We and our affiliates, at present or in the future, may engage in business relating to the sponsor or issuer of any instrument or instruments comprising the Reference Asset, including making loans to, equity investments in, or providing investment banking, asset management or other advisory services to such a sponsor or issuer. In connection with these activities, we may receive information pertinent to the Reference Asset that we will not divulge to you.

Our trading, hedging and other business activities, and those of the agents, may create conflicts of interest with you.

We, the agents, or one or more of our respective affiliates may engage in trading activities related to a Reference Asset that are not for your account or on your behalf. We, the agents, or one or more of our respective affiliates also may issue or underwrite other financial instruments with returns based upon the applicable Reference Asset. These trading and other business activities may present a conflict of interest between your interest in the notes and the interests we, the agents, and our respective affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Reference Asset or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

We, the agents, and our respective affiliates expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the notes. We, the agents, or our respective affiliates also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the notes. We may enter into such hedging arrangements with one or more of our subsidiaries or affiliates, or with one or more of the agents or their affiliates. Such a party may enter into additional hedging transactions with other parties relating to the notes and the applicable Reference Asset. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but could also result in a loss. We, the agents, and our respective affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the notes increases or decreases. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the agents, and our respective affiliates receive for the sale of the notes, which creates an additional incentive to sell the notes to you.

Risks Relating to Floating-Rate Notes Linked to “Benchmarks.”

EURIBOR and other indices that are deemed “benchmarks” are the subject of recent national, international and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or to disappear entirely, or have other consequences that cannot be predicted. Any such consequence could have a material adverse effect on any floating-rate notes linked to a benchmark.

The European Money Markets Institute, as the registered benchmark administrator of EURIBOR, shifted in 2019 from a quote-based methodology of calculating EURIBOR to a hybrid methodology that is based upon contributions of individual panel banks that submit transaction-based data. In its publication of February 15, 2021, the euro risk-free rate working group recommended that, in respect of any events resulting in a cessation of EURIBOR or if EURIBOR for whatever reasons would no longer be representative of the underlying market it purports to measure, EURIBOR be replaced with the Euro Short-term Rate (referred to herein as “€STR” or “EuroSTR”), which is a risk-free rate that has been published by the European Central Bank (the “ECB”) since October 2, 2019. Such recommendations were repeated by the working group on euro-risk free rates in its “Recommendations on EURIBOR fallback trigger events and €STR-based EURIBOR fallback rates” published on May 11, 2021. Such €STR-based EURIBOR replacement is expected to be based upon a backward-looking €STR rate, adjusted in relation to the term of the applicable securities and an applicable spread adjustment.

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of benchmarks could increase the costs and risks of administering or otherwise participating in the setting of a benchmark and complying with any such regulations or requirements. These factors may have the effect of discouraging market participants from continuing to administer or participate in certain benchmarks, trigger changes in the rules or methodologies used in certain benchmarks or lead to the disappearance of certain benchmarks. The disappearance of a benchmark or changes in the manner of administration of a benchmark could have materially adverse consequences in relation to securities linked to that benchmark, such as floating-rate notes linked to EURIBOR.

In the event that EURIBOR is unavailable and an Index Cessation Effective Date (as defined below under “Description of Notes—EURIBOR Notes”) with respect to EURIBOR has not occurred, the calculation agent may, in its sole discretion, determine a commercially reasonable alternative for EURIBOR. That alternative rate, or any of the replacement rates for EURIBOR that could be used if an Index Cessation Effective Date has occurred, may result in interest payments that are lower than or that do not otherwise correlate over time with the interest payments that would have been made on floating-rate EURIBOR notes if the EURIBOR rate was available in its current form.

SOFR has a very limited history, and its historical performance is not indicative of its future performance.

The Federal Reserve Bank of New York (the “SOFR Administrator”) began to publish the secured overnight financing rate (“SOFR”) in April 2018. Although the SOFR Administrator has also begun publishing historical indicative SOFR going back to 2014, such historical indicative data inherently involves assumptions, estimates and approximations. Therefore, SOFR has limited performance history and no actual investment based on the performance of SOFR was possible before April 2018.

The level of SOFR over the term of the SOFR rate notes may bear little or no relation to the historical level of SOFR. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR or the SOFR rate notes may be inferred from any hypothetical or actual historical performance data. Hypothetical or actual historical performance data are not indicative of the future performance of SOFR or the SOFR rate notes. Changes in the levels of SOFR will affect the base rate and, therefore, the return on the SOFR rate notes and the trading price of such SOFR rate notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that SOFR or the base rate will be positive.

Any failure of SOFR to gain market acceptance could adversely affect the SOFR rate notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement (repo) market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on the SOFR rate notes and the price at which you can sell such SOFR rate notes.

SOFR may be modified or discontinued, and the SOFR rate notes may bear interest by reference to a rate other than the base rate, which could adversely affect the value of the SOFR rate notes.

The SOFR Administrator may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. In addition, the SOFR Administrator may alter, discontinue or suspend calculation or dissemination of SOFR (in which case a fallback method of determining the interest rate on the SOFR rate notes as further described under “Description of Notes—Effect of a Benchmark Transition Event” will apply). The SOFR Administrator has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing the use of SOFR.

If we or our Designee (which may be the calculation agent) determines that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred in respect of SOFR, then the interest rate on the SOFR rate notes will no longer be determined by reference to SOFR, but instead will be determined by reference to a different rate, which will be a different benchmark than SOFR, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of Notes—Effect of a Benchmark Transition Event.”

If a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) the International Swaps and Derivatives Association, Inc. (“ISDA”) or (iii) in certain circumstances, us, the calculation agent or another Designee. In addition, the terms of the SOFR rate notes expressly authorize us, the calculation agent or another Designee to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period,” timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the SOFR rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the SOFR rate notes in connection with a Benchmark Transition Event could adversely affect the value of the SOFR rate notes, the return on the SOFR rate notes and the price at which you can sell such SOFR rate notes.

Any determination, decision or election described above will be made in our, the calculation agent’s or another Designee’s sole discretion.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of SOFR, the Benchmark Replacement will not be the economic equivalent of SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the SOFR rate notes, the return on the SOFR rate notes and the price at which you can sell the SOFR rate notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the SOFR rate notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement cannot be predicted based on historical performance and (iv) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

The interest rate on the SOFR rate notes will be based on the base rate, which, as a rate derived from SOFR, is relatively new in the marketplace.

For each interest period, the interest rate on the SOFR rate notes will be based on the base rate, which is calculated using the specific formula described below or in the applicable pricing supplement, not the SOFR rate published on or in respect of a particular date during such interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the base rate on the SOFR rate notes during any interest period will not be the same as the base rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an interest period is negative, its contribution to the base rate will be less than one, resulting in a reduction to the base rate used to calculate the interest payable on the SOFR rate notes on the interest payment date for such interest period.

In addition, limited market precedent exists for notes that use SOFR as the base rate and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the specific formula for the base rate used in the SOFR rate notes may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the market value of the SOFR rate notes.

You will not know the interest rate on your SOFR rate notes until near the end of the interest period.

Because the interest rate will be calculated on the interest determination date, which will be a specified number of U.S. Government Securities Business Days prior to the relevant interest payment date, you will not know the interest rate or the interest amount until that day. For example, if the interest period is three months, you will not know the initial interest rate or the initial interest amount until approximately three months after the settlement date.

We or our affiliates may publish research that could affect the market value of the SOFR rate notes.

We or one or more of our affiliates may, at present or in the future, publish research reports with respect to movements in interest rates generally, or the LIBOR transition or SOFR specifically. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the SOFR rate notes. Any of these activities may affect the market value of the SOFR rate notes.

We or our Designee (which may be the calculation agent) will make determinations with respect to the SOFR rate notes.

We or our Designee (which may be the calculation agent) will make certain determinations with respect to the SOFR rate notes, as further described below.  In addition, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our Designee (which may be the calculation agent) will make certain determinations with respect to the SOFR rate notes in our, our Designee’s or the calculation agent’s, sole discretion, as further described above. Any of these determinations may adversely affect the payout to you on the SOFR rate notes.  Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments.  These potentially subjective determinations may adversely affect the payout to you on the SOFR rate notes.

Please note, this prospectus supplement, the accompanying prospectus and the applicable pricing supplement do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

Pricing Supplement

The pricing supplement for each offering of notes will contain the specific information and terms for that offering. The pricing supplement, or any applicable underlying supplement or product supplement, also may add, update or change information contained in this prospectus supplement and the accompanying prospectus. If any information in the pricing supplement, or any applicable underlying supplement or product supplement, is inconsistent with this prospectus supplement or the accompanying prospectus, you should rely on the information in the pricing supplement or the applicable underlying supplement or product supplement, as the case may be. Similarly, if any information in the pricing supplement is inconsistent with an applicable underlying supplement or product supplement, you should rely on the information in the pricing supplement. We also may prepare free writing prospectuses that describe particular issuances of notes. Any free writing prospectus should also be read in connection with this prospectus supplement, the accompanying prospectus, and any applicable underlying supplement or product supplement. For purposes of this prospectus supplement, any references to an applicable pricing supplement also may refer to a free writing prospectus, unless the context otherwise requires. It is important that you consider all of the information in the pricing supplement, any applicable underlying supplement or product supplement, this prospectus supplement and the prospectus when making your investment decision.

A pricing supplement will specify the following terms of any issuance of notes to the extent applicable:

●	the initial public offering price if other than 100%,

●	Reference Asset,

●	aggregate principal amount,

●	pricing date,

●	original issue date,

●	observation date(s),

●	maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement,

●	agent’s discount,

●	coupon rate, if any,

●	interest payment dates, if any,

●	initial level,

●	closing level,

●	minimum return, if any,

●	payment at maturity,

●	CUSIP,

●	the currency in which the notes will be denominated and currency in which the interest will be payable if not U.S. dollars, and

●	any other applicable terms.

Description of Notes

You should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the accompanying prospectus. This section supplements that description. The applicable pricing supplement will specify the particular terms for each issuance of notes and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the accompanying prospectus. Please note that the information about the price to the public and net proceeds to us on the front cover of the applicable pricing supplement relates only to the initial sale of the notes. If you have purchased the notes in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Ranking

The notes will constitute direct unsecured obligations of HSBC and will rank on a parity with all of the other unsecured and unsubordinated indebtedness of HSBC, present and future, except such obligations as are preferred by operation of law. The notes will be issued under a senior debt indenture, dated as of August 31, 2022 (as it may be further supplemented or amended from time to time, the “Senior Indenture”), by and between HSBC and Computershare Trust Company, N.A., as trustee (the “trustee”).

The Notes are not deposit liabilities or other obligations of HSBC and are not covered by the U.K. Financial Services Compensation Scheme or insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United Kingdom, the United States or any other jurisdiction.

Denominations

Unless otherwise stated in the applicable pricing supplement, the notes will be issued in minimum denominations of $1,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent).

Definitions

We have defined some of the terms that we use frequently in this prospectus supplement below:

A “business day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) for all notes, in the City of New York or (b) for notes denominated in a specified currency other than U.S. dollars or euro, in the principal financial center of the country of the specified currency; and (ii) for EURIBOR notes or notes denominated in euro, a day that is also a TARGET2 Settlement Day.

“Clearstream, Luxembourg” means Clearstream Banking, S.A.

“Depositary” means The Depository Trust Company, New York, New York; provided, however, that if the applicable pricing supplement indicates that the notes are eligible for clearance directly through Euroclear or Clearstream, Luxembourg, “Depositary” means Euroclear and Clearstream, Luxembourg.

“Euroclear” means Euroclear Bank SA/NV.

“ICSD,” or “International Central Securities Depository,” means Euroclear and Clearstream, Luxembourg.

An “interest payment date” for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

The “record date” for any interest payment date is the date three business days prior to that interest payment date, whether or not that date is a business day, unless another date is specified in the applicable pricing supplement; provided, however, that if the applicable pricing supplement indicates that the notes are eligible for clearance directly though Euroclear or Clearstream, Luxembourg, the “record date” for any interest payment date, while such note is in global registered form, is the “clearing system business day” prior to the interest payment date, where “clearing system business day” means the day on which each ICSD for which such note is being held is open for business.

“TARGET2 Settlement Day” means any day on which the Trans-European Automated Real-time Gross settlement Express Transfer system or any successor (“TARGET2”) is open.

References in this prospectus supplement to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America. References in this prospectus supplement to “euro” and “€” are to the currency introduced at the commencement of the third state of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended from time to time.

Payment at Maturity

The amount that you will receive on the maturity date and its calculation, along with illustrative examples, will be described in the applicable pricing supplement.

Forms of Notes

We will offer the notes on a continuing basis and will issue notes only in fully registered form either as book-entry notes or as certificated notes. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, but not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

Book-Entry Notes. Unless indicated otherwise in the applicable pricing supplement, for notes in book-entry form, one Master Global Note will represent all issues of notes in this series. Except as set forth in the prospectus under “Book-Entry Procedures,” you may not exchange book-entry notes or interests in book-entry notes for certificated notes. For more information about the Master Global Note, see “Book-Entry Procedures” in the accompanying prospectus.

Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary’s procedures for global notes representing book-entry notes is set forth in the prospectus under “Book-Entry Procedures.” The Depositary has confirmed to us, the agents and the trustee that it intends to follow these procedures.

Certificated Notes. If we issue notes in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the note. The person named in the note register will be considered the owner of the note for all purposes. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange certificated notes for book-entry notes or interests in book-entry notes.

Interest and Principal Payments

Payments, Exchanges and Transfers. Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes and exchange the notes at the corporate offices of HSBC Bank USA, N.A., as our current agent for payment, transfer and exchange of the notes pursuant to a Paying Agent and Securities Registrar Agreement, dated August 31, 2022, between us and HSBC Bank USA, N.A. We refer to HSBC Bank USA, N.A., acting in this capacity, as the paying agent. However, beneficial owners of notes represented by global notes may transfer and exchange their notes only in the manner and to the extent set forth under “Book-Entry Procedures” in the prospectus.

We will not be required to:

●	register the transfer or exchange of any note if the holder has exercised the holder’s right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

●	register the transfer or exchange of notes to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

●	register the transfer or exchange of any registered note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered note being redeemed in part.

No service charge will be made for any registration or transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most notes in U.S. dollars, some notes may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert between U.S. dollars and foreign currencies. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on notes that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Recipients of Interest Payments. The paying agent will pay interest on the interest payment date to the person in whose name the note is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the note. The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

Book-Entry Notes. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary or its nominee, as holder of book-entry notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of the Depositary. We also expect that payments by the Depositary’s participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Notes. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

●	by check mailed to the address of the person entitled to payment as shown on the note register; or

●	for a holder of at least $10,000,000 in aggregate principal amount of certificated notes having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date. U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a note will be made in immediately available funds against presentation and surrender of the note.

Payment Procedures for Book-Entry Notes Denominated in a Foreign Currency. Book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars. In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner’s interest in the notes in U.S. dollars, unless the beneficial owner takes the following steps:

●	The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in euro, the account must be a euro account in a country for which the euro is the lawful currency.

●	The participant must notify the Depositary of the beneficial owner’s election on or prior to the third business day after the applicable record date, for payments of interest, and on or prior to the twelfth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

●	The Depositary will notify the paying agent of the beneficial owner’s election on or prior to the fifth business day after the applicable record date, for payments of interest, and on or prior to the tenth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

If the applicable pricing supplement indicates that the notes are eligible for clearance directly through Euroclear or Clearstream, Luxembourg, any book-entry notes payable in a specified currency other than U.S. dollars will be paid in such specified currency, unless otherwise indicated in such pricing supplement.

Payment Procedures for Certificated Notes Denominated in a Foreign Currency. For certificated notes payable in a specified currency other than U.S. dollars, the notes may provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars. To do so, the holder must send a written request to the paying agent:

●	for payments of interest, on or prior to the fifth business day after the applicable record date; or

●	for payments of principal or premium, at least ten business days prior to the maturity date or any redemption or repayment date.

To revoke this election for all or a portion of the payments on the certificated notes, the holder must send written notice to the paying agent at least five business days prior to the applicable record date, for payment of interest; or at least ten calendar days prior to the maturity date or any redemption or repayment date, for payments of principal. If the holder does not elect to be paid in U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the certificated notes:

●	by wire transfer of immediately available funds in the specified currency to the holder’s account at a bank located outside the United States, and in the case of a note payable in euro, in a country for which the euro is the lawful currency, if the paying agent has received the holder’s written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

●	by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions. However, the paying agent will pay only the principal of the certificated notes, any premium and interest, if any, due at maturity, or on any redemption or repayment date, upon surrender of the certificated notes at the office or agency of the paying agent.

Determination of Exchange Rate for Payments in U.S. Dollars for Notes Denominated in a Foreign Currency. The exchange rate agent identified in the relevant pricing supplement will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above. The conversion will be based on the highest bid quotation in the City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

●	of the specified currency for U.S. dollars for settlement on the payment date;

●	in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

●	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, payments will be made in the specified currency. The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

Unavailability of Foreign Currency. The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any note. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the notes by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in the City of New York for cable transfers of the currency or currencies in which a payment on any note was to be made, published by the Federal Reserve Bank of New York, which we refer to as the “market exchange rate.” If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in the City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

●	of the specified currency for U.S. dollars for settlement on the payment date;

●	in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

●	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

These provisions do not apply in the event that a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium, if any, or interest, if any, on any note denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended by the Treaty on European Union. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

Fixed-Rate Notes

Each fixed-rate note will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

How Interest Is Calculated. Unless specified otherwise in the applicable pricing supplement, interest on fixed-rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

How Interest Accrues. Interest on fixed-rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If a Payment Date Is Not a Business Day.”

When Interest Is Paid. Payments of interest on fixed-rate notes will be made on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

Amount of Interest Payable. Interest payments for fixed-rate notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date, maturity date or date of earlier redemption or repayment, as the case may be.

If a Payment Date Is Not a Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest, if any, and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Floating-Rate Notes

Each floating-rate note will mature on the date specified in the applicable pricing supplement and will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the “base rate.” The base rate may be one or more of the following (each as defined herein):

●	the USD SOFR ICE Swap rate,

●	the CMT rate,

●	the commercial paper rate,

●	EURIBOR,

●	the federal funds (effective) rate,

●	the federal funds (open) rate,

●	the prime rate,

●	SOFR;

●	the treasury rate, or

●	any other rate or interest rate formula specified in the applicable pricing supplement and in the floating-rate note.

Formula for Interest Rates. The interest rate on each floating-rate note will be calculated by reference to:

●	the specified base rate based on the index maturity,

●	plus or minus the spread, if any, and/or

●	multiplied by the spread multiplier, if any.

For any floating-rate note, “index maturity” means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable pricing supplement. The “spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the base rate for a floating-rate note. The “spread multiplier” is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating-rate note. The interest rate on any inverse floating-rate note will also be calculated by reference to a fixed rate.

Limitations on Interest Rate. If set forth in the applicable pricing supplement, a floating-rate note may also have either or both of the following limitations on the interest rate:

●	a maximum limitation (or “ceiling” or “cap”) on the rate of interest which may accrue during any interest period, which we refer to as the “maximum interest rate”; and/or

●	a minimum limitation (or “floor”) on the rate of interest that may accrue during any interest period, which we refer to as the “minimum interest rate.”

In no event will the interest on any floating-rate note be less than zero.

In addition, the interest rate on a floating-rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

How Floating Interest Rates Are Reset. For floating-rate notes other than SOFR Rate Notes, the interest rate in effect from the date of issue (or any other date specified in a pricing supplement on which interest begins to accrue) to the first interest reset date for a floating-rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the “initial interest rate.” The interest rate on each floating-rate note may be reset daily, weekly, monthly, quarterly, semiannually or annually, as provided in the applicable pricing supplement. This period is the “interest reset period” and the first day of each interest reset period is the “interest reset date.”

Unless otherwise specified in the applicable pricing supplement, if an interest reset date for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of (i) a EURIBOR note or (ii) a federal funds rate note, if that business day is in the next calendar month, the interest reset date will instead be the immediately preceding business day. If an auction of direct obligations of U.S. Treasury bills falls on a day that is an interest reset date for treasury rate notes, the interest reset date will be the immediately following business day.

The rate of interest that goes into effect on any interest reset date will be determined by the calculation agent by reference to a particular date called an “interest determination date.” Unless otherwise specified in the applicable pricing supplement:

●	For federal funds (open) rate notes, the interest determination date relating to a particular interest reset date will be the same day as the interest reset date.

●	For prime rate notes and federal funds (effective) rate notes, the interest determination date relating to a particular interest reset date will be the first New York business day following the interest reset date.

●	For commercial paper rate notes, the interest determination date relating to a particular interest reset date will be the first New York business day following the interest reset date.

●	For CMT rate notes, the interest determination date relating to a particular interest reset date will be the second U.S. Government Securities Business Day before that interest reset date

●	For USD SOFR ICE Swap Rate notes, the interest determination date relating to a particular interest reset date will be the number of Publication Calendar Days specified in the applicable pricing supplement.

●	For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second TARGET2 Settlement Day before the interest reset date.

●	For SOFR rate notes (including SOFR Index notes), the interest determination date will be as set forth below under “SOFR Rate notes.”

~~●~~	For treasury rate notes, the interest determination date for a particular interest reset date will be the day of the week in which the interest reset date falls on which treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the treasury rate interest determination date pertaining to the interest reset date falling in the next week.

The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date. In the detailed descriptions of the various base rates which follow, the “calculation date” pertaining to an interest determination date means the earlier of (i) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, and (ii) the business day immediately preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

“U.S. Government Securities Business Day” means any day that is not a Saturday, a Sunday or a day on which The Securities Industry and Financial Markets Association’s U.S. holiday schedule recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

How Interest Is Calculated. Interest on floating-rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If a Payment Date Is Not a Business Day.” Unless specified otherwise in the applicable pricing supplement, the calculation agent for any issue of floating-rate notes will be HSBC Bank USA, National Association, an affiliate of HSBC. Upon the request of the holder of any floating-rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating-rate note.

For a floating-rate note, accrued interest will be calculated by multiplying the principal amount of the floating-rate note by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, this accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day: by 360 in the case of commercial paper rate notes, EURIBOR notes, federal funds rate notes and prime rate notes; and by 365 (or the actual number of days in the year) in the case of CMT rate notes and treasury rate notes.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

Notwithstanding the three previous paragraphs, interest on SOFR rate notes will be calculated as described below under “SOFR Rate notes.”

All percentages used in or resulting from any calculation of the rate of interest on a floating-rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% rounded up to 0.00001%), and all U.S. dollar amounts used in or resulting from these calculations on floating-rate notes will be rounded to the nearest cent (with one-half cent rounded upward). All Japanese Yen amounts used in or resulting from these calculations will be rounded downward to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency with 0.005 rounded upward to 0.01.

When Interest Is Paid. We will pay interest on floating-rate notes on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

If a Payment Date Is Not a Business Day. If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating-rate note other than floating-rate notes for which SOFR is a base rate falls on a day that is not a business day, it will be postponed to the following business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating-rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

USD SOFR ICE Swap Rate Notes

USD SOFR ICE Swap rate notes will bear interest at the interest rates specified in the USD SOFR ICE Swap rate notes and in the applicable pricing supplement. That interest rate will be based on the USD SOFR ICE Swap rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The USD-SOFR ICE Swap Rate for any U.S. Government Securities Business Day for the applicable index maturity is the SOFR-linked interest rate swap, as published on the ICE Benchmark Administration Limited (“ICE”) website opposite the heading for that Index Maturity at approximately 11:00 a.m., New York City time, on the applicable Publication Calendar Day. The USD-SOFR ICE Swap Rate for that index maturity measures the fixed rate of interest payable on a hypothetical fixed-for-floating SOFR interest rate swap transaction with a maturity matching the index maturity. In such a hypothetical swap transaction, the fixed rate of interest, payable annually on the basis of the actual number of days in the relevant year over 360, is exchangeable for a floating payment stream of SOFR compounded in arrears for twelve months using standard market conventions.

Temporary non-publication of USD SOFR ICE Swap Rate. Subject to the provisions below, if the USD SOFR ICE Swap Rate is not published by the later of (i) 11:00 a.m., New York City time, on the interest determination date and (ii) the related interest reset date, then the calculation agent shall determine a commercially reasonable alternative for the USD SOFR ICE Swap Rate, taking into account all available information that in good faith it considers relevant including a rate implemented by central counterparties and/or futures exchanges (if any), in each case with trading volumes in derivatives or futures referencing the USD-SOFR ICE Swap Rate that the calculation agent considers sufficient for that rate to be a representative alternative rate.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to USD SOFR ICE Swap Rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-nominated Index will apply to the USD SOFR ICE Swap Rate notes. However, if by 5:00 p.m., New York City time, on the Cut-off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-nominated Index and those designations, nominations or recommendations are not the same, then the Calculation Agent Nominated Replacement Index will apply to the USD SOFR ICE Swap Rate notes.

In the event of a replacement of USD SOFR ICE Swap Rate by either the Alternative Post-nominated Index rate or the Calculation Agent Nominated Replacement Index, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-Nominated Index rate or the Calculation Agent Nominated Replacement Index, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the USD SOFR ICE Swap Rate notes that are necessary to account for the effect on the USD SOFR ICE Swap

Rate notes of referencing the Alternative Post-Nominated Index rate or the Calculation Agent Nominated Replacement Index, as applicable.

Whenever the calculation agent is required to act, make a determination or exercise judgement pursuant to a replacement of USD SOFR ICE Swap Rate by either the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, it shall do so by reference to Relevant Market Data available at, or a reasonable period of time prior to, the time of notification. The calculation agent shall notify HSBC of any determination it makes pursuant to the replacement of USD SOFR ICE Swap Rate by either the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index as soon as reasonably practicable after either of these replacement rates first apply and, in any event, at least two Business Days before the Cut-off Date. However, any failure to provide such a notification shall not give rise to an Event of Default (as defined in the Senior Indenture).

Certain defined terms, as used with respect to the USD SOFR ICE Swap Rate, the CMT rate, the Commercial Paper rate, the Federal Funds (Effective) rate, the Federal Funds (Open) rate, the Prime rate and the Treasury rate:

“Adjustment Spread” means the adjustment, if any, determined by the calculation agent in its sole discretion, which is required in order to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from (i) us to the holders of the floating-rate notes with a base rate that is an Applicable Benchmark or (ii) the holders of the floating-rate notes with a base rate that is an Applicable Benchmark to HSBC, in each case, that would otherwise arise as a result of the replacement made pursuant to the application of the Calculation Agent nominated Replacement Index or the Alternative Post Nominated Index. Any such adjustment may take account of, without limitation, any anticipated transfer of economic value as a result of any difference in the term structure or tenor of the Calculation Agent Nominated Replacement Index or the Alternative Post Nominated Index by comparison to the Applicable Benchmark. The Adjustment Spread may be positive, negative or zero or determined pursuant to a formula or methodology.

“Administrator” means, as applicable, (i) the Board of Governors of the Federal Reserve System for each of the CMT Rate, the Commercial Paper Rate, the Prime Rate and the Treasury Rate, (ii) the New York Federal Reserve for the Federal Funds Rate and (iii) ICE for the USD SOFR ICE Swap Rate.

“Administrator/Benchmark Event” means the delivery of a notice by HSBC to the holders of the floating rate notes with a base rate that is an Applicable Benchmark (which can include posting of such notice through DTC) specifying, and citing Publicly Available Information that reasonably confirms, an event or circumstance which has the effect that HSBC or the calculation agent are not, or will not be, permitted under any applicable law or regulation to use the Applicable Benchmark to perform our or its respective obligations under the terms of such notes.

“Administrator/Benchmark Event Date” means, in respect of an Administrator/Benchmark Event, the date from which the Applicable Benchmark may no longer be used under any applicable law or regulation by HSBC or the calculation agent or, if that date occurs before the issue date, the issue date.

“Alternative Post-Nominated Index” means, in respect of an Applicable Benchmark, any index, benchmark or other price source which is formally designated, nominated or recommended by: (i) any Relevant Nominating Body; or (ii) the Administrator or sponsor of the Applicable Benchmark, provided that such index, benchmark or other price source is substantially the same as the Applicable Benchmark, in each case, to replace the Applicable Benchmark. If a replacement is designated, nominated or recommended under both clauses (i) and (ii) above, then the replacement under clause (i) above shall be the “Alternative Post-nominated Index.”

“Applicable Benchmark” means the USD SOFR ICE Swap Rate, the CMT rate, the Commercial Paper rate, the Federal Funds (Effective) rate, the Federal Funds (Open) rate, the Prime rate or the Treasury rate, as applicable.

“Calculation Agent Nominated Replacement Index” means, in respect of an Applicable Benchmark, the index, benchmark or other price source that the calculation agent determines to be a commercially reasonable alternative for the Applicable Benchmark.

“Cut-off Date” means fifteen Business Days following the Administrator/Benchmark Event Date. However, if more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-nominated Index or a spread or methodology for calculating a spread and one or more of those Relevant Nominating Bodies does so on or after the day that is three Business Days before that date, then the Cut-off Date will instead be the second Business Day following the date that, but for this sentence, would have been the Cut-off Date.

“Index Cessation Effective Date” means, with respect to one or more Index Cessation Events, the first date on which the Applicable Benchmark would ordinarily have been published or provided and is no longer published or provided.

“Index Cessation Event” means, with respect to an Applicable Benchmark, (a) a public statement or publication of information by or on behalf of the Administrator of the Applicable Benchmark announcing that it has ceased or will cease to provide the Applicable Benchmark permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider, as applicable, that will continue to provide the Applicable Benchmark; or (b) a public statement or publication of information by the regulatory supervisor for the Administrator of the Applicable Benchmark, the central bank for the currency of the Applicable Benchmark, an insolvency official with jurisdiction over the Administrator for the Applicable Benchmark, a resolution authority with jurisdiction over the Administrator for the Applicable Benchmark or a court or an entity with similar insolvency or resolution authority over the Administrator for the Applicable Benchmark, which states that the Administrator of the Applicable Benchmark has ceased or will cease to provide the Applicable Benchmark permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the Applicable Benchmark.

A “Publication Calendar Day” is any day on which the Administrator is due to publish the rate for the Applicable Benchmark pursuant to its publication calendar, as updated from time to time.

“Publicly Available Information” means, in respect of an Administrator/Benchmark Event, one or both of the following: (a) information received from or published by (i) the Administrator or sponsor of the Applicable Benchmark or (ii) any national, regional or other supervisory or regulatory authority which is responsible for supervising the Administrator or sponsor of the Applicable Benchmark or regulating the Applicable Benchmark. However, where any information of the type described in (i) or (ii) is not publicly available, it shall only constitute Publicly Available Information if it can be made public without violating any law, regulation, agreement, understanding or other restriction regarding the confidentiality of that information; or (b) information published in a Specified Public Source (regardless of whether the reader or user thereof pays a fee to obtain that information).

“Relevant Market Data” means, in relation to a determination, any relevant information that: (i) has been supplied by one or more third parties (which may include central counterparties, exchanges, dealers in the relevant market, information vendors, brokers or other recognized sources of market information) but not any third party that is an affiliate of the calculation agent or (ii) to the extent that the information is not readily available from such third parties or would not produce a commercially reasonable result, has been obtained from internal sources (which may include an affiliate of the calculation agent, provided that the information is of the same type as that used by the calculation agent in a comparable manner in the ordinary course of its business).

“Relevant Nominating Body” means (i) the Board of Governors of the Federal Reserve System or any central bank or other supervisor which is responsible for supervising either the Applicable Benchmark or the Administrator; or (ii) any working group or committee officially endorsed or convened by: (a) the Board of Governors of the Federal Reserve System; (b) any central bank or other supervisor which is responsible for supervising either the Applicable Benchmark or the Administrator; (c) a group of those central banks or other supervisors; or (d) the Financial Stability Board or any part thereof.

“Specified Public Source” means each of Bloomberg, Refinitiv, Dow Jones Newswires, The Wall Street Journal, The New York Times, the Financial Times and, in each case, any successor publications, the main source(s) of business news in the country in which the Administrator or the sponsor of the Applicable Benchmark is incorporated or organized and any other internationally recognized published or electronically displayed news sources.

CMT Rate Notes

CMT rate notes will bear interest at the interest rates specified in the CMT rate notes and in the applicable pricing supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise set forth in the applicable pricing supplement, the “CMT rate” means the rate as set forth in H.15 (as defined below), opposite the caption “Treasury constant maturities” for the Designated CMT Index Maturity, as that rate is published on the Designated CMT Refinitiv page, for:

●	that interest determination date, if the Designated CMT Refinitiv page (as defined below) is FRBCMT; and

●	the week or the month, as applicable, ended immediately preceding the week or month in which the related interest reset date occurs, if the Designated CMT Refinitiv page is FEDCMT.

The following procedures will be followed if the CMT rate cannot be determined as described above:

●	If the applicable CMT rate is FRBCMT and that rate is not displayed on the relevant Designated CMT Refinitiv page by 4:15 p.m., New York City time, on the related interest determination date, then the CMT rate for the related interest reset date will be a percentage equal to the yield for U.S. Treasury securities at “constant maturity” for the Designated CMT Index Maturity on the related interest reset date as set forth in H.15 under the caption “Treasury constant maturities.”

●	If the applicable CMT rate is FEDCMT and that rate is not displayed on the relevant Designated CMT Refinitiv page by 4:15 p.m., New York City time, on the related interest reset date, then the CMT rate for the related interest reset date will be a percentage equal to the one-week average yield for U.S. Treasury securities at “constant maturity” for the Designated CMT Index Maturity and for the week preceding the related interest reset date as set forth in H.15 opposite the caption “Treasury constant maturities.”

●	If the applicable rate described above is FRBCMT and that rate does not appear in H.15, then the CMT rate for the related interest reset date will be the rate for the Designated CMT Index Maturity as may then be published by either the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15.

●	If the applicable rate described above is FEDCMT and that rate does not appear in H.15, then the CMT rate for the related interest reset date will be the one-week or one-month, as applicable, average yield for U.S. Treasury securities at “constant maturity” for the Designated CMT Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, preceding that interest reset date.

●	If none of the Board of Governors of the Federal Reserve System, the U.S. Department of the Treasury or the Federal Reserve Bank of New York publishes a yield on U.S. Treasury securities at a “constant maturity” for the Designated CMT Index Maturity, as described in the two preceding paragraphs, then the applicable CMT rate on the related interest reset date will be calculated by the calculation agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the related interest determination date, of three leading primary U.S. government securities dealers in New York City.

The calculation agent will select five such securities dealers, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for U.S. Treasury securities with an original maturity equal to the Designated CMT Index Maturity, a remaining term to maturity of no more than one year shorter than that Designated CMT Index Maturity and in a principal amount equal to the Representative Amount.

●	If fewer than five but more than two such prices are provided as requested, the CMT rate for the related interest reset date will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of those quotations will be eliminated.

●	If the calculation agent cannot obtain three U.S. Treasury securities quotations of the kind requested in the prior two paragraphs, the calculation agent will determine the applicable CMT rate to be the yield to maturity based on the arithmetic mean of the secondary market bid prices for U.S. Treasury securities, at approximately 3:30 p.m., New York City time, on the related interest determination date of three leading primary U.S. government securities dealers in New York City. In selecting these bid prices, the calculation agent will request quotations from at least five of those securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest) for U.S. Treasury securities with an original maturity greater than the Designated CMT Index Maturity, a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount.

●	If fewer than five but more than two of the leading primary U.S. government securities dealers provide quotes as described in the prior paragraph, then the applicable CMT rate will be based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of those quotations will be eliminated.

●	If two bid prices with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the U.S. Treasury security with the shorter original term to maturity will be used.

●	If fewer than three leading primary U.S. government securities reference dealers selected by the calculation agent provide quotes as described above, the CMT rate for the relevant interest reset date will be calculated using the Calculation Agent Alternative Rate Determination.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to the CMT Rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-nominated Index will apply to the CMT Rate Notes. However, if by 5:00 p.m., New York City time, on the Cut-off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-nominated Index and those designations, nominations or recommendations are not the same, then the Calculation Agent Nominated Replacement Index will apply to the CMT Rate Notes.

In the event of a replacement of the CMT Rate by either the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the notes that are necessary to account for the effect on the notes of referencing the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable.

“Calculation Agent Alternative Rate Determination” means that the calculation agent, after consulting with us, shall determine a commercially reasonable alternative for the Applicable Benchmark, taking into account all available information that in good faith the calculation agent considers relevant including a rate implemented by central counterparties and/or futures exchanges (if any), in each case with trading volumes in derivatives or futures referencing the Applicable Benchmark that the calculation agent considers sufficient for that rate to be a representative alternative rate.

“Designated CMT Refinitiv page” means the display on Refinitiv, or any successor service (“Refinitiv”), on the page designated in the applicable pricing supplement or any other page as may replace that page on that service for the purpose of displaying Treasury constant maturities as reported in H.15. If no page is specified in the applicable pricing supplement the Designated CMT Refinitiv page will be FEDCMT, for the most recent week.

“H.15” means “Selected Interest Rates (Daily) – H.15”, or any successor publication as published daily by the Board of Governors of the Federal Reserve System at https://www.federalreserve.gov/releases/h15/, or any successor site or publication. We make no representation or warranty as to the accuracy or completeness of the information displayed on that website, and that information is not incorporated by reference herein and should not be considered a part of this prospectus supplement.

“Designated CMT Index Maturity” means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement the Designated CMT Index Maturity will be two years.

Commercial Paper Rate Notes

Commercial paper rate notes will bear interest at the interest rates specified in the commercial paper rate notes and in the applicable pricing supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise set forth in the applicable pricing supplement, the “commercial paper rate” means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15, under the heading “Commercial Paper— Nonfinancial.” The following procedures will be followed if the commercial paper rate cannot be determined as described above:

Temporary Non-Publication of the Commercial Paper Rate. Subject to the provisions below, if the commercial paper rate having such index maturity is not so published by the later of (i) 4:15 p.m., New York City time, on the relevant interest reset date and (ii) the next New York business day, then the rate for that interest determination date will be last provided or published level of the commercial paper rate having such index maturity.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to the commercial paper rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-nominated Index will apply to the commercial paper rate notes. However, if by 5:00 p.m., New York City time, on the Cut-off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-nominated Index and those designations, nominations or recommendations are not the same, then the Calculation Agent Nominated Replacement Index will apply to the commercial paper rate notes.

In the event of a replacement of the Commercial Paper Rate by either the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the notes that are necessary to account for the effect on the notes of referencing the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable.

The “money market yield” will be a yield calculated in accordance with the following formula:

where, “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest payment period for which interest is being calculated.

EURIBOR Notes

EURIBOR notes will bear interest at the interest rates specified in the EURIBOR notes and in the applicable pricing supplement. Those interest rates will be based on the EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise set forth in the applicable pricing supplement, “EURIBOR” means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of establishing, compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Refinitiv on page EURIBOR01 or any successor page on that service, which is commonly referred to as “Refinitiv page EURIBOR01,” as of 11:00

a.m., Brussels time. The following procedures will be followed if the rate cannot be determined as described above:

●	If the above rate does not appear on Refinitiv page EURIBOR01 as of 11:00 a.m., Brussels time, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of US$1 million in euro that is representative of a single transaction in euro, in that market at that time. If two or more quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

●	If fewer than two quotations are provided as described above, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of US$1 million in euro that is representative of a single transaction in euro, in that market at that time.

No Index Cessation Effective Date with respect to EURIBOR. If fewer than three banks so selected by the calculation agent are quoting as set forth above and, by 11:00 a.m., Brussels time (or the amended publication time for EURIBOR, if any, as specified by the EURIBOR benchmark administrator in the EURIBOR benchmark methodology), on the applicable interest reset date, EURIBOR for a period of the index maturity in respect of the related interest determination date has not been published on the Refinitiv page EURIBOR01 and an Index Cessation Effective Date has not occurred, then the rate for that interest reset date will be EURIBOR for a period of the index maturity in respect of the related index determination date, as provided by the administrator of EURIBOR and published by an authorized distributor or by the administrator of EURIBOR itself. If by 3:00 p.m., Brussels time (or four hours after the amended publication time for EURIBOR), on that interest reset date, neither the administrator of EURIBOR nor an authorized distributor has provided or published EURIBOR for a period of the index maturity in respect of such interest determination date and an Index Cessation Effective Date has not occurred, then, unless otherwise agreed by the parties, the rate for that interest reset date will be:

(A) a rate formally recommended for use by the administrator of EURIBOR; or

(B) a rate formally recommended for use by the supervisor which is responsible for supervising EURIBOR or the administrator of EURIBOR,

in each case, during the period of non-publication of EURIBOR and for so long as an Index Cessation Effective Date has not occurred. If a rate described in sub-paragraph (A) is available, that rate shall apply. If no such rate is available but a rate described in subparagraph (B) is available, that rate shall apply. If neither a rate described in sub-paragraph (A) nor a rate described in sub-paragraph (B) is available, then the calculation agent shall determine a commercially reasonable alternative for EURIBOR, taking into account any rate implemented by central counterparties and/or futures exchanges, in each case with trading volumes in derivatives or futures referencing EURIBOR that the calculation agent considers sufficient for that rate to be a representative alternative rate.

Index Cessation Effective Date with respect to EURIBOR. Upon the occurrence of an Index Cessation Event, the rate for an interest reset date occurring two or more TARGET Settlement Days after the Index Cessation Effective Date will be determined as if references to EUR-EURIBOR-Reuters were references to Fallback Rate (EuroSTR) for the “Original IBOR Rate Record Day” (as that term is used on the Fallback Rate (EuroSTR) Screen) that corresponds to the related interest determination date, as most recently provided or published as at 11:30 a.m., Frankfurt time on the related Fallback Observation Day. If neither Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time) provides, nor authorized distributors publish, Fallback Rate (EuroSTR) for that Original IBOR Rate Record Day at, or prior to, 11:30 a.m., Frankfurt time on the related Fallback Observation Day and a Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR) has not occurred, then the rate for the interest reset date will be Fallback Rate (EuroSTR) as most recently provided or published at that time for the most recent Original IBOR Rate Record Day, notwithstanding that such day does not correspond to the related interest determination date.

Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR). Upon the occurrence of a Fallback Index Cessation Event with respect to Fallback Rate (EuroSTR), the rate for an interest reset date which relates to an interest period (or any compounding period included in that interest period) in respect of which the Fallback Observation Day occurs on or after the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR) will be the Euro Short-Term Rate (“EuroSTR”) administered by the European Central Bank (or any successor administrator), to which the calculation agent shall apply the most recently published spread, as at the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR), referred to in the definition of “Fallback Rate (EuroSTR)” after making such adjustments to EuroSTR as are necessary to account for any difference in term structure or tenor of EuroSTR by comparison to Fallback Rate (EuroSTR) and by reference to the Bloomberg IBOR Fallback Rate Adjustments Rule Book.

No Fallback Index Cessation Effective Date with respect to EuroSTR. If neither the administrator nor authorized distributors provide or publish EuroSTR and a Fallback Index Cessation Effective Date with respect to EuroSTR has not occurred, then, in respect of any day for which EuroSTR is required, references to EuroSTR will be deemed to be references to the last provided or published EuroSTR.

Fallback Index Cessation Effective Date with respect to EuroSTR. If a Fallback Index Cessation Effective Date occurs with respect to each of Fallback Rate (EuroSTR) and EuroSTR, then the rate for an interest reset date which relates to an interest period (or any compounding period included in that interest period) in respect of which the Fallback Observation Day occurs on or after the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR) (or, if later, the Fallback Index Cessation Effective Date with respect to EuroSTR) will be the ECB

Recommended Rate, to which the calculation agent shall apply the most recently published spread, as at the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR), referred to in the definition of “Fallback Rate (EuroSTR)” after making such adjustments to the ECB Recommended Rate as are necessary to account for any difference in term structure or tenor of the ECB Recommended Rate by comparison to Fallback Rate (EuroSTR) and by reference to the Bloomberg IBOR Fallback Rate Adjustments Rule Book.

No Fallback Index Cessation Effective Date with respect to ECB Recommended Rate. If there is an ECB Recommended Rate before the end of the first TARGET Settlement Day following the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR) (or, if later, the end of the first TARGET Settlement Day following the Fallback Index Cessation Effective Date with respect to EuroSTR) but neither the administrator nor authorized distributors provide or publish the ECB Recommended Rate and a Fallback Index Cessation Effective Date with respect to it has not occurred, then, in respect of any day for which the ECB Recommended Rate is required, references to the ECB Recommended Rate will be deemed to be references to the last provided or published ECB Recommended Rate.

No ECB Recommended Rate or Fallback Index Cessation Effective Date with respect to ECB Recommended Rate. If:

(A) no ECB Recommended Rate is recommended before the end of the first TARGET Settlement Day following the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR) (or, if later, the end of the first TARGET Settlement Day following the Fallback Index Cessation Effective Date with respect to EuroSTR); or

(B) a Fallback Index Cessation Effective Date with respect to the ECB Recommended Rate subsequently occurs,

then the rate for an interest reset date which relates to an interest period (or any compounding period included in that interest period) in respect of which the Fallback Observation Day occurs on or after the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR) (or, if later, the Fallback Index Cessation Effective Date with respect to EuroSTR) or the Fallback Index Cessation Effective Date with respect to the ECB Recommended Rate (as applicable) will be Modified EDFR, to which the calculation agent shall apply the most recently published spread, as at the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR), referred to in the definition of “Fallback Rate (EuroSTR)” after making such adjustments to Modified EDFR as are necessary to account for any difference in term structure or tenor of Modified EDFR by comparison to Fallback Rate (EuroSTR) and by reference to the Bloomberg IBOR Fallback Rate Adjustments Rule Book.

No Fallback Index Cessation Effective Date with respect to Modified EDFR. If neither the administrator nor authorized distributors provide or publish Modified EDFR (or the index, benchmark or other price source that is referred to in the definition of Modified EDFR) and a Fallback Index Cessation Effective Date with respect to that rate has not occurred, then, in respect of any day for which that rate is required, references to that rate will be deemed to be references to the last provided or published Modified EDFR (or the last provided or published index, benchmark or other price source that is referred to in the definition of Modified EDFR).

“Index Cessation Event” with respect to EURIBOR means:

(i) a public statement or publication of information by or on behalf of the administrator of EURIBOR announcing that it has ceased or will cease to provide EURIBOR permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide EURIBOR; or

(ii) a public statement or publication of information by the regulatory supervisor for the administrator of EURIBOR, the central bank for Euro, an insolvency official with jurisdiction over the administrator for EURIBOR, a resolution authority with jurisdiction over the administrator for EURIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for EURIBOR, which states that the administrator of EURIBOR has ceased or will cease to provide EURIBOR permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide EURIBOR.

“Index Cessation Effective Date” means, in respect of EURIBOR and one or more Index Cessation Events, the first date on which EURIBOR is no longer provided. If EURIBOR ceases to be provided on the relevant interest determination date but it was provided at the time at which it is to be observed pursuant to the provisions of “—Index Cessation Effective Date with respect to EURIBOR” above, then the Index Cessation Effective Date will be the next day on which the rate would ordinarily have been published.

“Fallback Index Cessation Event” means, in respect of Fallback Rate (EuroSTR):

(i) a public statement or publication of information by or on behalf of the administrator or provider of Fallback Rate (EuroSTR) announcing that it has ceased or will cease to provide Fallback Rate (EuroSTR) permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide Fallback Rate (EuroSTR); or

(ii) if the Applicable Fallback Rate is:

(A) for Fallback Rate (EuroSTR), a public statement or publication of information by the regulatory supervisor for the administrator of the Underlying Rate, the central bank for the currency of the Underlying Rate, an insolvency official with jurisdiction over the administrator for the Underlying Rate, a resolution authority with jurisdiction over the administrator for the Underlying Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Underlying Rate, which states that the administrator of the Underlying Rate has ceased or will cease to provide the Underlying Rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide the Underlying Rate; or

(B) EuroSTR, the ECB Recommended Rate or Modified EDFR (each, an “Applicable Fallback Rate”), a public statement or publication of information by the regulatory supervisor for the administrator or provider of the Applicable Fallback Rate, the central bank for the currency of the Applicable Fallback Rate, an insolvency official with jurisdiction over the administrator or provider for the Applicable Fallback Rate, a resolution authority with jurisdiction over the administrator or provider for the Applicable Fallback Rate or a court or an entity with similar insolvency or resolution authority over the administrator or provider for the Applicable Fallback Rate, which states that the administrator or provider of the Applicable Fallback Rate has ceased or will cease to provide the Applicable Fallback Rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the Applicable Fallback Rate.

If the Applicable Fallback Rate is Modified EDFR, references to the administrator or provider of such rate in this definition of “Fallback Index Cessation Event” shall be deemed to be references to the administrator or provider of the index, benchmark or other price source that is referred to in the definition of Modified EDFR.

“Fallback Index Cessation Effective Date” means, in respect of a Fallback Index Cessation Event, the first date on which the Applicable Fallback Rate is no longer provided. If the Applicable Fallback Rate ceases to be provided on the same day that it is required to determine the rate for an interest reset date pursuant to the terms of the relevant “—Fallback Index Cessation Event” provisions above but it was provided at the time at which it is to be observed pursuant to the terms of the such relevant provision (or, if no such time is specified in such relevant provision, at the time at which it is ordinarily published), then the Fallback Index Cessation Effective Date will be the next day on which the rate would ordinarily have been published. If the Applicable Fallback Rate is Modified EDFR, references to the Applicable Fallback Rate in this definition of “Fallback Index Cessation Effective Date” shall be deemed to be references to the index, benchmark or other price source that is referred to in the definition of Modified EDFR.

“Fallback Rate (EuroSTR)” means the term adjusted EuroSTR plus the spread relating to EURIBOR, in each case, for a period of the index maturity provided by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time), as the provider of term adjusted EuroSTR and the spread, on the Fallback Rate (EuroSTR) Screen (or by other means) or provided to, and published by, authorized distributors.

“Fallback Rate (EuroSTR) Screen” means the Bloomberg Screen corresponding to the Bloomberg ticker for the fallback for EURIBOR for a period of the index maturity accessed via the Bloomberg Screen <FBAK> <GO> Page (or, if applicable, accessed via the Bloomberg Screen <HP> <GO>) or any other published source designated by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time).

“ECB Recommended Rate” means the rate (inclusive of any spreads or adjustments) recommended as the replacement for EuroSTR by the European Central Bank (or any successor administrator of EuroSTR) and/or by a committee officially endorsed or convened by the European Central Bank (or any successor administrator of EuroSTR) for the purpose of recommending a replacement for EuroSTR (which rate may be produced by the European Central Bank or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor.

“Modified EDFR” means a rate equal to the Eurosystem Deposit Facility Rate plus the EDFR Spread.

“Eurosystem Deposit Facility Rate” means the rate on the deposit facility, which banks may use to make overnight deposits with the Eurosystem and which is published on the ECB’s Website.

“EDFR Spread” means:

(A) if no ECB Recommended Rate is recommended before the end of the first TARGET Settlement Day following the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR) (or, if later, before the end of the first TARGET Settlement Day following the Fallback Index Cessation Effective Date with respect to EuroSTR), the arithmetic mean of the daily difference between EuroSTR and the Eurosystem Deposit Facility Rate over an observation period of 30 TARGET Settlement Days starting 30 TARGET Settlement Days prior to the day on which the Fallback Index Cessation Event with respect to Fallback Rate (EuroSTR) occurs (or, if later, 30 TARGET Settlement Days prior to the day on which the first Fallback Index Cessation Event with respect to EuroSTR occurs) and ending on the TARGET Settlement Day immediately preceding the day on which the Fallback Index Cessation Event with respect to Fallback Rate (EuroSTR) occurs (or, if later, the TARGET Settlement Day immediately preceding the day on which the first Fallback Index Cessation Event with respect to EuroSTR occurs); or

(B) if a Fallback Index Cessation Event with respect to the ECB Recommended Rate occurs, the arithmetic mean of the daily difference between the ECB Recommended Rate and the Eurosystem Deposit Facility Rate over an observation period of 30 TARGET Settlement Days starting 30 TARGET Settlement Days prior to the day on which the Fallback Index Cessation Event with respect to the ECB Recommended Rate occurs and ending on the TARGET Settlement Day immediately preceding the day on which that Fallback Index Cessation Event occurs.

“Underlying Rate” means, for Fallback Rate (EuroSTR), EuroSTR.

“Fallback Observation Day” means, in respect of an interest reset date and the interest period (or any compounding period included in that interest period) to which that interest reset date relates, unless otherwise agreed, the day that is two Business Days preceding the related interest payment date.

“Bloomberg IBOR Fallback Rate Adjustments Rule Book” means the IBOR Fallback Rate Adjustments Rule Book published by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time) as updated from time to time in accordance with its terms.

“Euro-zone” means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Federal Funds (Effective) Rate Notes

Federal funds (effective) rate notes will bear interest at the interest rates specified in the federal funds (effective) rate notes and in the applicable pricing supplement. Those interest rates will be based on the federal funds (effective) rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise set forth in the applicable pricing supplement, the “federal funds (effective) rate” means, for any interest determination date, the rate on that date for federal funds as published in H.15 opposite the heading “Federal funds (effective)” as displayed on Refinitiv on page FEDFUNDS1 or any successor page on that service, which is commonly referred to as “Refinitiv Page FEDFUNDS1,” under the caption “EFFECT.” The following procedures will be followed if the federal funds (effective) rate cannot be determined as described above:

Temporary Non-Publication of the Federal Funds (Effective) Rate. Subject to the provisions below, if the federal funds (effective) rate is not so published by the later of (i) 4:15 p.m., New York City time, on the relevant interest reset date and (ii) the next New York business day, then the rate for that interest determination date will be last provided or published level of the federal funds (effective) rate.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to the federal funds (effective) rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-nominated Index will apply to the federal funds (effective) rate notes. However, if by 5:00 p.m., New York City time, on the Cut-off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-nominated Index and those designations, nominations or recommendations are not the same, then the Calculation Agent Nominated Replacement Index will apply to the federal funds (effective) rate notes.

In the event of a replacement of the federal funds (effective) rate by either the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the notes that are necessary to account for the effect on the notes of referencing the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable.

Federal Funds (Open) Rate Notes

Federal funds (open) rate notes will bear interest at the interest rates specified in the federal funds (open) rate notes and in the applicable pricing supplement. Those interest rates will be based on the federal funds (open) rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise set forth in the applicable pricing supplement, the “federal funds (open) rate” means, for any interest determination date, the rate on that date for federal funds opposite the caption “Open,” as displayed Refinitiv on page 5 or any successor page on that service, which is commonly referred to as “Refinitiv Page 5.” The following procedures will be followed if the federal funds (open) rate cannot be determined as described above:

Temporary Non-Publication of the Federal Funds (open) Rate. Subject to the provisions below, if the federal funds (open) rate is not so published by the later of (i) 4:15 p.m., New York City time, on the relevant interest reset date and (ii) the next New York business day, then the rate for that interest determination date will be last provided or published level of the federal funds (open) rate.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to the federal funds (open) rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-nominated Index will apply to the federal funds (open) rate notes. However, if by 5:00 p.m., New York City time, on the Cut-off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-nominated Index and those designations, nominations or recommendations are not the same, then the Calculation Agent Nominated Replacement Index will apply to the federal funds (open) rate notes.

In the event of a replacement of the federal funds (open) rate by either the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the notes that are necessary to account for the effect on the notes of referencing the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable.

Prime Rate Notes

Prime rate notes will bear interest at the interest rates specified in the prime rate notes and in the applicable pricing supplement. Those interest rates will be based on the prime rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise set forth in the applicable pricing supplement, the “prime rate” means, for any interest determination date, the rate on that date as published in H.15 opposite the heading “Bank prime loan.” The following procedures will be followed if the prime rate cannot be determined as described above:

Temporary Non-Publication of the Prime Rate. Subject to the provisions below, if the prime rate is not so published by the later of (i) 4:15 p.m., New York City time, on the relevant interest reset date and (ii) the next New York business day, then the rate for that interest determination date will be last provided or published level of the prime rate.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to the prime rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-nominated Index will apply to the prime rate notes. However, if by 5:00 p.m., New York City time, on the Cut-off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-nominated Index and those designations, nominations or recommendations are not the same, then the Calculation Agent Nominated Replacement Index will apply to the prime rate notes.

In the event of a replacement of the prime rate by either the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the notes that are necessary to account for the effect on the notes of referencing the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable.

“Refinitiv page USPRIME1” means the display designated as page “USPRIME1” on Refinitiv, or any successor page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

SOFR Rate Notes

The Secured Overnight Financing Rate. SOFR is published by the SOFR Administrator and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The SOFR Administrator reports that SOFR includes all trades in the Broad General Collateral Rate and bilateral U.S. Treasury repurchase agreement (repo) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust Company (“DTC”), and SOFR is filtered by the SOFR Administrator to remove some (but not all) of the foregoing transactions considered to be “specials.” According to the SOFR Administrator, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The SOFR Administrator reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. The SOFR Administrator also notes that it obtains information from DTCC Solutions LLC, an affiliate of DTC.

If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the SOFR Administrator would use information collected through a daily survey conducted by its Trading Desk of primary dealers’ repo borrowing activity.

The SOFR Administrator notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the

SOFR Administrator may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Each U.S. Government Securities Business Day, the SOFR Administrator publishes SOFR on its website at approximately 8:00 a.m., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 p.m., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the SOFR Administrator’s publication would indicate the revision. This revision threshold will be reviewed periodically by the SOFR Administrator and may be changed based on market conditions.

Because SOFR is published by the SOFR Administrator based on data received from other sources, we have no control over its determination, calculation or publication.

The information contained in this “The Secured Overnight Financing Rate” section is based upon the SOFR Administrator’s website and other U.S. government sources.

SOFR rate notes will bear interest at a base rate equal to SOFR (as defined below) as adjusted by the spread or spread multiplier, if any, and subject to a minimum interest rate and maximum interest rate, if any, specified in the SOFR rate notes and in the applicable pricing supplement.

SOFR rate notes will be either SOFR Index notes with observation period shift, compounded SOFR rate notes with lookback, compounded SOFR rate notes with observation period shift, compounded SOFR rate notes with payment delay, lookback average SOFR notes or shifted average SOFR notes, each as indicated in the applicable pricing supplement and as described below.

The interest rate applicable for an interest period will be determined on the applicable interest determination date, except that the interest rate for compounded SOFR rate notes with payment delay will be determined on the applicable interest accrual period end date, with the interest rate for the final interest accrual period being determined on the rate cut-off date.

The amount of interest accrued and payable on the SOFR rate notes for each interest period will be calculated by the calculation agent and will be equal to the product of (i) the outstanding principal amount of the SOFR rate notes multiplied by (ii) the product of (a) the base rate plus the applicable spread or spread multiplier for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360. For compounded SOFR rate notes with payment delay, this calculation will be made in respect of each interest accrual period, rather than each interest period. In each case, the amount of interest will be subject to a minimum interest rate and maximum interest rate, if any, specified in the SOFR rate notes and in the applicable pricing supplement.

The day count convention for all SOFR Index notes and compounded SOFR rate notes is Actual/360.

The interest determination date for SOFR Index notes with observation period shift, compounded SOFR rate notes with lookback, compounded SOFR rate notes with observation period shift, lookback average SOFR notes or shifted average SOFR notes means the day that is the number of U.S. Government Securities Business Days prior to the interest payment date in respect of the relevant interest period, as specified in the applicable pricing supplement. The interest payment determination date for compounded SOFR rate notes with payment delay is the interest accrual period end date at the end of each interest accrual period; provided that the interest determination date with respect to the final interest accrual period will be the rate cut-off date.

For SOFR Index notes with observation period shift, compounded SOFR rate notes with lookback, compounded SOFR rate notes with observation period shift, lookback average SOFR notes or shifted average SOFR notes, if any scheduled interest payment date, other than the maturity date or redemption date, if applicable, falls on a day that is not a business day, such date will be postponed to the following business day, except that, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled final interest payment date (i.e., the maturity date or any redemption date) falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but the final interest payment date will not be postponed and interest on that payment will not accrue during the period from and after the scheduled final interest payment date. For compounded SOFR rate notes with payment delay, if any scheduled interest accrual period end date falls on a day that is not a business day, such date will be postponed to the following business day, except that, if that business day would fall in the next calendar month, the interest accrual period end date will be the immediately preceding business day.

SOFR Index Notes with Observation Period Shift

“SOFR Index,” with respect to any U.S. Government Securities Business Day, means:

(1)	the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then:

(i)	if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below under “—Effect of a Benchmark Transition Event”) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions below; or

(ii)	if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “—Effect of a Benchmark Transition Event” provisions below.

where:

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“Compounded SOFR,” with respect to any interest period, means the rate computed in accordance with the following formula:

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days, or such other number of U.S. Government Securities Business Days as specified in the applicable pricing supplement, preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two, or such other number of U.S. Government Securities Business Days as specified in the applicable pricing supplement, U.S. Government Securities Business Days preceding the interest payment date relating to such interest period; and

“dc” is the number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd.

“SOFR Index Unavailable” means, if a SOFR IndexStart or SOFR IndexEnd is not published on the associated SOFR Coupon Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below under “—Effect of a Benchmark Transition Event for Compounded SOFR Rate Notes”) have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i”

shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate); and

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source.

Compounded SOFR Rate Notes with Lookback

“Compounded SOFR with Lookback,” with respect to any interest period, means the rate of return of a daily compound interest investment computed in accordance with the following formula:

where:

“d0”, for any interest period, means the number of U.S. Government Securities Business Days in the relevant interest period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant interest period;

“SOFRi-yUSBD”, for any U.S. Government Securities Business Day “i” in the relevant interest period, is equal to SOFR in respect of the U.S. Government Securities Business Day that is “y” (the Lookback Number of U.S. Government Securities Business Days) prior to that day “i”;

“ni”, for any U.S. Government Securities Business Day “i” in the relevant interest period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”); and

“d” means the number of calendar days in the relevant interest period.

“SOFR,” with respect to any U.S. Government Securities Business Day, means:

(3)	the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(4)	if the rate specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date (as each such term is defined below under “—Effect of a Benchmark Transition Event”) have occurred, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website; or

(5)	If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Benchmark Replacement, subject to the provisions described, and as defined, below under “—Effect of a Benchmark Transition Event.”

where:

“Lookback Number of U.S. Government Securities Business Days” has the meaning specified in the applicable pricing supplement and represented in the formula above as “y”.

Compounded SOFR Rate Notes with Observation Period Shift

“Compounded SOFR with Observation Period Shift,” with respect to any interest period, means the rate of return of a daily compound interest investment computed in accordance with the following formula:

where:

“d0”, for any observation period, means the number of U.S. Government Securities Business Days in the relevant observation period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant observation period;

“SOFRi”, for any U.S. Government Securities Business Day “i” in the relevant observation period, is equal to SOFR (as defined above under “— Compounded SOFR Rate Notes with Lookback”) in respect of that day “i”;

“ni”, for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”); and

“d” means the number of calendar days in the relevant observation period.

“Observation Period” means, in respect of each interest period, the period from, and including, the date that is the number of U.S. Government Securities Business Days specified in the applicable pricing supplement preceding the first date in such interest period to, but excluding, the date that is the same number of U.S. Government Securities Business Days so specified and preceding the interest payment date for such interest period.

Compounded SOFR Rate Notes with Payment Delay

“Compounded SOFR with Payment Delay” with respect to any interest accrual period means the rate of return of a daily compound interest investment computed in accordance with the following formula:

where:

“d0”, for any interest accrual period, means the number of U.S. Government Securities Business Days in the relevant interest accrual period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant interest accrual period;

“SOFRi”, for any U.S. Government Securities Business Day “i” in the relevant interest accrual period, is equal to SOFR (as defined above under “— Compound SOFR Rate Notes with Lookback”) in respect of that day “i”;

“ni”, for any U.S. Government Securities Business Day “i” in the relevant interest accrual period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”); and

“d” means the number of calendar days in the relevant interest accrual period.

“Interest Accrual Period” means each quarterly period, or such other period as specified in the applicable pricing supplement, from, and including, an interest accrual period end date (or, in the case of the first interest accrual period, the issue date) to, but excluding, the next interest accrual period end date (or, in the case of the final interest accrual period, the maturity date or, if we elect to redeem the Compounded SOFR Rate Notes with Payment Delay on any earlier redemption date, the redemption date).

“Interest Accrual Period End Dates” means the dates specified in the applicable pricing supplement, ending on the maturity date or, if we elect to redeem the Compounded SOFR Rate Notes with Payment Delay on any earlier redemption date, the redemption date.

“Interest Payment Date” means the second Business Day, or such other Business Day as specified in the applicable pricing supplement, following each interest accrual period end date; provided that the interest payment date with respect to the final interest accrual period will be the maturity date or, if we elect to redeem the Compounded SOFR Rate Notes with Payment Delay on any earlier redemption date, the redemption date.

“Interest Payment Determination Date” means the interest accrual period end date at the end of each interest accrual period; provided that the Interest Payment Determination Date with respect to the final interest accrual period will be the rate cut-off date.

“Rate Cut-Off Date” means the second U.S. Government Securities Business Day, or such other U.S. Government Securities Business Day as specified in the applicable pricing supplement, prior to the maturity date or redemption date, as applicable. For purposes of calculating Compounded SOFR with respect to the final coupon accrual period, the level of SOFR for each U.S. Government Securities Business Day in the period from and including the rate cut-off date to but excluding the maturity date or any earlier redemption date, as applicable, shall be the level of SOFR in respect of such rate cut-off date.

Lookback Average SOFR Rate Notes

”Average SOFR with Lookback” will be calculated by the calculation agent on each interest determination date as follows:

“d0”, for any interest period, means the number of U.S. Government Securities Business Days in the relevant interest period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant interest period;

“SOFRi-yUSBD”, for any U.S. Government Securities Business Day “i” in the relevant Interest Period, is equal to SOFR (as defined above under “— Compounded SOFR Rate Notes with Lookback”) in respect of the U.S. Government Securities Business Day that is the Look Back Number of U.S. Government Securities Business Days prior to that day “i”;

“ni”, for any U.S. Government Securities Business Day “i”, means the number of calendar days from, and including, such U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day; and

“d” means the number of calendar days in the relevant interest period.

Shifted Average SOFR Rate Notes

”Average SOFR with Observation Period Shift” will be calculated by the calculation agent on each interest determination date as follows:

“d0”, for any Observation Period (as defined above under “—Compounded SOFR Rate Notes with Observation Period Shift”), means the number of U.S. Government Securities Business Days in the relevant Observation Period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

“SOFRi”, for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is equal to SOFR (as defined above under “—Compounded SOFR Rate Notes with Lookback”) in respect of that day “i”;

“ni”, for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day (“i+1”); and

“d” means the number of calendar days in the relevant Observation Period.

Effect of a Benchmark Transition Event

If the Issuer, the calculation agent or any other calculation agent designated in the applicable pricing supplement, which may be an affiliate of the Issuer (the calculation agent or such other calculation agent, a “Designee”), determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the SOFR rate notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Issuer or its Designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Issuer or its Designee pursuant to this section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in the Issuer or the Designee’s sole discretion, as applicable; and

(3)	notwithstanding anything to the contrary in the documentation relating to the SOFR rate notes, shall become effective without consent from the holders of the SOFR rate notes or any other party.

“Benchmark” means, initially, the base rate (Compounded SOFR), as such term is defined above; provided that if the Issuer or its Designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the base rate (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer or its Designee as of the Benchmark Replacement Date.

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)	the sum of: (a) the alternate rate of interest that has been selected by the Issuer or its Designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer or its Designee as of the Benchmark Replacement Date:

(1)	adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or its Designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Issuer or its Designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or its Designee decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer or its Designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or its Designee determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Issuer or its Designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Treasury Rate Notes

Treasury rate notes will bear interest at the interest rates specified in the treasury rate notes and in the applicable pricing supplement. Those interest rates will be based on the treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise set forth in the applicable pricing supplement, the “Treasury rate” means:

●	the rate from the auction held on the applicable interest determination date, which we refer to as the “auction”, of direct obligations of the United States, which are commonly referred to as “Treasury Bills,” having the index maturity specified in the applicable pricing supplement as that rate appears under the caption “INVEST RATE” on the display on Refinitiv on page USAUCTION10 or any successor page on that service, which we refer to as “Refinitiv page USAUCTION10,” or page USAUCTION11 or any successor page on that service, which we refer to as “Refinitiv page USAUCTION11”; or

●	if the rate described in the prior paragraph is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the U.S. Department of the Treasury; or

●	if the rate referred to in the prior paragraph is not announced by the U.S. Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15 under the caption “U.S. government securities/ Treasury bills/ secondary market”; or

●	if the rate referred to in the prior paragraph is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the agents and their affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to the Treasury rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-nominated Index will apply to the Treasury rate notes. However, if by 5:00 p.m., New York City time, on the Cut-off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-nominated Index and those designations, nominations or recommendations are not the same, then the Calculation Agent Nominated Replacement Index will apply to the Treasury rate notes.

In the event of a replacement of the Treasury rate by either the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the notes that are necessary to account for the effect on the notes of referencing the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable.

The “bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

where, “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as applicable, and “M” refers to the actual number of days in the interest payment period for which interest is being calculated.

Currency-Linked Notes

We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to the value of one or more currencies as compared to the value of one or more other currencies, which we refer to as “currency-linked notes.” The applicable pricing supplement will specify the following:

●	information as to the one or more currencies to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is linked or indexed;

●	the currency in which the face amount of the currency-linked note is denominated, which we refer to as the “denominated currency”;

●	the currency in which principal on the currency-linked note will be paid, which we refer to as the “payment currency”;

●	the interest rate per annum and the dates on which we will make interest payments;

●	specific historic exchange rate information and any currency risks relating to the specific currencies selected; and

●	additional tax considerations, if any.

The denominated currency and the payment currency may be the same currency or different currencies. Interest on currency-linked notes will be paid in the denominated currency.

Notes Linked to Commodities, Interest Rates, Consumer Prices, Single Securities, Baskets of Securities, Indices and other Quantitative Measures

We may issue notes for which the principal amount payable on the maturity date and/or the amount of interest payable on any interest payment date is determined by reference to one or more commodities, interest rates, consumer prices, single debt or equity securities, baskets of debt or equity securities or an index or indices of such securities, quantitative measures associated with an occurrence or non-occurrence of a particular event, extent of an occurrence or non-occurrence of a particular event, or contingency associated with a commercial, financial or economic consequence, or economic or financial indices or measures of economic or financial value or risk. These notes may include additional terms which will be specified in the applicable pricing supplement.

Reopened Issues

Under certain limited circumstances, and at our sole discretion, we may “reopen” certain issuances of notes. These further issuances, if any, will be consolidated to form a single series with the notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding notes of this series, plus the aggregate principal amount of any notes bearing the same CUSIP number that are issued pursuant to (i) any 30-day option we grant to the agents, and (ii) any future issuances of notes bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of such offering.

If appropriate, we will treat any additional offerings of notes as part of the same issue as the notes for U.S. federal income tax purposes. If an additional offering of notes is treated as part of the same issuance of notes for purposes of the regulations governing original issue discount on debt instruments, we will treat the additional offerings of notes as having the same issue date, the same issue price and, with respect to holders, the same adjusted issue price as the notes. Consequently, the “issue price” of any additional offering of notes for U.S. federal income tax purposes will be the first price at which a substantial amount of the notes were sold to the public (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). If we treat any additional offerings of notes as part of the same issuance as the notes for U.S. federal income tax purposes, we will disclose the treatment of any relevant accrued interest that is not otherwise described under “U.S. Federal Income Tax Considerations” herein.

Redemptions and Repurchases of Notes

Optional Redemption. The applicable pricing supplement will indicate the terms of our option to redeem the notes, if any. We will mail a notice of redemption to each holder or, in the case of global notes, to the Depositary, as holder of the global notes, by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable pricing supplement, to the address of each holder as that address appears in the books maintained by the paying agent. Unless specified in the applicable pricing supplement, the notes will not be subject to any sinking fund.

Repayment at Option of Holder. If applicable, the pricing supplement relating to each note will indicate that the holder has the option to have us repay the note on a date or dates specified prior to its maturity date. The repayment price will be determined as set forth in the applicable pricing supplement. For notes issued with original issue discount, the pricing supplement will specify the amount payable upon repayment.

Unless otherwise provided in the applicable pricing supplement, for us to repay a note, the paying agent must receive the following at least 15 days but not more than 30 days prior to the repayment date:

●	the note with the form entitled “Option to Elect Repayment” on the reverse of the note duly completed; or

●	a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised and a guarantee that the note to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the note, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that note and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a note will be irrevocable. Unless otherwise provided in the applicable pricing supplement, the holder may exercise the repayment option for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be an authorized denomination.

Special Requirements for Optional Repayment of Global Notes. If a note is represented by a global note, the Depositary or the Depositary’s nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary’s nominee will timely exercise a right to repayment of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the Depositary.

Open Market Purchases. We may purchase notes at any price in the open market or otherwise. Notes so purchased by us may, at our discretion, be held or resold or surrendered to the relevant trustee for cancellation.

Replacement of Notes

Upon payment by the holder of expenses that we or the trustee may incur, we may, in our discretion replace any notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated notes must be surrendered to the trustee or the paying agent or satisfactory evidence of the destruction, loss or theft of the notes must be delivered to us, the paying agent and the trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent and the trustee may be required before a replacement note will be issued.

Calculation Agent and Calculations

The calculation agent will make all determinations regarding the value of the notes at maturity, the amount payable in respect of your notes, including any interest payment, antidilution adjustments, market disruption events, business days, the default amount and any other calculations or determinations to be made by the calculation agent, as specified herein, in the applicable pricing supplement or in the prospectus. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on the beneficial owners of the Notes, absent manifest error and provided the calculation agent shall be required to act in good faith in making any determination. If the calculation agent uses its discretion to make a determination, the calculation agent will notify the indenture trustee, who will provide notice to the registered holders of the Notes. We may appoint a different calculation agent from time to time.

Use of Proceeds and Hedging

The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the notes through one or more of our subsidiaries. The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

On or prior to the pricing date, we, through our affiliates or others, expect to hedge our anticipated exposure in connection with the notes by taking positions in the instrument or instruments comprising the Reference Asset, in option or futures contracts relating to such instrument or instruments listed on major securities or futures markets, in other types of derivative instruments relating to such instrument or instruments, or in any other available securities, commodities or instruments that we may wish to use in connection with such hedging. Such purchase activity could affect the initial level of the Reference Asset, and, accordingly, the level at which the Reference Asset must close to surpass the initial level. In addition, through our affiliates, we are likely to modify our hedge position throughout the life of the notes, by purchasing and selling the instrument or instruments comprising the Reference Asset, options or futures contracts relating to such instrument or instruments listed on major securities or futures markets, other types of derivative instruments relating to such instrument or instruments or positions in any other available securities, commodities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the price of the instrument or instruments comprising the Reference Asset and, therefore, adversely affect the value of the notes or the payment that you will receive at maturity or upon any acceleration of the notes.

Certain Considerations Related to Erisa and Other U.S.
Benefit Plans

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain restrictions on employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA (“ERISA Plans”) and on persons who are fiduciaries with respect to such ERISA Plans. In accordance with the ERISA’s general fiduciary requirements, a fiduciary with respect to any such ERISA Plan who is considering the purchase of notes on behalf of such ERISA Plan should determine whether such purchase is permitted under the governing ERISA Plan documents and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit certain transactions between an ERISA Plan or other plan subject to Section 4975 of the Code (such plans and ERISA Plans and any entity deemed to hold plan assets of the foregoing, “Plans”) and persons who have certain specified relationships to the Plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of notes should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

HSBC (the “Issuer”), underwriters, dealers or agents selling notes may each be considered a “party in interest” or a “disqualified person” with respect to many Plans. The Issuer and several of its subsidiaries are each considered a “disqualified person” under the Code or “party in interest” under ERISA with respect to many Plans.

The purchase of notes by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(c)(1) of the Code) and with respect to which the Issuer, underwriters, dealers or agents selling notes is a party in interest or a disqualified person may constitute or result in a violation of the prohibited transaction rules under Section 406 of ERISA or Section 4975 of the Code, unless such notes are acquired pursuant to and in accordance with an applicable statutory or administrative exemption. Administrative exemptions include Prohibited Transaction Class Exemption (“PTCE”) 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by in house investment managers).

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”). Generally, the Service Provider Exemption would be applicable if the party to the transaction with the Plan is a party in interest or a disqualified person to the Plan but is not (i) an employer, (ii) a fiduciary who has or exercises any discretionary authority or control with respect to the investment of the Plan assets involved in the transaction, (iii) a fiduciary who renders investment advice (within the meaning of ERISA and Section 4975 of the Code) with respect to those assets, or (iv) an affiliate of (i), (ii) or (iii). Any purchaser that is a Plan is encouraged to consult with counsel regarding the application of the foregoing exemptions or any other statutory or administrative exemption.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or Section 4975 of the Code. However, such plans may be subject to the provisions of other laws, rules or regulations substantially similar to the foregoing provisions of ERISA or the Code (“Similar Law”). Fiduciaries of such plans (“Similar Law Plans”) should consider applicable Similar Law when investing in the notes.

Unless otherwise specified in the applicable pricing supplement, by its acquisition and holding of any offered note, the purchaser or transferee thereof will be deemed to represent, on each day from the date on which the purchaser or transferee acquires the offered note through and including the date on which the purchaser or transferee disposes of its interest in such offered note, either that (a) it is not a Plan, a Similar Law Plan or an entity whose underlying assets include the assets of any Plan or Similar Law Plan or (b) its purchase, holding and disposition of such note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law. Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and/or disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law.

The sale of notes to a Plan or a Similar Law Plan is in no respect a representation by the Issuer, any underwriter, dealer or agent, or any of their respective affiliates, that such an investment meets all relevant legal requirements with respect to investments by Plans or Similar Law Plans generally or any particular Plan or Similar Law Plan, or that such an investment is appropriate for a Plan or a Similar Law Plan generally or any particular Plan or Similar Law Plan.

Any person proposing to acquire any notes on behalf of a Plan or Similar Law Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto and all other relevant considerations.

The above discussion may be modified or supplemented with respect to a particular offering of notes, including the addition of further ERISA restrictions on purchase and transfer set forth in any applicable product supplement or pricing supplement.

U.S. Federal Income Tax Considerations

Subject to the assumptions and limitations described below, the following summary describes the U.S. federal income tax considerations as of the date hereof of the acquisition, ownership and disposition of the notes to beneficial owners (“holders”) purchasing notes. This summary does not discuss the tax consequences of holding warrants, preferred stock, depositary shares, purchase contracts or units. Holders intending to purchase notes should carefully examine the applicable pricing supplement and consult their own tax advisors as suggested by such pricing supplement.

For purposes of this summary, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;

•	a corporation (or other entity that is treated as a corporation for federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons, for U.S. federal income tax purposes, have the authority to control all of its substantial decisions.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation;

•	an estate whose income is not subject to U.S. federal income tax on a net income basis; or

•	a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if United States persons do not have the authority to control all of its substantial decisions.

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Department regulations issued thereunder (“Treasury Regulations”), and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein. This summary addresses only holders that purchase notes at initial issuance, and own notes as capital assets and not as part of a “straddle,” “hedge,” “synthetic security,” or a “conversion transaction” for U.S. federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the U.S. federal income tax laws (such as banks, thrifts or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; regulated investment companies or real estate investment trusts; small business investment companies; S corporations; investors that hold their notes through a partnership or other entity treated as a partnership for federal tax purposes; investors whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; investors that actually or constructively own 10% or more (by vote or value) of any Reference Asset that is stock; non-U.S. investors that may qualify for the benefits of a U.S. income tax treaty; investors subject to the alternative minimum tax; investors subject to the corporate minimum tax; investors subject to special tax accounting rules under Section 451(b) of the Code; retirement plans or other tax-exempt entities, or investors holding the notes in tax-deferred or tax-advantaged accounts; or “controlled foreign corporations” or “passive foreign investment companies” for U.S. federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or non-U.S., or estate tax consequences of the purchase, ownership or disposition of the notes. Persons considering the purchase of notes should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of notes arising under the laws of any other taxing jurisdiction.

In the case of notes linked to a Reference Asset, we will not attempt to ascertain whether a Reference Asset or any of the entities whose stock is included in, or owned by, a Reference Asset, as the case may be, would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If a Reference Asset or one or more of the entities whose stock is included in, or owned by, a Reference Asset, as the case may be, were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by a Reference Asset or entities whose stock is included in, or owned by, a Reference Asset, as the case may be, and consult your tax advisor regarding the possible consequences to you if a Reference Asset or one or more of the entities whose stock is included in, or owned by, a Reference Asset, as the case may be, is or becomes a PFIC or USRPHC.

The applicable pricing supplement may contain a further discussion of the special U.S. federal income tax consequences applicable to certain notes. The summary of the U.S. federal income tax considerations contained in the applicable pricing supplement supersedes the following summary to the extent it is inconsistent therewith.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

Tax Treatment of U.S. Holders

Certain Notes Treated as Indebtedness

We may treat certain notes as indebtedness for U.S. federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat a note as indebtedness for

U.S. federal income tax purposes. This section describes the principal U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as indebtedness. However, the treatment of a note as indebtedness for U.S. federal income tax purposes depends on a number of factors, and if the notes are not properly treated as indebtedness for U.S. federal income tax purposes, the U.S. federal income tax treatment of investors in notes may be different than that described below.

Taxation of Interest. The taxation of interest on a note depends on whether the interest is “qualified stated interest” (as defined below). Interest that is qualified stated interest will generally be includible in a U.S. holder’s income as ordinary interest income when actually or constructively received (if such holder uses the cash method of accounting for U.S. federal income tax purposes) or when accrued (if such holder uses an accrual method of accounting for U.S. federal income tax purposes). Interest that is not qualified stated interest is includible in a U.S. holder’s income under the rules governing “original issue discount” described below, regardless of such U.S. holder’s regular method of tax accounting. Notwithstanding the foregoing, interest that is payable on a note with a maturity of one year or less from its issue date, referred to as a “Short-Term Note,” is included in a U.S. holder’s income under the rules described below under “—Short-Term Notes.” Unless otherwise indicated in the applicable pricing supplement, interest on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s normal method of accounting for tax purposes.

Definition of Qualified Stated Interest. Interest on a note is “qualified stated interest” if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments issued by us) at least annually at a single fixed rate (in the case of a note that bears interest at a fixed rate (a “Fixed Rate Note”)) or at a single “qualified floating rate” or “objective rate” (in the case of a note that bears interest at a floating rate (a “Floating Rate Note”) and that qualifies as a VRDI, as defined below). If a Floating Rate Note that qualifies as a VRDI provides for interest other than at a single qualified floating rate or single objective rate, special rules apply to determine the portion of such interest that constitutes qualified stated interest. See “—Notes that are VRDIs” below.

Definition of Variable Rate Debt Instrument. The applicable pricing supplement will indicate whether we intend to treat a note as a variable rate debt instrument that is subject to these special rules.

A Floating Rate Note will qualify as a variable rate debt instrument (“VRDI”) if all four of the following conditions are met. First, the “issue price” (as defined under “—Taxation of Original Issue Discount,” below) of the Floating Rate Note must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a Floating Rate Note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments. A Floating Rate Note that does not provide for contingent principal will satisfy this requirement as long as it is not issued at a significant premium.

Second, except as provided in the preceding paragraph, the Floating Rate Note must not provide for any principal payments that are contingent.

Third, the Floating Rate Note must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate” (as defined below).

Fourth, the Floating Rate Note must provide that a qualified floating rate or objective rate in effect at any time during the term of the Floating Rate Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Definition of a Qualified Floating Rate. Subject to certain exceptions, a variable rate of interest on a Floating Rate Note is a “qualified floating rate” if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Floating Rate Note is denominated. This definition includes a variable rate equal to (i) the product of an otherwise qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (ii) an otherwise qualified floating rate plus or minus a spread. If the variable rate equals the product of an otherwise qualified floating rate and a single fixed multiple greater than 1.35 or less than or equal to .65, however, such rate will generally be an objective rate. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is not fixed throughout the term of the Floating Rate Note and is reasonably expected as of the issue date to cause the yield on the Floating Rate Note to be significantly more or less than the expected yield determined without the restriction.

Definition of an Objective Rate. Subject to certain exceptions, an “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within our control (or a related party) nor unique to our circumstances (or a related party). A rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Floating Rate Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the term. The Internal Revenue Service (“IRS”) may designate rates other than those specified above that will be treated as objective rates. As of the date hereof, no such other rates have been designated. An objective rate is a “qualified inverse floating rate” if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

If interest on a Floating Rate Note is stated at a fixed rate for an initial period of one year or less, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

Taxation of Original Issue Discount. The applicable pricing supplement will indicate whether a note may be issued with original issue discount. U.S. holders of notes issued with original issue discount will be subject to special tax accounting rules, as described in greater detail below. Additional rules applicable to notes having original issue discount that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “—Foreign Currency Notes” below. Original issue discount is the excess, if any, of a note’s “stated redemption price at maturity” over the note’s “issue price.” A note’s “stated redemption price at maturity” is the sum of all payments provided by the note (whether designated as interest or as principal) other than payments of qualified stated interest. The “issue price” of a note is the first price at which a substantial amount of the notes in the issuance that includes the note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a note is issued as part of an investment unit (e.g., together with a warrant), the issue price of the investment unit is determined in the same manner and allocated between the note and right (or rights) that comprise the unit based on their relative fair market values.

Holders of notes with original issue discount (other than Short-Term Notes, as defined below) generally will be required to include such original issue discount in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A U.S. holder’s tax basis in a note is increased by the amount of accrued original issue discount and decreased by each payment other than a payment of qualified stated interest.

The amount of original issue discount with respect to a note will be treated as zero if the original issue discount is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note). If the amount of original issue discount is less than that amount, the original issue discount that is not included in payments of stated interest is included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the note.

Inclusion of Original Issue Discount in Income—Fixed Rate Notes. In the case of a Fixed Rate Note issued with original issue discount, the amount of original issue discount includible in the income of a U.S. holder for any taxable year is determined under the constant yield method, as follows. First, the “yield to maturity” of the Fixed Rate Note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the Fixed Rate Note (including payments of qualified stated interest), produces an amount equal to the issue price of the Fixed Rate Note. The yield to maturity is constant over the term of the Fixed Rate Note and, when expressed as a percentage, must be calculated to at least two decimal places.

Second, the term of the Fixed Rate Note is divided into “accrual periods.” Accrual periods may be of any length and may vary in length over the term of the Fixed Rate Note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

Third, the total amount of original issue discount on the Fixed Rate Note is allocated among accrual periods. In general, the original issue discount allocable to an accrual period equals the product of the “adjusted issue price” of the Fixed Rate Note at the beginning of the accrual period and the yield to maturity of the Fixed Rate Note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a Fixed Rate Note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the Fixed Rate Note is its issue price, increased by the amount of original issue discount previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the Fixed Rate Note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a Fixed Rate Note, the amount of original issue discount previously includible in the gross income of any U.S. holder is determined without regard to “premium” and “acquisition premium,” as those terms are defined below under “—Premium and Acquisition Premium.”

Fourth, the “daily portions” of original issue discount are determined by allocating to each day in an accrual period its ratable portion of the original issue discount allocable to the accrual period.

A U.S. holder includes in income in any taxable year the daily portions of original issue discount for each day during the taxable year that such holder held the Fixed Rate Note. Under the constant yield method described above, U.S. holders generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

Taxation of Original Issue Discount on Floating Rate Notes and Indexed Notes. The taxation of original issue discount on a Floating Rate Note or a note for which the principal amount payable at the stated maturity, or the interest on the note, or both, may be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors (an “Indexed Note”) will depend on whether the Floating Rate Note or Indexed Note is a VRDI, as that term is described above under “—Definition of Variable Rate Debt Instrument.”

Notes that are VRDIs. In the case of a VRDI that provides for qualified stated interest (as defined above) the amount of qualified stated interest and original issue discount, if any, includible in income during a taxable year is determined under the rules applicable to Fixed Rate Notes (described above) by assuming that the variable rate of interest is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, and (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

If a note that is a VRDI does not provide for qualified stated interest, the amount of interest and original issue discount accruals are determined by constructing an equivalent fixed rate debt instrument, as follows:

First, in the case of an instrument that provides for interest at a fixed rate, replace the fixed rate by a qualified floating rate (or qualified inverse floating rate, if applicable) such that the fair market value of the instrument as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

Second, determine the fixed rate substitute for each variable rate provided by the note. The fixed rate substitute for each qualified floating rate provided by the note is the value of that qualified floating rate on the issue date. If the note provides for two or more qualified floating rates with different intervals between interest adjustment dates, the fixed rate substitutes are based on intervals that are equal in length. The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the note.

Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the note.

Fourth, determine the amount of qualified stated interest and original issue discount for the equivalent fixed rate debt instrument under the rules described above for Fixed Rate Notes. These amounts are taken into account as if the U.S. holder held the equivalent fixed rate debt instrument. See “—Taxation of Interest,” “—Taxation of Original Issue Discount” and “—Inclusion of Original Issue Discount in Income—Fixed Rate Notes” above.

Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or original issue discount allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument. In general, this increase or decrease is an adjustment to qualified stated interest for the accrual period if the equivalent fixed rate debt instrument constructed under the third step provides for qualified stated interest and the increase or decrease is reflected in the amount actually paid during the accrual period, and otherwise the increase or decrease is an adjustment to original issue discount, if any, for the accrual period.

Contingent Notes. Unless otherwise noted in the applicable pricing supplement, if any, Floating Rate Notes that are not VRDIs (“Contingent Notes”) will be treated as “contingent payment debt instruments” and will be taxable under the rules applicable thereto (the “Contingent Debt Regulations”) for U.S. federal income tax purposes. As a result, the Contingent Notes will generally be subject to the original issue discount provisions of the Code and the Treasury Regulations thereunder, and a U.S. holder will be required to accrue interest income on the Contingent Notes as set forth below. The following discussion assumes that a U.S. holder will purchase a Contingent Note for an amount equal to its issue price, and that the issue price equals the principal amount thereof.

At the time the Contingent Notes are issued, we will be required to determine a “comparable yield” for the Contingent Notes. The comparable yield is the yield at which we could issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note

(including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the Contingent Note), but is not less than the applicable federal rate (based on the overall maturity of the Contingent Note) announced monthly by the Internal Revenue Service (the “IRS”) (such rate, the “AFR”) and in effect for the month in which the Contingent Note is issued. The comparable yield may be greater than or less than the stated interest rate, if any, with respect to the Contingent Notes. In certain cases where contingent payments with respect to Contingent Notes are not based on market information and where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. tax liability, the comparable yield for the Contingent Note, without proper evidence to the contrary, is presumed to be the AFR.

Solely for purposes of determining the amount of interest income that a U.S. holder will be required to accrue (and which we will be required to report on an IRS Form 1099), we will be required to construct a “projected payment schedule” for the Contingent Notes, determined under the Contingent Debt Regulations (the “Schedule”), representing a series of payments the amount and timing of which would produce a yield to maturity on the Contingent Notes equal to the comparable yield. The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Notes. The Schedule includes each noncontingent payment and an amount for each contingent payment as determined below. If a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value if the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the Contingent Debt Regulations. The Schedule may be provided in the applicable pricing supplement. Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts, if any, that the Contingent Notes will pay.

We are required to provide each U.S. holder of a Contingent Note with the Schedule described above. If we do not create a Schedule or the Schedule is unreasonable, a U.S. holder must set its own projected payment schedule and explicitly disclose the use of the schedule and the reason therefor. Unless otherwise prescribed by the IRS, the U.S. holder must make the disclosure on a statement attached to the U.S. holder’s timely filed U.S. federal income tax return for the taxable year in which the Contingent Note was acquired. A U.S. holder of a Contingent Note, regardless of accounting method, will be required to accrue as original issue discount the sum of the daily portions of interest on the Contingent Note for each day in the taxable year on which the U.S. holder held the Contingent Note, calculated by reference to the comparable yield and adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments made on the Contingent Note as set forth below. The daily portions of interest in respect of a Contingent Note are determined by allocating to each day in an accrual period the ratable portion of interest on the Contingent Note that accrues in the accrual period. The amount of interest on a Contingent Note that accrues in an accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note’s adjusted issue price at the beginning of the accrual period. The adjusted issue price of a Contingent Note at the beginning of the first accrual period will equal its issue price and for any accrual period after the first accrual period will be (i) the sum of the issue price of the Contingent Note and any interest previously accrued on the Contingent Note by a U.S. holder, disregarding any positive or negative adjustments (as discussed below), minus (ii) the amount of any noncontingent payment and projected contingent payments on the Contingent Note for previous accrual periods.

A U.S. holder will be required to recognize additional interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a Contingent Note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a Contingent Note for a taxable year will first reduce the amount of interest in respect of the Contingent Note that a U.S. holder would otherwise be required to include in income in the taxable year and, to the extent of any excess, will give rise to an ordinary loss equal to that portion of this excess as does not exceed the excess of the amount of all previous interest inclusions under the Contingent Note over the total amount of the U.S. holder’s net negative adjustments treated as ordinary loss on the Contingent Note in prior taxable years. A net negative adjustment is not subject to the limitations imposed on miscellaneous deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the Contingent Note or to reduce the amount realized on a sale, exchange or retirement of the Contingent Note. When a U.S. holder purchases a Contingent Note at a price other than the adjusted issue price of the Note, the difference between the purchase price and the adjusted issue price must be reasonably allocated to the daily portions of interest or projected payments with respect to the Contingent Note over its remaining term and treated as a positive or negative adjustment, as the case may be, with respect to each period to which it is allocated.

Upon a sale, exchange or retirement of a Contingent Note, a U.S. holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the Contingent Note. If we deliver property, other than cash, to a holder in retirement of a Contingent Note, the amount realized will equal the fair market value of the property, determined at the time of retirement, plus the amount of cash, if any, received in lieu of property. A U.S. holder’s adjusted tax basis in a Contingent Note generally will equal the cost of the Contingent Note, increased by the amount of interest income previously accrued by the holder in respect of the Contingent Note, disregarding any positive or negative adjustments, and decreased by the amount of any noncontingent payments and all prior projected contingent payments previously made in respect of the Contingent Note. A U.S. holder generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses, and the balance as capital loss.

Prospective investors should consult their own tax advisors with respect to the application of the contingent payment debt instrument provisions to notes.

Other Rules. Certain notes having original issue discount may be redeemed prior to maturity. Such notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of original issue discount. Purchasers of such notes with a redemption feature should carefully examine the applicable pricing supplement and should consult their tax advisors with respect to such feature since the tax consequences with respect to interest and original issue discount will depend, in part, on the particular terms and the particular features of the note.

Pre-Issuance Accrued Interest. If (i) a portion of the initial purchase price of a note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the note is to be made within one year of the note’s issue date, and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. holder may compute the issue price of the note by subtracting the amount of the pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

Notes Subject to Call or Put Options. For purposes of calculating the yield and maturity of a note subject to an option, in general, a call option held by the issuer is presumed exercised if, upon exercise, the yield on the note is less than it would have been had the option not been exercised, and a put option held by a U.S. holder is presumed exercised if, upon exercise, the yield on the note is more than it would have been had the option not been exercised. The effect of this rule generally may accelerate or defer the inclusion of original issue discount in the income of a U.S. holder whose note is subject to a put option or a call option, as compared to a note that does not have such an option. If any option that is presumed to be exercised is not in fact exercised, the note is treated as reissued solely for purposes of the original issue discount rules on the date of presumed exercise for an amount equal to its adjusted issue price on that date. The deemed reissuance will have the effect of redetermining the note’s yield and maturity for original issue discount purposes and any related subsequent accruals of original issue discount.

Short-Term Notes. In the case of a note that matures one year or less from its date of issuance (a “Short-Term Note”), a cash method U.S. holder generally is not required to accrue original issue discount for U.S. federal income tax purposes unless such holder elects to do so. U.S. holders who make such an election, U.S. holders who report income for U.S. federal income tax purposes on the accrual method and certain other U.S. holders, including banks and dealers in securities, are required to include original issue discount in income on such Short-Term Notes as it accrues on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding. In the case of a U.S. holder who is not required, and does not elect, to include the original issue discount in income currently, stated interest will generally be taxable at the time it is received and any gain realized on the sale, exchange or other disposition of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or other disposition (generally reduced by prior payments of interest, if any). In addition, such holders will be required to defer deductions for all or a portion of any interest paid on indebtedness incurred to purchase or carry Short-Term Notes in an amount not exceeding the accrued original issue discount not previously included in income.

Market Discount. If a U.S. holder acquires a note having a maturity date of more than one year from the date of its issuance and has an initial tax basis in the note that is less than its “stated redemption price at maturity” (or, in the case of a note with original issue discount, less than its “adjusted issue price”), the amount of the difference will be treated as “market discount” for U.S.

federal income tax purposes, unless such difference is less than .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (from the date of acquisition). Under the market discount rules of the Code, a U.S. holder will be required to treat any principal payment (or, in the case of a note having original issue discount, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange or other disposition of, a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. If such note is disposed of in certain otherwise nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. holder as if such holder had sold the note at its then fair market value. Market discount generally accrues on a straight-line basis over the remaining term of a note except that, at the election of the U.S. holder, market discount may accrue on a constant yield basis. A U.S. holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such note. A U.S. holder may elect to include market discount in income currently, as it accrues (either on a straight-line basis or, if the U.S. holder so elects, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. An election to include market discount in income currently will apply to all debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Premium and Acquisition Premium. A U.S. holder that purchases a note having original issue discount for an amount that is greater than its adjusted issue price but less than or equal to the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be considered to have purchased such note at an “acquisition premium.” In such a case, the amount of original issue discount otherwise includible in the U.S. holder’s income during an accrual period is reduced by a fraction. The numerator of this fraction is the excess of the adjusted basis of the note immediately after its acquisition by the U.S. holder over the adjusted issue price of the note. The denominator of this fraction is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note’s adjusted issue price. As an alternative to reducing the amount of original issue discount otherwise includible in income by this fraction, the U.S. holder may elect to compute original issue discount accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

If a U.S. holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), such holder will be considered to have purchased such note with “amortizable bond premium” equal in amount to such excess, and generally will not be required to include any original issue discount in income. Generally, a U.S. holder may elect to amortize such premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see “—Taxation of Original Issue Discount”), over the remaining term of the note (where such note is not redeemable prior to its maturity date). In the case of notes that may be redeemed prior to maturity, the premium is calculated assuming that the issuer or holder will exercise or not exercise its redemption rights in a manner that maximizes the U.S. holder’s yield. A U.S. holder who elects to amortize bond premium must reduce such holder’s tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such holder and may be revoked only with the consent of the IRS.

Election to Treat all Interest as Original Issue Discount. A U.S. holder may elect to include in gross income its entire return on a note (i.e., in general, the excess of all payments to be received on the note over the amount paid for the note by such holder) in accordance with a constant yield method based on the compounding of interest. Such an election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all of the U.S. holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS. Similarly, such an election for a note with market discount will result in a deemed election to accrue market discount in income currently for such note and for all other debt instruments acquired by the U.S. holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the IRS.

The application of the foregoing rules may be different in the case of Contingent Notes. Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of the market discount, acquisition premium and amortizable bond premium rules.

Reopenings. Treasury Regulations provide specific rules regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for U.S. federal income tax purposes. Except as provided otherwise in an applicable pricing supplement, we expect that additional debt securities issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Sale, Exchange or Other Disposition of the Notes. Upon the sale, exchange or other disposition of a note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other disposition (not including any amount attributable to accrued but unpaid qualified stated interest) and such Holder’s adjusted tax basis in the note. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the U.S. holder will be treated as a payment of interest. See “—Taxation of Interest” above. A U.S. holder’s adjusted tax basis in a note will equal the cost of the note to such holder, increased by the amount of any market discount, discount with respect to a Short-Term Note and original issue discount, in each case to the extent previously included in income by such holder with respect to such note, and reduced by any amortized bond premium, acquisition premium and principal payments received by such holder and, in the case of a note having original issue discount, by the amounts of any other payments received included in the stated redemption price at maturity, as described above.

Generally, gain or loss realized on the sale, exchange or other disposition of a note will be capital gain or loss (except as provided under “—Contingent Notes,” “—Short-Term Notes” and “—Market Discount” above and “—Foreign Currency Notes” below), and will be long-term capital gain or loss if at the time of sale, exchange or other disposition the note has been held for more than one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

Amortizing Notes. Payments received pursuant to an amortizing note may consist of both a principal and an interest component. The principal component will generally constitute a tax-free return of capital that will reduce a U.S. holder’s adjusted tax basis in the note.

Foreign Currency Notes. The following summary relates to Notes that are denominated in, or provide for payments determined by reference to, a currency or currency unit other than the U.S. dollar (“Foreign Currency Notes”). The applicable pricing supplement will indicate whether we intend to treat the notes as subject to these special rules.

A U.S. holder of a Foreign Currency Note who receives a payment of interest in a foreign currency that is not required to be included in income by such holder prior to its receipt (e.g., qualified stated interest received by a U.S. holder using the cash method of accounting) will be required to include in income the U.S. dollar value of such foreign currency payment determined on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. holder’s tax basis in the foreign currency.

In the case of interest income on a Foreign Currency Note that is required to be included in income by a U.S. holder prior to the receipt of payment (e.g., stated interest on a Foreign Currency Note held by a U.S. holder using the accrual method of accounting, accrued original issue discount, or accrued market discount includible in income as it accrues), a U.S. holder will be required to include in income the U.S. dollar value of the interest income (including original issue discount or market discount but reduced by acquisition premium and amortizable bond premium, to the extent applicable) that accrued during the relevant accrual period. Original issue discount, market discount, acquisition premium, and amortizable bond premium of a Foreign Currency Note are to be determined in the relevant foreign currency. Unless the U.S. holder makes the election discussed below, the U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for each business day during the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for each business day during the partial period within the taxable year. Such U.S. holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received, reflecting fluctuations in currency exchange rates between the time the income accrued and the date of payment. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above). A U.S. holder may elect to translate interest income (including original issue discount and market discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last date of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. Such U.S. holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received, equal to the difference (if any) between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) and the U.S. dollar value of interest income translated at the relevant spot rate described in the preceding sentence. Any such election will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and will be irrevocable without the consent of the IRS.

The amount of accrued market discount (other than market discount currently includible in income) taken into account upon receipt of any partial principal payment or upon the sale, exchange or other disposition of a Foreign Currency Note will be the U.S. dollar value of such accrued market discount determined on the date of receipt of such partial principal payment or on the date of such sale, exchange or other disposition.

Any gain or loss realized on the sale, exchange or other disposition of a Foreign Currency Note with amortizable bond premium by a U.S. holder who has not elected to amortize such premium (under the rules described above) will be ordinary income or loss to the extent attributable to fluctuations in currency exchange rates determined as described in the second succeeding paragraph. Exchange gain or loss will be realized on any amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal as described in the second succeeding paragraph. Similar rules apply in the case of acquisition premium.

A U.S. holder’s tax basis in a Foreign Currency Note, and the amount of any subsequent adjustment to such holder’s tax basis, will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note, or the U.S. dollar value of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment. In the case of an adjustment resulting from an accrual of original issue discount or market discount, such adjustment will be made at the rate at which such original issue discount or market discount is translated into U.S. dollars under the rules described above. A U.S. holder that converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a Foreign Currency Note denominated in the same currency normally will not recognize gain or loss in connection with such conversion and purchase. A U.S. holder who purchases a Foreign Currency Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. holder’s tax basis in the foreign currency and the U.S. dollar value of the Foreign Currency Note on the date of purchase.

Gain or loss realized upon the sale, exchange or other disposition of, or the receipt of principal on, a Foreign Currency Note, to the extent attributable to fluctuations in currency exchange rates, will be ordinary income or loss. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency purchase price for such Foreign Currency Note, determined on the date such Foreign Currency Note is disposed of, and (ii) the U.S. dollar value of the foreign currency purchase price for such Foreign Currency Note, determined on the date such U.S. holder acquired such Foreign Currency Note. Any portion of the proceeds of such sale, exchange or other disposition attributable to accrued interest income may result in exchange gain or loss under the rules set forth above. Such foreign currency gain or loss will be recognized only to the extent of the overall gain or loss realized by a U.S. holder on the sale, exchange or other disposition of the Foreign Currency Note. In general, the source of such foreign currency gain or loss will be determined by reference to the residence of the U.S. holder or the “qualified business unit” of such holder on whose books the Foreign Currency Note is properly reflected. Any gain or loss realized by a U.S. holder in excess of such foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount not previously included in such holder’s income or, in the case of a Short-Term Note, to the extent of any original issue discount not previously included in such holder’s income).

A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or other disposition of a Foreign Currency Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or other disposition. Treasury Regulations provide a special rule for purchases and sales of publicly traded debt instruments by a cash method taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual method taxpayer may elect the same treatment required of cash method taxpayers with respect to the purchases and sale of publicly traded debt instruments provided the election is applied consistently. Such election cannot be changed without the consent of the IRS. U.S. holders should consult their tax advisors concerning the applicability of the special rules summarized in this paragraph to Foreign Currency Notes.

A Foreign Currency Note that is denominated either in a so-called hyperinflationary currency or in more than one currency (e.g., a Foreign Currency Note providing for payments determined by reference to the exchange rate of one or more specified currencies relative to an indexed currency), or that is treated as a Contingent Note under the rules described above may be subject to rules that differ from the general rules discussed above. U.S. holders intending to purchase Foreign Currency Notes with such features should carefully examine the applicable pricing supplement and should consult with their own tax advisors with respect to the purchase, ownership and disposition of such Foreign Currency Notes.

Pursuant to certain Treasury Regulations (the “Disclosure Regulations”), any taxpayer that has participated in a “reportable transaction” and who is required to file a U.S. federal income tax return must generally attach a disclosure statement disclosing such taxpayer’s participation in the reportable transaction to the taxpayer’s tax return for each taxable year for which the taxpayer participates in the reportable transaction. The Disclosure Regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code in an amount equal to or in excess of certain threshold amounts. For certain taxpayers, the Disclosure Regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss. In general, a Foreign Currency Note will be subject to the rules governing foreign currency exchange gain or loss. Therefore, any exchange loss realized with respect to a Foreign Currency Note will constitute a loss resulting from a Section 988 transaction. Based upon the foregoing, in the absence of future administrative pronouncements to the contrary, certain U.S. holders of a Foreign Currency Note that recognize an exchange loss with respect to the Foreign Currency Notes in an amount that exceeds the loss threshold amount applicable to such U.S. holder may be required to file a disclosure statement (i.e., IRS Form 8886 or other applicable form) as an attachment to the U.S. holder’s tax return for the first taxable year in which the threshold amount is reached and to any subsequent tax return that reflects any amount of such Section 165 loss realized with respect to the Foreign Currency Note. U.S. holders purchasing Foreign Currency Notes should consult their own tax advisors regarding the potential application of the Disclosure Regulations to their investment in such Foreign Currency Notes.

Certain Other Debt Securities. Certain notes may be subject to special rules. The applicable pricing supplement will discuss the principal U.S. federal income tax consequences with respect to notes that are subject to special rules, including notes that provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies relating to payments of interest or of principal.

Certain Notes Treated as a Put Option and a Deposit or an Executory Contract

Certain Notes Treated as a Put Option and a Deposit. We may treat certain notes as consisting of a put option and a deposit for U.S. federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat the notes as consisting of a put option and a deposit for U.S. federal income tax purposes. This section describes the U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as consisting of a put option and a deposit, and the following discussion assumes that there is a significant possibility of a significant loss of principal on an investment in the notes treated as such.

There are no Treasury Regulations, published rulings or judicial decisions addressing the treatment for U.S. federal income tax purposes of notes with terms that are substantially the same as the notes described in this section. We intend to treat each note described in this section as consisting of a put option (the “Put Option”) that requires the holder to purchase the Reference Asset to which the note is linked (the “Reference Shares”) from us for an amount equal to the principal amount of the note if certain conditions are satisfied, and a deposit with us of cash, in an amount equal to the principal amount of the note (the “Deposit”) to secure the U.S. holder’s potential obligation to purchase the Reference Shares. Pursuant to the terms of the notes, each holder agrees to such treatment for all U.S. federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the notes are so treated.

We intend to treat a portion of the stated interest payments on a note described in this section as interest or original issue discount on the Deposit, and the remainder as put premium in respect of the Put Option (the “Put Premium”). The portion of the stated interest rate on a note described in this section that constitutes interest or original issue discount on the Deposit and the portion that constitutes Put Premium will be specified in the applicable pricing supplement.

If the term of a note described in this section is more than one year, U.S. holders should include the portion of the stated interest payments on the note that is treated as interest in income, as described above under “— Certain Notes Treated as Indebtedness —Taxation of Interest.” If any portion of the stated interest payments on a note described in this section is treated as original issue discount its treatment will be as described above under “—Certain Notes Treated as Indebtedness —Taxation of Original Issue Discount.”

If the term of a note described in this section is one year or less, the Deposit should be treated as a short-term obligation as described above under “— Certain Notes Treated as Indebtedness —Short-Term Notes.”

The Put Premium should not be taxable to a U.S. holder upon its receipt. If the Put Option expires unexercised, the U.S. holder should recognize the total Put Premium received as short-term capital gain at such time.

If the Put Option is exercised and a U.S. holder receives Reference Shares, the U.S. holder should not recognize any gain or loss with respect to the Put Option (other than with respect to cash received in lieu of fractional shares, as described below). In this event, the U.S. holder should have an adjusted tax basis in all Reference Shares received (including for this purpose any fractional shares) equal to the Deposit, plus accrued but unpaid interest or discount, as applicable, on the Deposit less the total Put Premium received. The U.S. holder’s holding period for any Reference Shares received should start on the day after the delivery of the Reference Shares. The U.S. holder should generally recognize a short-term capital gain or loss with respect to cash received in lieu of fractional shares in an amount equal to the difference between the amount of such cash received and the U.S. holder’s basis in the fractional shares, which is equal to the U.S. holder’s basis in all of the Reference Shares (including the fractional shares), times a fraction, the numerator of which is the fractional shares and the denominator of which is all of the Reference Shares (including fractional shares).

If we elect to cash settle the Put Option, a U.S. holder should generally recognize a short-term capital gain or loss equal to (i) the amount of cash received less (ii) the amount of the Deposit, plus accrued but unpaid acquisition discount or original issue discount on the Deposit, less the total Put Premium received.

Upon the exercise or cash settlement of a Put Option, a cash method U.S. holder of a short-term obligation that does not elect to accrue acquisition discount in income currently will recognize ordinary income equal to the accrued and unpaid acquisition discount.

Upon a sale, or other taxable disposition of a note described in this section for cash, a U.S. holder should allocate the cash received between the Deposit and the Put Option on the basis of their respective values on the date of sale. The U.S. holder should generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount of the sales proceeds allocable to the Deposit (less accrued and unpaid “qualified stated interest” or accrued acquisition discount that the U.S. holder has not included in income, which will be treated as ordinary interest income) and the U.S. holder’s adjusted tax basis in the Deposit (which will generally equal the initial purchase price of the note increased by any accrued acquisition discount or original issue discount previously included in income on the Deposit and decreased by the amount of any payment (other than an interest payment that is treated as qualified stated interest) received on the Deposit). Such gain or loss should be capital gain or loss and should be long-term capital gain or loss if the U.S. holder has held the Deposit for more than one year at the time of such disposition. The ability of U.S. holders to use capital losses to offset ordinary income is limited. If the Put Option has a positive value on the date of a sale of a note, the U.S. holder should recognize short-term capital gain equal to the portion of the sale proceeds allocable to the Put Option plus any previously received Put Premium. If the Put Option has a negative value on the date of sale, the U.S. holder should be treated as having paid the buyer an amount equal to the negative value in order to assume the U.S. holder’s rights and obligations under the Put Option. In such a case, the U.S. holder should recognize a short-term capital gain or loss in an amount equal to the difference between the total Put Premium previously received and the amount of the payment deemed made by the U.S. holder with respect to the assumption of the Put Option. The amount of the deemed payment will be added to the sales price allocated to the Deposit in determining the gain or loss in respect of the Deposit. The ability of U.S. holders to use capital losses to offset ordinary income is limited.

U.S. holders should consult the offering documents for the Reference Shares for the U.S. federal income tax treatment of acquiring, owning and selling the Reference Shares.

Certain Notes Treated as Executory Contracts. We may treat certain notes as an executory contract for U.S. federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat a note as an executory contract for U.S. federal income tax purposes. This section describes the principal U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as an executory contract, and the following discussion assumes that there is a significant possibility of a significant loss of principal on an investment in the notes treated as such.

There are no Treasury Regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section. Accordingly, the proper U.S. federal income tax treatment of the notes described in this section is uncertain. Under one approach, the notes would be treated as pre-paid executory contracts with respect to the Reference Asset. We intend to treat each note described in this section consistent with this approach, and pursuant to the terms of the notes, each holder agrees to such treatment for all U.S. federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the notes described in this section are so treated.

Unless otherwise indicated in the applicable pricing supplement, if a note that is treated as an executory contract provides for current interest payments (including contingent payments), we intend to treat such payments as ordinary income at the time accrued or received in accordance with the U.S. holder’s normal method of accounting for tax purposes.

A U.S. holder’s tax basis in a note described in this section generally will equal the U.S. holder’s cost for the note. Upon receipt of cash upon maturity or redemption and upon the sale, exchange or other disposition of the note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized at maturity or on the redemption, sale, exchange or other disposition and the U.S. holder’s tax basis in the note. Subject to the discussion below regarding section 1260 of the Code, any such gain upon the maturity, redemption, sale, exchange or other disposition of the note generally will constitute capital gain. Capital gain of non-corporate taxpayers from the maturity, redemption, sale, exchange or other disposition of a non-principal protected note held for more than one year may be eligible for preferential rates of taxation. Any loss from the maturity, redemption, sale, exchange or other disposition of a non-principal protected note will generally constitute a capital loss. The ability of U.S. holders to use capital losses to offset ordinary income is limited. The holding period for notes of a U.S. holder who acquires the notes upon issuance will generally begin on the date after the issue date (i.e., the settlement date) of the notes. If the notes are held by the same U.S. holder until maturity, that holder’s holding period will generally include the maturity date. It is possible that the IRS could assert that a U.S. holder’s holding period in respect of a note should end on the date on which the amount the holder is entitled to receive upon the maturity of the note is determined, even though the holder will not receive any amounts in respect of the notes prior to the maturity of the note. In such case, a U.S. holder may be treated as having a holding period in respect of the note that is one year or less even if the holder receives cash upon maturity of the note at a time that is more than one year after the beginning of its holding period.

If upon maturity of a note, a U.S holder receive shares of the Reference Asset and cash in lieu of any fractional share of the Reference Asset, such holder should generally recognize capital gain or loss equal to the difference between the amount of cash received in lieu of any fractional share of the Reference Asset and the pro rata portion of such holder’s tax basis in the note that is allocable to such fractional share of the Reference Asset, based on the amount of cash received and the fair market value of the shares of the Reference Asset received. Although no assurances can be provided in this regard, such holder may generally expect not to recognize any gain or loss with respect to any shares of the Reference Asset received. Such holder should generally have a basis in the shares of the Reference Asset equal to such holder’s tax basis in the note, other than any amount allocated to a fractional share of the Reference Asset. The holding period for such shares of the Reference Asset should start on the day after receipt.

Section 1260 of the Code sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of section 1260 of the Code to any particular transaction is often uncertain. If a Reference Asset, or one or more of the entities included in, or owned by, a Reference Asset, as the case may be, is treated as a “regulated investment company,” “real estate investment trust,” partnership, trust, or PFIC for U.S. federal income tax purposes, or otherwise as a “pass-thru entity” for purposes of section 1260 of the Code (a “pass-thru entity”), it is possible that U.S. holders will be subject to the “constructive ownership” rules of section 1260 of the Code. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a “pass-thru entity” (such as shares of certain Reference Assets (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in a note is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of the note will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in section 1260 of the Code) of the U.S. holder determined as if the U.S. holder had acquired the Underlying Shares on the original issue date of the note at fair market value and sold them at fair market value on the maturity date (if the note was held until the maturity date) or on the date of sale or exchange of the note (if the note was sold or exchanged prior to the maturity date) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the note (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the note). Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero.

If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a note will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each note will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a note over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such note for an amount equal to the “issue price” of the note and, upon the date of sale, exchange or maturity of the note, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the note). Accordingly, it is possible that all or a portion of any gain on the sale or settlement of the notes after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge.

Alternative Treatments. Although we intend to treat each note described in this section as a Put Option and a Deposit or a pre-paid executory contract as described above, there are no Treasury Regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the notes described in this section, and therefore the notes could be subject to some other characterization or treatment for U.S. federal income tax purposes. For example, notes that have a term of one year or less could be treated as short-term debt instruments for U.S. federal income tax purposes subject to the treatment described above under “— Certain Notes Treated as Indebtedness — Short-Term Notes”. Notes that have a term of more than one year could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes subject to the treatment described above under “— Certain Notes Treated as Indebtedness — Contingent Notes.”

In addition, certain proposed Treasury Regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts.” The preamble to the proposed Treasury Regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed Treasury Regulations should not apply to the notes, the preamble to the proposed Treasury Regulations indicates that similar timing issues exist in the case of contracts similar to certain notes. If the IRS or the U.S. Treasury Department publishes future guidance requiring current economic accrual for contingent payments on contracts similar to certain notes, it is possible that a U.S. holder could be required to accrue income over the term of the notes described in this section.

It is possible that the notes could be treated as representing an ownership interest in the Reference Asset for U.S. federal income tax purposes, in which case a U.S. holder’s U.S. federal income tax treatment could also be different than described above.

Moreover, section 1260 of the Code authorizes the U.S. Treasury Department to promulgate regulations (possible with retroactive effect) to expand the application of the section 1260 of the Code. It is possible that these rules could apply, for example, to recharacterize long-term capital gain on the notes to the extent that a U.S. holder’s return reflects dividend income or the U.S. holder would have recognized short-term capital gain (rather than long-term capital gain) had the holder owned the Reference Asset or the constituents of the Reference Asset by reason of, for example, a rebalancing of the Reference Asset. Finally, other alternative U.S. federal income tax characterizations or treatments of the notes described in this section are possible, and if applied could also affect the timing and the character of the income or loss with respect to the notes.

Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

If a Reference Asset, or one or more components of a Reference Asset, is a “section 1256 contract” as defined in section 1256(b) of the Code, it is possible that the IRS could assert that section 1256 of the Code should apply to the notes or a portion of the notes. If section 1256 of the Code were to apply to the notes, gain or loss recognized with respect to the notes (or the relevant portion of the notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to a U.S. holder’s holding period in the notes. Such holder would also be required to mark the notes (or a portion of the notes) to market at the end of each year (i.e., recognize income as if the notes or relevant portion of notes had been sold for fair market value). Alternatively, it is also possible that a U.S. holder could be required to recognize gain or loss each time a Reference Asset or any component of a Reference Asset rolls and/or when the composition or weighting of a Reference Asset or any component of a Reference Asset changes. Such gain or loss may also be subject to section 1256 of the Code as discussed above, under which 60% of the gain or loss would be treated as long-term capital gain or loss and 40% would be treated as short-term capital gain or loss.

In the case of notes treated as consisting of a Put Option and a Deposit as described above under “— Certain Notes Treated as a Put Option and a Deposit,” it is possible the notes could be treated as executory contracts subject to the treatment described above under “— Certain Notes Treated as Executory Contracts.”

If a Reference Asset is or includes an index that periodically rebalances, each rebalancing could be treated as a deemed exchange of a note (or in the case of a note consisting of a Put Option and a Deposit, a Put Option) for a new note (or Put Option). In this case, a holder would likely recognize gain or loss on each rebalancing date equal to the difference between the holder’s basis in the notes (or Put Option) and the fair market value of the notes (or Put Option) on such date, although a holder’s ability to recognize a loss may be subject to limitation. Holders are urged to consult their own tax advisors in this regard.

Furthermore, if a Reference Asset, or one or more components of a Reference Asset, is a “collectible” as defined in section 408(m) of the Code, it is possible that the IRS could assert that the notes (or a portion of the notes) should be treated as giving rise to “collectibles” gain or loss if a U.S. holder has held the notes for more than one year, although we do not think such a treatment would be appropriate because a sale or exchange of the notes is not a sale or exchange of a collectible but is rather a sale or exchange of a pre-paid forward or other executory contract that reflects the value of a collectible. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.

Finally, in Notice 2008-2, the IRS and the U.S. Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include a note that we intend (and each holder agrees) to treat as an executory contract, or as a Put Option and a Deposit, for U.S. federal income tax purposes) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that Treasury

Regulations or other guidance could provide that a U.S. holder of such a note is required to accrue income in respect of the note prior to the receipt of payments under the note or its earlier sale. Moreover, it is possible that any such Treasury Regulations or other guidance could treat all income and gain of a U.S. holder in respect of a note as ordinary income (including gain on a sale). It is unclear whether any Treasury Regulations or other guidance would apply to the notes (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of Treasury Regulations or other guidance that affects the U.S. federal income tax treatment of the notes.

Other characterizations and treatments of notes described in this section are possible. Prospective investors in the notes described in this section should consult their tax advisors as to the tax consequences to them of purchasing the notes, including any alternative characterizations and treatments.

Medicare Tax

Certain U.S. individuals, trusts and estates are subject to an additional 3.8% tax on their net investment income (which includes interest (including original issue discount) and gains from a disposition of a note). Prospective investors in the notes should consult their tax advisors regarding the possible applicability of this tax to an investment in the notes.

Information with Respect to Foreign Financial Assets

Certain U.S. holders that own specified foreign financial assets with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Treasury Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders that fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. U.S. holders are encouraged to consult with their own tax adviser regarding the possible application of these rules to their investment in the notes, including the application of the rules to their particular circumstances.

Tax Treatment of Non-U.S. Holders

Subject to the discussion below under “— Dividend Equivalents,” “— Foreign Account Tax Compliance Act,” and “— Information Reporting and Backup Withholding,” we expect to treat payments on notes made to non-U.S. holders, and any gain realized by a non-U.S. holder on the sale, redemption, exchange, or retirement of a note, as exempt from U.S. federal income tax (including withholding tax), provided that (i) such amounts are not effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States, and (ii) if a non-U.S. holder is a non-resident alien individual, such holder is not present in the United States for 183 days or more during the taxable year of the sale, redemption, exchange, or retirement of a note.

If a non-U.S. holder is engaged in a trade or business in the United States and if the income or gain on a note is effectively connected with that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment or fixed base in the United States), although generally exempt from withholding tax (subject to the disclosure below under “—Foreign Account Tax Compliance Act”), such holder will generally be subject to regular U.S. income tax on such income or gain in the same manner as a U.S. holder. Such non-U.S. holder will not be subject to withholding if a properly completed IRS Form W-8ECI is provided. To the extent income or gain on a note is effectively connected with a trade or business in the United States, such non-U.S. holder should consult with their own tax advisor with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax if such non-U.S. holder is a corporation.

Notwithstanding the above, if we or another withholding agent determine withholding is appropriate with respect to any payments on the notes, we or such other withholding agent may withhold on any such payments at a 30% rate unless such non-U.S. holder submits a properly completed IRS Form W-8 appropriate to their circumstances that reduces or eliminates such withholding. If we or another withholding agent elect to withhold and such non-U.S. holder has provided a properly completed IRS Form W-8 appropriate to their circumstances claiming tax treaty benefits that reduce or eliminate withholding, we or such other withholding agent may nevertheless withhold up to 30% on any payments if there is any possible characterization of the payments that would not be exempt from withholding under the treaty. We will not pay additional amounts on account of any withholding tax.

As discussed above under “—Tax Treatment of U.S. Holders—Certain Notes Treated as a Put Option and a Deposit or an Executory Contract—Alternative Treatments,” alternative characterizations and treatments of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization or treatment, by reason of change or clarification of the law, by Treasury Regulation or otherwise, cause payments as to a note to become subject to (additional) withholding tax, we will withhold (additional) tax at the applicable statutory rate. Prospective investors in the notes should consult their tax advisors as to the tax consequences to them of purchasing the notes, including any alternative characterizations and treatments.

Dividend Equivalents

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under Treasury Regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Except as otherwise set forth in any applicable pricing supplement, we expect that the delta of notes issued pursuant to this prospectus supplement with respect to the Reference Asset will not be one, and therefore, we expect that non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the notes. However, it is possible that the notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Reference Asset or the notes, and following such occurrence the notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Reference Asset or the notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Information Reporting and Backup Withholding

Payments made on the notes and proceeds from the sale, redemption, exchange, or retirement of notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld from payments on the notes generally will be refunded by the IRS or allowed as a credit against the holder’s U.S. federal income tax, provided the holder makes a timely filing of an appropriate tax return or refund claim.

Reports will be made to the IRS and to holders that are not excepted from the reporting requirements.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a 30% U.S. withholding tax (i) on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, (ii) on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends, and (iii) on payments treated as “foreign passthru payments” (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution, or otherwise complies with FATCA. FATCA also generally imposes a 30% U.S. withholding tax on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.

Proposed Treasury Regulations eliminate the requirement of withholding on gross proceeds from the sale or disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed Treasury Regulations pending their finalization. Proposed Treasury Regulations also suspend the requirement of withholding on “foreign passthru payments” until the date that is two years after the publication of final Treasury Regulations defining the term “foreign passthru payment.” Additionally, with respect to notes executed prior to and are not materially modified on or after the applicable “grandfathering date,” payments on such notes will not be subject to FATCA withholding. The applicable “grandfathering date” is the date that is six months after the publication of final Treasury Regulations defining the term “foreign passthru payment.”

If we determine withholding is appropriate with respect to the notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. To the extent any such amounts are withheld, under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN OF THE TAX IMPLICATIONS OF AN INVESTMENT IN NOTES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX IMPLICATIONS OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

Supplemental Plan of Distribution (Conflicts of Interest)

We are offering the notes on a continuing basis through the agents. In addition, we may offer the notes through certain other agents to be named in the applicable pricing supplement. Each agent has agreed, and any additional agents will agree, to use reasonable efforts to solicit offers to purchase the notes. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase the notes. We will pay an agent, in connection with sales of these notes resulting from a solicitation that the agent made or an offer to purchase the agent received, a commission as set forth in the applicable pricing supplement.

We may also sell the notes to the agents as principal for their own respective accounts at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement. The agents may resell the notes to investors and other purchasers at a fixed offering price or at prevailing trading levels or prices, or prices related thereto at the time of resale or otherwise, as the agents determine and as we will specify in the applicable pricing supplement. Each agent may offer the notes it has purchased as principal to other dealers. Each agent may sell the notes to any dealer at a discount, and unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us. After the initial public offering of notes that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

Each agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. We and each agent have agreed to indemnify the other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse each agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these notes on a national securities exchange. The agents may make a market in the notes or, if separable, any other securities included in units, as applicable laws and regulations permit. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes or, if separable, any other securities included in units.

HSBC Securities is our affiliate. To the extent it is named in the applicable pricing supplement, each offering of the notes will be conducted in compliance with the requirements of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 regarding a FINRA member firm’s distributing the securities of an affiliate. In such offerings, HSBC Securities will not confirm sales to any accounts over which it exercises discretionary authority without the prior written approval of the customer.

Following the initial distribution of the notes, each agent may offer and sell those notes in the course of its business as a broker-dealer. An agent may act as principal or agent in those transactions and may make any sales at varying prices related to prevailing trading levels or prices at the time of sale or otherwise. The agents are not obligated to make a market in any of the notes or any other securities included in units and may discontinue any market-making activities at any time without notice.

Selling Restrictions

European Economic Area

Unless otherwise stated in the applicable free writing prospectus and/or pricing supplement, each agent has represented and agreed, and each further agent appointed under the program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129, as amended; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom

Unless otherwise stated in the applicable free writing prospectus and/or pricing supplement, each agent has represented and agreed, and each further agent appointed under the program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); or

(ii)	a customer within the meaning of the provisions of the United Kingdom Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive 2016/97/EU where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and

(b)	the expression an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes.

United Kingdom – Other Regulatory Restrictions

Each agent has represented and agreed and each further agent appointed under the program will be required to represent and agree that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA would not, if the Issuer were not an authorized person, apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Argentina

This prospectus supplement includes a private invitation to invest in the notes. It is addressed only to you on an individual, exclusive, and confidential basis, and its unauthorized copy, disclosure, or transfer by any means whatsoever is absolutely and strictly forbidden. HSBC and the relevant agent will not provide copies of this prospectus supplement, or provide any kind of advice or clarification, or accept any offer or commitment to purchase the notes herein referred to from persons other than the intended recipient. The offer herein contained is not a public offering, and as such it is not and will not be registered with, or authorized by, the applicable enforcement authority.

Brazil

The notes may not be offered or sold to the public in Brazil. Accordingly, this prospectus supplement has not been submitted to the Comissão de Valores Mobiliáros for approval. Documents relating to this offering may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and

no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Italy

The offering of the notes has not been cleared by the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian Securities legislation. Accordingly, the notes may not be offered, sold or delivered, directly or indirectly and copies of this prospectus or any other document relating to the notes may not be distributed in the Republic of Italy unless such offer, sale or delivery of notes or distribution of copies of this prospectus or other documents relating to the notes in the Republic of Italy is:

(a)           made only to “qualified investors” (investitori qualificati), as defined pursuant to Article 34-ter, first paragraph, letter b), of CONSOB Regulation No. 11971 of May 14, 1999, as amended (the “Regulation on Issuers”); or

(b)           in other circumstances which are exempt from the rules on public offers pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Italian Securities Act”) and its implementing CONSOB regulations, including the Regulation on Issuers.

Any such offer, sale or delivery of the notes or distribution of copies of this prospectus or any other document relating to the notes in the Republic of Italy must be in compliance with the selling restrictions under (a) and (b) above and:

(i.)	made by soggetti abilitati (including investment firms, banks or financial intermediaries, as defined by Article 1, first paragraph, letter r), of the Italian Securities Act), to the extent duly authorized to engage in the placement and/or underwriting and/or purchase of financial instruments in the Republic of Italy in accordance with the relevant provisions of the Italian Securities Act, CONSOB Regulation 16190 of October 29, 2007, as amended, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Act”) and any other applicable laws and regulations; and

(ii.)	in compliance with any other applicable requirement or limitation which may be imposed by CONSOB or the Bank of Italy or any other Italian regulatory authority.

Any investor purchasing the notes is solely responsible for ensuring that any offer or resale of the notes it purchased occurs in compliance with applicable laws and regulations.

Please note that in accordance with Article 100-bis of the Italian Securities Act, the subsequent resale on the secondary market in the Republic of Italy of the notes (which were part of an offer made pursuant to an exemption from the obligation to publish a prospectus) constitutes a distinct and autonomous offer that must be made in compliance with the public offer and prospectus requirement rules provided under the Italian Securities Act and the Regulation on Issuers unless an exemption applies. Failure to comply with such rules may result in the subsequent resale of such notes being declared null and void and in the liability of the intermediary transferring the notes for any damage suffered by the investors.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (as amended, the “FIEL”). The notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of any resident of Japan or Japanese corporation, except in accordance with the provisions of, or pursuant to an exemption in accordance with the provisions of, or pursuant to an exemption available under, the applicable laws and regulations of Japan including the FIEL. For the purpose hereof, “resident of Japan” means an individual whose address is in Japan, and “Japanese corporation” means a legal entity organized under the laws of Japan.

Mexico

The notes have not been and will not be registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico, but only on a private placement basis pursuant to Article 8 of the Mexican Securities Market Law. This prospectus supplement may not be publicly distributed in Mexico.

Peru

The notes have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence (“SMV”) nor the Lima Stock Exchange Registry (“RBVL”) for their public offering in Peru under the Peruvian Capital Markets Law (Law No. 861/ Supreme Decree No. 093-2002) and the decrees and regulations thereunder. Consequently, the notes may not be offered or sold, directly or indirectly, nor may this document or any other offering material relating to the notes be distributed or caused to be distributed in Peru to the general public. The securities may only be offered in a private offering under Peruvian regulation and without using mass marketing, which is defined as a marketing strategy utilizing mass distribution and mass media to offer, negotiate or distribute notes to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than US$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan

The notes may be made available outside Taiwan for purchase by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors) but may not be offered or sold in Taiwan.

Uruguay

The sale of the notes qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The notes must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public offering or distribution under Uruguayan laws and regulations. The notes are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay.

Prospectus
HSBC Bank plc
Debt securities

HSBC Bank plc may offer debt securities for sale through this prospectus (the “securities” or “debt securities”).
The company will provide the specific terms of the securities that the company is offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement (including any pricing supplement, underlying supplement, and/or product supplement, the “Prospectus Supplement”) carefully before you invest.
This prospectus may not be used to consummate sales of debt securities unless accompanied by a Prospectus Supplement.

The debt securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as described herein and in the applicable Prospectus Supplement for such debt securities.
The debt securities are not deposit liabilities of HSBC Bank plc and are not covered by the United Kingdom Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United Kingdom, the United States or any other jurisdiction.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 8 to read about certain risk factors you should consider before investing in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The company may use this prospectus in the initial sale of these securities. In addition, HSBC Securities (USA) Inc. or another of the company’s affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless the company or the company’s agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.
The date of this prospectus is August 31, 2022.

Prohibition of Sales to EEA Retail Investors
Unless otherwise stated in the applicable free writing prospectus and/or pricing supplement, the securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.
This prospectus has been prepared on the basis that any offer of securities in the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of securities. Accordingly any person making or intending to make an offer in the EEA of securities which are the subject of an offering contemplated in this prospectus as completed by the applicable Prospectus Supplement, in relation to the offer of those securities may only do so in circumstances in which no obligation arises for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation, in each case, in relation to such offer. Neither the company nor any of the underwriters have authorized, nor does the company or any of the underwriters authorize, the making of any offer of the securities in the EEA in circumstances in which an obligation arises for the company or the underwriters to publish a prospectus for such offer. Neither the company nor the underwriters have authorized, nor does the company authorize, the making of any offer of securities in the EEA through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the securities contemplated in this prospectus.
Where the applicable free writing prospectus and/or pricing supplement includes a section entitled “MiFID II product governance,” it will outline the target market assessment in respect of the securities and the appropriate channels for distribution. Any person subsequently offering, selling or recommending the securities (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the target market assessment made in respect of such securities by any manufacturer) and determining appropriate distribution channels.
For the purpose of the MiFID II product governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), a determination will be made in relation to each issue about whether any underwriter or dealer subscribing for any securities is a manufacturer in respect of such securities, but otherwise neither the underwriters nor the dealers nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.
Prohibition of Sales to UK Retail Investors
Unless otherwise stated in the applicable free writing prospectus and/or pricing supplement, the securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended) as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus has been prepared on the basis that any offer of securities in the UK will be made pursuant to an exemption under Section 86 of the FSMA from the requirement to publish a prospectus for offers of securities. Accordingly any person making or intending to make an offer in the UK of securities which are the subject of an offering contemplated in this prospectus as completed by the applicable Prospectus Supplement, in relation to the offer of those securities may only do so in circumstances in which no obligation arises for the company or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of Regulation (EU) 2017/1129 (as amended) as it forms part of domestic law by virtue of the EUWA, in each case, in relation to such offer. Neither the company nor any of the underwriters have authorized, nor does the company or any of the underwriters authorize, the making of any offer of the securities in the UK in circumstances in which an obligation arises for the company or the underwriters to publish a prospectus for such offer. Neither the company nor the underwriters have authorized, nor does the company authorize, the making of any offer of securities in the UK through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the securities contemplated in this prospectus.
Where the applicable free writing prospectus and/or pricing supplement includes a section entitled “UK MiFIR product governance,” it will outline the target market assessment in respect of the securities and the applicable channels for distribution. Any person subsequently offering, selling or recommending the securities (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the target market assessment) and determining appropriate distribution channels.
A determination will be made in relation to each issue of securities about whether, for the purpose of the UK MiFIR Product Governance Rules, any underwriter or dealer subscribing for any securities is a manufacturer in respect of such securities, but otherwise neither the underwriters nor the dealers nor any of their respective affiliates will be a manufacturer for the purpose of the UK MIFIR Product Governance Rules.
HSBC Bank plc has not authorized anyone to provide you with information different from that contained in this prospectus, any Prospectus Supplement or any related free writing prospectus. The company has not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus, any Prospectus Supplement or any free writing prospectus is accurate as of any date other than the date on the front of such document.
Neither the delivery of this prospectus nor any sale made hereunder will under any circumstance create an implication that there has been no change in the affairs of HSBC Bank plc since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that the company filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, the company may sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities the company may offer. Each time the company sells securities, the company will provide a Prospectus Supplement that will contain specific information about the terms of the securities. The Prospectus Supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any Prospectus Supplement together with the additional information described under the heading “Where You Can Find More Information About The Company.”
CERTAIN DEFINITIONS AND PRESENTATION OF FINANCIAL INFORMATION
Definitions
As used in this prospectus, (i) the term “the company” means HSBC Bank plc; (ii) the terms “the group”, “we,” “us,” and “our” refer to HSBC Bank plc together with its subsidiary undertakings; and (iii) the terms “HSBC”, “HSBC Group” and “Group” refer to HSBC Holdings plc together with its subsidiaries.
Presentation of Financial Information
The consolidated financial statements of the group for the fiscal years ended December 31, 2021, 2020 and 2019 comply with UK-adopted international accounting standards and with the requirements of the UK Companies Act 2006, and have also applied International Financial Reporting Standards (“IFRSs”) adopted pursuant to Regulation (EC) No 1606/2002 as it applies in the European Union (“EU”). These financial statements are also prepared in accordance with IFRSs as issued by the International Accounting Standards Board (“IASB”), including interpretations issued by the IFRS Interpretations Committee, as there are no applicable differences from IFRSs as issued by the IASB for the periods presented therein. As of December 31, 2021, there were no unendorsed standards effective for the year ended December 31, 2021 affecting the consolidated financial statements included in the company’s Registration Statement on Form 20-F (File No. 000-56449), filed with the SEC on May 27, 2022, as amended on July 8, 2022 (the “Form 20-F”).
The condensed consolidated interim financial statements of the group have been prepared on the basis of the policies set out in the the group’s 2021 annual financial statements and the Form 20-F, and in accordance with IAS 34 “Interim Financial Reporting” as adopted by the UK, IAS 34 “Interim Financial Reporting” as issued by the IASB, IAS 34 “Interim Financial Reporting” as adopted by the EU and the Disclosure Guidance and Transparency Rules sourcebook of the UK’s Financial Conduct Authority. The interim condensed financial consolidated statements should be read in conjunction with the Form 20-F.
As of June 30, 2022, there were no unendorsed standards effective for the six-month period ended June 30, 2022 affecting the group’s interim condensed consolidated financial statements included in the company’s Interim Report for the six-month period ended June 30, 2022, furnished under cover of Form 6-K to the SEC on August 1, 2022 (the “2022 Interim Report”), and there was no difference between IFRSs adopted by the UK, IFRSs as adopted by the EU and IFRSs issued by the IASB in terms of their application to the group.
The company uses pound sterling as the company’s presentation currency in the company’s consolidated financial statements.
The financial information presented in this document complies with international accounting standards in conformity with the requirements of the UK Companies Act 2006 and with IFRSs adopted pursuant to Regulation (EC) No 1606/2002 as it applies in the EU. The financial information presented in this document is also prepared in accordance with IFRSs as issued by the IASB. See “Where You Can Find More Information About the Company.”

Currency
In this prospectus, all references to (i) “U.S. dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America and (ii) “sterling,” “pounds sterling” or “£” are to the lawful currency of the UK.

LIMITATION ON ENFORCEMENT OF U.S. LAWS AGAINST THE COMPANY, ITS MANAGEMENT AND OTHERS
The company is an English public limited company. Most of the company’s directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of the company’s assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or the company in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. The company has been advised by its English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the UK. The enforceability of any judgment in the UK will depend on the particular facts of the case in effect at the time.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as “believes,” “expects,” “estimate,” “may,” “intends,” “plan,” “will,” “should,” “potential,” “reasonably possible” or “anticipates” or the negative thereof or similar expressions, or by discussions of strategy.
The company has based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, as described under “Cautionary statement regarding forward-looking statements” contained in the Form 20-F and the 2022 Interim Report. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Additional information, including information on factors which may affect the group’s business, is contained in the Form 20-F and 2022 Interim Report.
WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY
The company has filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus (the “Registration Statement”). This prospectus is part of the Registration Statement and omits certain information contained in the Registration Statement, as permitted by the rules and regulations of the SEC. For further information with respect to the company or the securities the company is offering, please refer to the Registration Statement, including its exhibits and the financial statements, notes and schedules filed as a part thereof. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.
In addition, the company files annual reports, special reports and other information with the SEC. The company’s SEC filings are available to you on the SEC’s website at http://www.sec.gov. This site contains reports and information statements and other information regarding issuers that file electronically with the SEC. The company also makes available on the HSBC Group website, free of charge, the company’s annual reports on Form 20-F and the text of the company’s reports on Form 6-K, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. The HSBC Group website address is http://www.hsbc.com. The information on these websites is not part of this prospectus, except as specifically incorporated by reference herein.
The company is “incorporating by reference” in this prospectus the information in certain documents that the company files with the SEC, which means the company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents will not create any implication that there has been no change in the company’s affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When the company updates the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The company incorporates by reference in this prospectus the Form 20-F and the 2022 Interim Report.
In addition, all documents filed by the company with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent expressly stated therein, certain reports on Form 6-K furnished by the company after the date of this prospectus will also be deemed to be incorporated by reference in this prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Moreover, any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and to be a part hereof from the date of filing of such document.
You may request a copy of these documents at no cost to you by writing or telephoning the company at the following address:
Company Secretary
HSBC Bank plc
8 Canada Square London E14 5HQ United Kingdom
Tel: +44 20-7991-8888

HSBC BANK PLC
The company and the group are part of the HSBC Group, which is one of the largest banking and financial services organizations in the world. As of June 30, 2022, the group had total assets of £709,701 million and total shareholders’ equity of £23,862 million. For the six-month period ended June 30, 2022, the group’s operating profit was £348 million on total operating income of £2,889 million. The company and the group are responsible for HSBC’s European business, apart from UK retail and most UK commercial banking activity which, post ring-fencing, are managed by HSBC UK Bank plc.
The company is a wholly owned subsidiary of HSBC Holdings plc. Headquartered in London, the HSBC Group operates through long-established businesses and serves customers worldwide in 64 countries and territories in Europe, Asia, North America, Latin America and the Middle East and North Africa. Within these regions, a comprehensive range of banking and related financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. HSBC’s products and services are delivered to clients through three global businesses, Wealth and Personal Banking, Commercial Banking and Global Banking and Markets.

RISK FACTORS
You should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included in the applicable Prospectus Supplement before you decide to buy securities.
Risks Relating to the Company’s Business
For information on risks relating to the company’s business, you should read the risks described in the Form 20-F, including the section entitled “Risk factors” on pages 2 through 18 and Note 33 (Legal proceedings and regulatory matters) to the consolidated financial statements included therein on pages F-72 through F-75, and the 2022 Interim Report, including the section entitled “Risk — Areas of Special Interest” on pages 17 to 20 and Note 10 (Legal proceedings and regulatory matters) to the interim condensed consolidated financial statements included therein on pages 71 through 73, which is incorporated by reference in this prospectus, and/or similar disclosure in subsequent filings incorporated by reference in this prospectus.

USE OF PROCEEDS
Unless the company otherwise discloses in the applicable Prospectus Supplement, the company intends to use the net proceeds from the sale of the securities for general corporate, asset and liability management and refinancing purposes.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF THE COMPANY
The following table shows the share capital position of the company and its consolidated capitalization and indebtedness as of June 30, 2022:
As of June 30, 2022 in £m
Share capital of the company
Ordinary shares (of nominal value £1 each)	797
Preference shares ($0.01 non-cumulative third dollar preference shares)	0.172
The group equity
Called up share capital	797
Other equity instruments(1)	3,930
Other reserves	(6,188)
Retained earnings	25,323
Total shareholders’ equity	23,862
Non-controlling interests	130
Total equity	23,992
The group indebtedness(2)
Debt securities in issue	8,650
Trading liabilities – Debt securities in issue	914
Debt securities in issue designated at fair value	24,102
Subordinated liabilities	16,003
Total indebtedness	49,669
Total Capitalization and Indebtedness	73,661

(1)
Comprises 9 undated subordinated resettable additional tier 1 instruments held by HSBC Holdings plc.

(2)
As of June 30, 2022, the group had other liabilities of £636,040 million and contingent liabilities and contractual commitments of £156,803 million (including guarantees of £19,501 million). Contractual commitments includes £134,227 million of commitments (2021: £115,695 million), to which the impairment requirements in IFRS 9 are applied where the group has become party to an irrevocable commitment.

Save as disclosed in the above notes, there has been no material change in the issued share capital of the company, or its consolidated capitalization and indebtedness, since June 30, 2022.

DESCRIPTION OF DEBT SECURITIES
The company may offer, from time to time, one or more series of debt securities. The following description of debt securities sets forth certain general terms and provisions of the debt securities to which any Prospectus Supplement may relate. The particular terms of the debt securities offered by any Prospectus Supplement and the extent, if any, to which these general provisions may apply to such debt securities will be described in the Prospectus Supplement relating to such debt securities.
General
The company will issue debt securities under a senior debt indenture (the “Indenture”). The trustee under the Indenture will be Computershare Trust Company, N.A., or such other entity as is specified in the applicable Prospectus Supplement. The company has appointed HSBC Bank USA, National Association (“HBUS”) to act as paying agent and securities registrar under the Indenture.
The following summaries of certain provisions of the Indenture do not purport to be complete and these summaries are qualified in their entirety by reference to all the provisions of the Indenture, including the definitions therein of certain terms. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the Indenture.
The following briefly summarizes the material provisions of the Indenture and the debt securities, other than pricing and related terms disclosed in the applicable Prospectus Supplement. You should read the more detailed provisions of the Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable Prospectus Supplement. You can obtain a copy of the Indenture as described under the caption “Where You Can Find More Information About the Company.” So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.
The Indenture does not limit the aggregate principal amount of debt securities that may be issued. The company may issue debt securities in series up to the aggregate principal amount that may be authorized from time to time without your consent. The debt securities will be the unsecured obligations of the company (Section 1.13). The debt securities will rank with parity with all of the other unsecured and unsubordinated indebtedness of the company.
The debt securities may be issued in one or more series. Holders should refer to the applicable Prospectus Supplement for the terms of the particular series of debt securities, including, where applicable (Section 3.01):
•
the title of the debt securities (which shall distinguish the offered debt securities from all other series of debt securities);

•
the limit, if any, on the aggregate principal amount of the debt securities that may be authenticated and delivered under the applicable Indenture (except for debt securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other debt securities of the same series pursuant to Sections 3.04, 3.05, 3.06, 11.06 or 13.08 of the Indenture);

•
the dates on which, or periods during which, the debt securities will be issued, and the dates on, or the range of dates within, which the principal of (and premium, if any, on) the debt securities are or may be payable;

•
the rate or rates at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined, and the date or dates from which interest, if any, will accrue, the date or dates on which interest, if any, on the debt securities will be payable and, in the case of registered securities, the regular record dates for the interest payable on the interest payment dates or the method by which the date or dates will be determined;

•
if other than the designated office of the trustee in New York City, the place or places where (i) payments on the debt securities will be payable, (ii) the debt securities may be surrendered for registration of transfer, (iii) the debt securities may be surrendered for exchange, and (iv) notices to or upon the company in respect of the debt securities and the Indenture may be served;
•
the period or periods within which or the dates on which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, if any, in whole or in part, at the company’s option or otherwise;

•
if other than denominations of $1,000 and any integral multiples thereof, the denominations in which any debt securities will be issuable;

•
if other than the trustee, the identity of each security registrar and/or paying agent;

•
if other than the principal amount, the portion of the principal amount (or the method by which this portion will be determined) of the debt securities that will be payable if the maturity thereof is accelerated;

•
if other than in United States dollars, the currency in which the debt securities will be denominated or in which payment of the principal and premium, if any, or interest, if any, on the debt securities will be payable and any other terms concerning such payment;

•
any index, formula or other method (including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles or commodities, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance), or a combination thereof, used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the debt securities and the manner in which those amounts will be determined;

•
if the principal, premium, if any, or interest, if any, on the debt securities is to be payable other than or in combination with cash, the securities, commodities, other property or combination thereof in which such principal, premium, if any, or interest, if any, is so payable, and the terms and conditions (including the manner of determining the value of any such securities, commodities, other property or any combination thereof) upon which such payment is to be made;

•
if the principal, premium, if any, or interest, if any, on debt securities of the series are to be payable, at the election of the company or a holder of debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the debt securities are denominated or payable without such election and the currency in which the debt securities are to be paid if such election is made;

•
if the principal, premium, if any, or interest, if any, on the debt securities are to be payable, at the election of the company or a holder of debt securities, in cash, securities, commodities, other property or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made;

•
if, at the election of the company or a holder of debt securities, the debt securities are to be convertible into, or redeemable or exchangeable for, cash, securities, commodities, other property, or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made and the time and the manner of determining such conversion, redemption or exchange;

•
any provisions relating to the extension of, maturity of, or the renewal of, the debt securities;

•
whether provisions relating to defeasance and covenant defeasance will be applicable to the debt securities;

•
any other provisions granting special rights to holders of the debt securities upon the occurrence of specified events;

•
any modifications, deletions or additions to the Events of Default (as described below) or the company’s covenants with respect to the debt securities;

•
whether the debt securities are issuable initially in global form and, if so (i) the initial depositary for the global debt securities and (ii) the terms and conditions upon which the global debt securities may be exchanged for the individual debt securities represented thereby;

•
the date as of which any temporary global debt security will be dated if other than the original issuance date of the first debt security of that series to be issued;

•
the person to whom any interest on any registered debt securities will be payable, if other than the registered holder, and the extent to which and the manner in which any interest payable on a temporary global debt security will be paid if other than as specified in the Indenture;

•
the form and/or terms of certificates, documents or conditions, if any, for debt securities to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series);

•
whether Additional Amounts (as defined below) shall not be payable by the company; and

•
any other terms, conditions, rights and preferences (or limitations on these rights or preferences) relating to the debt securities (which terms may not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or with the provisions of the Indenture.

If the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities is determined with reference to any type of index or formula or changes in prices or performance of particular securities, currencies, intangibles, goods, articles or commodities or any other financial, economic or other measure or instrument (including the occurrence or non-occurrence of any event or circumstance), the U.S. federal income tax consequences, specific terms, market disruption events and other information with respect to the debt securities and the related index or formula, securities, currencies, intangibles, goods, articles or commodities will be described in the applicable Prospectus Supplement.
The company may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. These are referred to as discount securities. U.S. federal income tax consequences and other special considerations applicable to discount securities will be described in the applicable Prospectus Supplement.
Registration and Transfer
Unless otherwise provided in the applicable Prospectus Supplement, the company will issue each series of debt securities only in registered form, which the company refer to as registered securities. Unless otherwise provided in the applicable Prospectus Supplement, HBUS will serve as the initial security registrar. Unless otherwise provided in the applicable Prospectus Supplement, registered securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by the company or the securities registrar) or exchanged for other debt securities of the same series at the corporate trust office of the trustee in New York City. The company shall make this transfer or exchange without service charge but may require payment of any tax or other governmental charge, as described in the Indenture (Sections 3.01, 3.05, 12.02).
Unless otherwise indicated in the applicable Prospectus Supplement, registered securities, other than registered securities issued in global form (which may be of any denomination), will be issued without coupons and in denominations of $1,000 or integral multiples thereof (Section 3.02).
As currently anticipated, debt securities of a series will be issued in book-entry form, and global notes will be issued in physical (paper) form, as described below under “Book-Entry Procedures.” The Prospectus Supplement relating to debt securities denominated in a foreign or composite currency will specify the denomination of the debt securities.
Payment and Paying Agents
Unless otherwise indicated in the applicable Prospectus Supplement, the company will pay the principal of, premium, if any, and interest, if any, on the debt securities at the corporate trust office of the trustee in New York City or at the corporate offices of HBUS, in New York City, except that, at the company’s option, the company may pay interest by mailing a check to the address of the person entitled thereto as the address appears in the security register. (Sections 3.01, 3.07, 12.02).
Consolidation, Merger and Sale of Assets
Under the Indenture, the company may consolidate with or merge into any other corporation or convey, transfer or lease the company’s properties and assets substantially as an entirety to any person without the consent of the holders of any of the debt securities outstanding under the Indenture, provided that:
a.
the successor corporation expressly assumes, by an indenture supplemental to the Indenture, the company’s obligation for the due and punctual payment of the principal of and premium, if any, and interest, if any, on all of the debt securities under the Indenture and the performance of every covenant of the Indenture on the company’s part to be performed or observed;

b.
after giving effect to the transaction, no Event of Default under the Indenture, and no event that, after notice or lapse of time, or both, would become an Event of Default or a Default, as the case may be, shall have happened and be continuing; and

c.
certain other conditions are met (Section 10.01).

Assumption of Obligations
With respect to a series of debt securities, a holding company of the company or any of the company’s subsidiary undertakings may assume the company’s obligations (or those of any corporation which will have previously assumed the company’s obligations); provided, that:
a.
the successor entity expressly assumes such obligations by an amendment to the relevant indenture, in a form satisfactory to the trustee, and the company will, by an amendment to the relevant indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment (provided, however, that, for the purposes of the company’s obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the relevant indenture and as described under the section headed “Additional Amounts” below, references to such successor entity’s country of organization will be added to the references to the UK);

b.
the successor entity confirms in such amendment to the relevant indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the relevant indenture and as described under the section headed “Additional Amounts” below (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the UK); and

c.
immediately after giving effect to such assumption of obligations, no event of default or default and no event which, after notice or lapse of time or both, would become an event of default or default with respect to debt securities of such series will have occurred and be continuing (Section 10.04).

A subsidiary that assumes the company’s obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “— Redemption” below with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of the company’s obligations.
The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Modification and Waiver
The Indenture provides that the company and the trustee may modify or amend the Indenture with the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected by a particular modification or amendment; provided, however, that any modification or amendment may not, without the consent of the holder of each outstanding debt security affected thereby:
a.
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

b.
reduce the principal amount of, or rate or amount of interest, if any, on, or any premium payable upon the redemption of any debt security;

c.
reduce the amount of principal of any discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount provable in bankruptcy;

d.
change the obligation of the company (or its successor) to pay Additional Amounts (as defined below);

e.
adversely affect any right of repayment at the option of any holder of any debt security;

f.
change the place or currency of payment of principal of, or any premium or interest on, any debt security;

g.
impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date);

h.
reduce the percentage of principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture, or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults and their consequences; or

i.
modify certain provisions of the Indenture except to increase the percentage of holders required to consent to amendment or modification thereof or to provide that certain other Indenture provisions cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby (Section 11.02).

The holders of 66 2/3% in principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by the company with certain terms, conditions and provisions of the Indenture (Section 12.05).
The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to debt securities of that series and its consequences, except that a default in the payment of principal or premium, if any, or interest, if any, or in respect of a covenant or provision which under Article XI of the Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series (Section 5.13).
The Indenture provides that, in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders for quorum purposes, and for making calculations required under Section 313 of the Trust Indenture Act, (a) the principal amount of a discount security that may be counted in making the determination or calculation and that will be deemed to be outstanding will be the amount of principal thereof that would be due and payable as of the time of the determination upon acceleration of the maturity thereof; and (b) the principal amount of any indexed debt security that may be counted in making the determination or calculation and that will be deemed outstanding for this purpose will be equal to the principal face amount of the indexed debt security at original issuance, unless otherwise provided with respect to such debt security (Section 1.01).

Defeasance and Covenant Defeasance
The company may elect:
a.
with respect to the Indenture, to defease and be discharged from its obligations with respect to any debt securities of or within a series (except the obligations to register the transfer of or exchange such debt securities; to replace temporary or mutilated, destroyed, lost or stolen debt securities; to maintain an office or agency in respect of such debt securities; and to hold moneys for payment in trust) (“defeasance”); or

b.
to be released from its obligations with respect to any debt securities of or within a series under Section 10.01 of the Indenture or, if provided pursuant to Section 3.01 of the Indenture, its obligations with respect to any other covenant, and any omission to comply with these obligations will not constitute a default or an Event of Default under the Indenture with respect to such debt securities (“covenant defeasance”);

in either case by:
•
depositing irrevocably with the trustee as trust funds in trust (i) money in an amount, or (ii) U.S. Government Obligations in an amount which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one business day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii) sufficient to pay the principal of and premium, if any, and interest, if any, on such debt securities on the dates such installments of interest or principal and premium applicable to such debt securities are due; and

•
satisfying certain other conditions precedent specified in the Indenture. This deposit and termination is conditioned among other things upon the company’s delivery of an opinion of legal counsel that the holders of such debt securities will have no U.S. federal income tax consequences as a result of the deposit and termination and an officers’ certificate that all conditions precedent to the defeasance have been met (Article XIV).

If the company exercises its covenant defeasance option with respect to any series of debt securities and those debt securities are declared due and payable because of the occurrence of any Event of Default other than with respect to a covenant as to which there has been covenant defeasance as described above, the money and U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of acceleration relating to the Event of Default. However, the company would remain liable to make payment of the amounts due at the time of acceleration.
The applicable Prospectus Supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within any particular series.
Regarding the Trustee
Computershare Trust Company, N.A., the trustee under the Indenture, has a designated corporate trust office at 600 South 4th Street — 7th Floor, Minneapolis, MN 55415, attention to CTSO Mail Operations. The company and its banking subsidiaries maintain banking relationships with the trustee.
Events of Default
The following will be Events of Default under the Indenture with respect to debt securities of any series:
a.
failure to pay principal or premium, if any, on any debt security of that series at maturity, which failure continues for 14 days after notice of such default has been given to the company by the trustee or to the company and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the Indenture;

b.
failure to pay any interest on any debt security of that series when due and payable, which failure continues for 14 days after notice of such default has been given to the company by the trustee or to the company and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the Indenture;

c.
failure to perform any of the company’s covenants in the Indenture (other than a covenant (i) included in the Indenture solely for the benefit of a series of debt securities other than such series or (ii) relating to the company’s obligations to pay principal, premium, if any, or interest on any debt security of that series, in which case (a) and (b) above, as relevant, will apply) or established in or pursuant to a supplemental indenture or board resolution, as the case may be, pursuant to which the debt security of such series were issued, which failure continues for 60 days after written notice to the company (x) by the trustee or (y) from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the Indenture requiring the failure to be remedied; and

d.
an order is made or an effective resolution is passed for the winding up of the company in England (otherwise than in connection with a scheme of reconstruction or amalgamation the terms of which shall previously have been approved in writing by a meeting of holders of the relevant series of debt securities);

provided, however, and solely with respect to paragraphs (a) and (b) immediately above, it shall not be a default or Event of Default if such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a default or Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers acceptable to the trustee.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the securities of that series are indexed securities, a portion of the principal amount of such debt securities as may be specified in the terms thereof) of and all accrued but unpaid interest on all such debt securities to be due and payable immediately, by a written notice to the company (and to the trustee, if given by holders), and upon such a declaration this principal amount (or specified amount) and interest shall become immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul the declaration and its consequences, if all Events of Default have been cured, or if permitted, waived, and all payments due (other than those due as a result of acceleration) have been made or provided for (Section 5.02).
If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Indenture. The company will give notice if at any time it is lawful to pay any Withheld Amount to holders of debt securities or holders of coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amounts and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, the company shall be bound to pay the Withheld Amounts together with interest accrued on it. The company’s obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “— Additional Amounts.” Interest accrued on any Withheld Amounts will be paid net of any taxes required by applicable law to be withheld or deducted and the company shall not be obliged to pay any Additional Amount in respect of any such withholding or deduction (Section 5.03).
The Indenture provides that, subject to the duty of the trustee during an Event of Default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series, unless the relevant holders shall have offered to the trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred (Sections 6.01, 6.03). Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series (Section 5.12).
The company is required to deliver to the trustee annually an officer’s certificate as to whether the company is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture. The company is also required to deliver written notice to the trustee promptly after any of the company’s officers has knowledge of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute under the Indenture the type of Event of Default described in clause (c) of the third paragraph above (Section 12.04).
Replacement Debt Securities
Unless otherwise provided for in the applicable Prospectus Supplement, if a debt security of any series is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office of the trustee in the City and State of New York upon payment by the holder of expenses that the company and the trustee may incur in connection therewith and the furnishing of evidence and indemnity as the company and the trustee may require. Mutilated debt securities must be surrendered before new debt securities will be issued (Section 3.06).
Additional Amounts
Unless the relevant Prospectus Supplement provides otherwise, all payments made under or with respect to any debt securities shall be paid by the company without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the UK (or any political subdivision or taxing authority thereof or therein having the power to tax) (each, a “Taxing Jurisdiction”), unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, the company shall pay such additional amounts in respect of any payments of principal or interest on such debt securities (“Additional Amounts”) as may be necessary so that the net amounts (including Additional Amounts) paid to the noteholders after such deduction or withholding, shall be equal to the respective amounts of principal or interest which the noteholders would have been entitled to receive in respect of such debt securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:
•
would not be payable or due but for the fact that the noteholder or the beneficial owner of the senior debt security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a senior debt security, or the collection of principal or interest payments on, or the enforcement of, any senior debt security;

•
would not be payable or due but for the fact that the certificate representing the relevant debt securities (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the noteholder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30-day period;

•
would not have been imposed if presentation for payment of the certificate representing the relevant debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

•
is imposed in respect of a noteholder that is not the sole beneficial owner of the principal or the interest, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
•
is imposed because of the failure to comply by the noteholder or the beneficial owner of any debt securities or the beneficial owner of any payment on such debt securities with the company’s request addressed to the noteholder or the beneficial owner, including the company’s written request related to a claim for relief under any applicable double tax treaty:

(a)
to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the noteholder or the beneficial owner; or

(b)
to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•
is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or

•
is imposed in respect of any combination of the above items.

Unless the relevant Prospectus Supplement provides otherwise, all payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to (i) sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any associated regulations or other official guidance; (ii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of clause (i); or (iii) any agreement pursuant to the implementation of clauses (i) or (ii) with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction (collectively, for the purposes of this section “— Additional Amounts”) and the company will not be required to pay any additional amounts on account of any such deduction or withholding required pursuant to FATCA.
With respect to any series of debt securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the debt securities of such series and the indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any deduction or withholding required by FATCA (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding shall not apply to payments made under the debt securities of such series and this prospectus through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this provision shall be treated as paid to the noteholder of a senior debt security, and the company shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent these provisions explicitly provide otherwise.
General
The company has agreed in the indenture that at least one paying agent for each series of debt securities will be located outside the UK.
Whenever the company refers in this prospectus, in any context, to the payment of the principal of, or any interest payments on, or in respect of any debt securities, the company means to include the payment of additional amounts to the extent that, in the context, additional amounts are, were or would be payable.
Redemption
In addition to, and unless otherwise stated in, the redemption provisions set forth in the Prospectus Supplement relating to the debt securities of a series, the debt securities of any series may be redeemed, in whole but not in part, at the company’s option, on not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount (or in the case of principal indexed debt securities, face amount) thereof (or premium, if any), together with accrued interest, if any, to the date fixed for redemption (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related Prospectus Supplement), the company determines that:
a.
in making payment under such debt securities in respect of principal (or premium, if any), interest or missed payment the company has or will or would become obligated to pay additional amounts as provided in the indenture and as described under “— Additional Amounts” above provided such obligation results from a change in or amendment to the laws of the UK or any political subdivision or taxing authority thereof or therein having the power to tax (the “taxing jurisdictions”), or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the UK is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the debt securities of such series;

b.
the payment of interest in respect of such debt securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the UK (or any statutory modification or reenactment thereof for the time being) as a result of a change in or amendment to the laws of the taxing jurisdiction, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the debt securities of such series;

provided, however, in the case of (a) above, that no notice of redemption will be given earlier than 90 days prior to the earliest date on which the company would be obliged to pay such additional amounts were a payment in respect of such debt securities then due.
The company and any of its subsidiary undertakings may, in accordance with applicable law, repurchase debt securities for the company’s or their account.
Agreement with Respect to the Exercise of UK Bail-in Power
The debt securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as set forth in the applicable Prospectus Supplement. In particular, by its acquisition of the debt securities, each holder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the debt securities or the indenture or any other agreements, arrangements, or understandings between the company and any holder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority in relation to any of the debt securities that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the amounts due; (ii) the conversion of all, or a portion, of the amounts due into the company’s or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the holder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the debt securities or the indenture; (iii) the cancellation of the debt securities; and/or (iv) the amendment or alteration of the redemption date of the debt securities or amendment of the amount of interest payable on the debt securities, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation of the terms of the debt securities or the indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority.
No repayment or payment of amounts due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each securityholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the debt securities.
The Banking Act specifies the order in which the bail-in tool should be applied, reflecting the hierarchy of capital instruments under the UK capital framework and otherwise respecting the hierarchy of claims in an ordinary insolvency.

As used in this prospectus, a “UK bail-in power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings) in each case as amended or replaced from time to time, including but not limited to Part I of the UK Banking Act 2009, as amended (the “Banking Act”) and the instruments, rules and standards created thereunder, pursuant to which (i) any obligation of a regulated entity (or other affiliate of such regulated entity) can be reduced, cancelled, modified or converted into shares, other securities or other obligations of such regulated entity or any other person (or suspended for a temporary period); or (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised. A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the PRA, as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies or any comparable future definition intended to designate entities within the scope of the UK recovery and resolution regime; and (iii) the “relevant UK resolution authority” is any authority with the ability to exercise a UK bail-in power.
Following the exercise of a UK bail-in power by the relevant UK resolution authority (as defined below) the trustee’s duties will be different from those set forth herein and will be fully detailed in the relevant Prospectus Supplement.
The exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the debt securities will not be a default or an Event of Default (as each term is defined in the indenture) (Section 1.18).
Notices
Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a debt security of any series that is a registered security will be mailed to the last address of the holder set forth in the applicable security register, and any notice so mailed shall be deemed to have been received by the holder, whether or not the holder actually receives the notice (Section 1.05).
Governing Law
The indenture and the debt securities of each series will be governed by, and construed in accordance with, the laws of the State of New York.
Jurisdiction; Consent to Service
The company has consented to the jurisdiction of any state or federal court in the City of New York with respect to any suit or proceeding arising out of, or relating to, the indenture or the debt securities of any series and has appointed HSBC North America Holdings Inc., as agent for service of process.

BOOK-ENTRY PROCEDURES
General
Unless otherwise indicated in the Prospectus Supplement with respect to any series of debt securities, upon issuance, all securities will be represented by one or more global securities (the “Global Security”), which shall be deposited with, or on behalf of, The Depository Trust Company (“DTC” or the “Depositary”) and registered in the name of Cede & Co. (the Depositary’s partnership nominee). Unless and until exchanged in whole or in part for securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.
A Global Security may represent one or any other number of individual securities. Generally, all securities represented by the same Global Security will have the same terms. The company may, however, issue a Global Security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. The company calls this kind of Global Security a Master Global Security, or Master Global Note, as applicable. The applicable Prospectus Supplement will indicate whether any series of securities are represented by a Master Global Security.
The Prospectus Supplement with respect to any securities will state whether investors may elect to hold interests in Global Securities directly through either the Depositary (in the United States) or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Unless otherwise indicated in the applicable Prospectus Supplement, Citibank, National Association will act as depositary for Clearstream Luxembourg and The Bank of New York Mellon Corporation will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).
So long as the Depositary, or its nominee, is a registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of securities represented by such Global Security for all purposes under the Indenture or other governing documents. Except as provided below, the actual owners of securities represented by a Global Security (the “Beneficial Owner”) will not be entitled to have the securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or other governing documents. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant of the Depositary (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The company understands that under existing industry practices, in the event that the company requests any action of holders or that an owner of a beneficial interest that a holder is entitled to give or take under an Indenture or other governing documents, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Depositary to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
DTC
The following is based on information furnished by DTC:
DTC will act as securities depositary for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each issue of the securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC facilitates the post-trade settlement among DTC’s participants (“Direct Participants”) of sales and other securities transactions in deposited securities, through electronic computerized book-entry changes between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the limited circumstances that may be provided for in the indenture or other governing documents.
To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the company or the company’s agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, any indenture Trustee, the company or any agent of the company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the company or the company’s agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to the company or the company’s agent. Under such circumstances, in the event that a successor securities depositary is not obtained, security certificates are required to be printed and delivered.
The company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, security certificates will be printed and delivered.
Clearstream Luxembourg
Clearstream Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to securities held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.
Euroclear
Euroclear advises that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).
Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or agents for securities. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating

Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.
Global Clearance and Settlement Procedures
Initial settlement for securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. If and to the extent the Prospectus Supplement with respect to any securities indicates that investors may elect to hold interests in securities through Clearstream Luxembourg or Euroclear, secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositary.
Because of time-zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the Depositary settlement date. Such credits or any transactions in securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.
Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Direct Clearance and Settlement Through Euroclear and Clearstream Luxembourg
Form and Registration/Settlement
From time to time, if so indicated in the Prospectus Supplement with respect to any series of securities, the company may register those securities in the name of a nominee of, and deposit with a common depositary for, Euroclear and Clearstream Luxembourg (a “Euroclear/Clearstream Luxembourg Global Security”). Other than as described in the Prospectus Supplement, a Euroclear/Clearstream Luxembourg Global Security will not be exchangeable for securities in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in Euroclear and Clearstream Luxembourg, will represent your beneficial interests in the Euroclear/Clearstream Luxembourg Global Security. These financial institutions will record the ownership and transfer of your beneficial interests through global accounts. Ownership of beneficial interests in the Euroclear/Clearstream Luxembourg Global Security will be limited to persons who are participants in Euroclear and Clearstream Luxembourg and persons who hold interests through such participants.
Primary Distribution
Distributions will be cleared directly through the facilities of Euroclear and Clearstream Luxembourg, and securities held through Euroclear and Clearstream Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Securities will be credited to the securities custody accounts of Euroclear and/or Clearstream Luxembourg participants, as the case may be, on the business day following the settlement date against payment for value on the settlement date.
Secondary Market Trading
Secondary market trading between Euroclear and Clearstream Luxembourg participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg and will be settled using procedures applicable to conventional Eurobonds in registered form.

TAXATION
This section discusses (i) material UK tax consequences of the ownership of the debt securities by certain beneficial holders thereof, and (ii) material U.S. federal income tax consequences of the ownership of the senior debt securities by a beneficial holder that is a citizen or resident of the United States, a U.S. domestic corporation or otherwise is subject to U.S. federal income tax on a net income basis in respect thereof (a “U.S. Holder”).
This discussion applies to you only if you qualify for benefits under the income tax convention between the United States and the UK (the “Treaty”) and are a resident of the United States for the purposes of the Treaty and are not resident in the UK for UK tax purposes at any material time (an “Eligible U.S. Holder”). This discussion should be read in conjunction with the discussion of tax consequences to holders in the applicable Prospectus Supplement. To the extent there is any inconsistency in the discussion of tax consequences to holders between this prospectus and the applicable Prospectus Supplement, holders should rely on the tax consequences described in the applicable Prospectus Supplement instead of this prospectus.
You generally will be entitled to benefits under the Treaty if you are:
•
the beneficial owner of the debt securities, as applicable, and of any interest that you receive;

•
an individual resident or citizen of the United States, a U.S. corporation (and certain other requirements are met), or a U.S. partnership, estate, or trust (but only to the extent the income of the partnership, estate, or trust is subject to U.S. taxation in the hands of a U.S. resident person and certain other requirements are met); and

•
not also a resident of the UK for UK tax purposes.

If you hold debt securities in connection with the conduct of business or the performance of personal services in the UK or otherwise in connection with a branch, agency or permanent establishment in the UK, then you will not be entitled to benefits under the Treaty. Special rules, including a limitation on benefits provision, apply in limited circumstances to debt securities owned by an investment or holding company. This section does not discuss the treatment of holders described in the preceding two sentences.
This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. The company has assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject. In particular, the discussion deals only with investors that will beneficially hold debt securities as capital assets and does not address the tax treatment of investors that are subject to special rules, such as banks, insurance companies, dealers in securities or currencies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes and the partners therein, regulated investment companies, persons that own or are treated as owning 10% or more of the company’s stock by vote or value or who are otherwise connected with the company for UK tax purposes, persons that elect mark-to-market treatment, persons that hold debt securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction, U.S. expatriates and U.S. persons whose functional currency is not the U.S. dollar. In addition, this discussion does not address any aspects of the U.S. Medicare contribution tax on net investment income, alternative minimum tax consequences of acquiring, holding or disposing of the debt securities or special timing rules prescribed under section 451(b) of the Code. Furthermore, this summary does not address the tax treatment of the debt securities following any exercise of the UK bail-in power by the relevant UK resolution authority.
This prospectus indicates that the company may issue: debt securities which provide for payments at other than a fixed rate (including payments determined by reference to an index or formula); debt securities which provide for payments in a currency other than the currency in which such debt securities are denominated; debt securities that are issued at a discount; debt securities that are redeemable prior to maturity; and debt securities that are convertible into shares or securities. Unless expressly indicated otherwise, this section does not consider the tax consequences associated with a debt security that has any one of, or any combination of, these features and, accordingly, the general tax consequences described below may not be applicable to persons who hold a debt security that has any one of, or any combination of, these features. Accordingly, the following discussion should be used for general information purposes only, and you should consult the applicable Prospectus Supplement and your own tax adviser regarding the characterization of a particular debt security.
The statements regarding U.S. and UK tax laws and published administrative practices set forth below are based on laws, treaties, judicial decisions and regulatory interpretations in effect on the date hereof (and, in the case of UK tax laws, practices, treaties, decisions and interpretations as applied in England). These laws and practices are subject to change without notice, possibly with retroactive effect. You should consult your own adviser as to the tax consequences of the purchase, ownership and disposition of debt securities in light of your particular circumstances, including the effect of any state, local or other national laws.
UK Taxation
Payments of Interest
References to “interest” in this section mean interest as understood in UK tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation. If debt securities are issued with a redemption premium, then any such premium may constitute interest for UK tax purposes and so be treated in the manner described below.
Payments of interest on a debt security that carries a right to interest should be exempt from withholding or deduction for or on account of UK tax provided that the company continues to be a bank within the meaning of section 991 of the Income Tax Act 2007 (“ITA 2007”) and provided that the interest is paid in the ordinary course of the company’s business within the meaning of section 878 of ITA 2007. In addition, under the provisions of UK tax law relating to “quoted Eurobonds” such interest should also be also exempt from withholding or deduction for on account of UK tax provided that the debt securities: (i) are listed and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 of ITA 2007, or (ii) are admitted and continue to be admitted to trading on a “multilateral trading facility” operated by a “regulated recognised stock exchange” (within the meaning of Section 987 of ITA 2007). The New York Stock Exchange is currently a “recognised stock exchange” for these purposes. Debt securities will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the main market of the New York Stock Exchange and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area.
In other cases (save as may be described in the relevant Prospectus Supplement), interest would be paid after deduction of UK income tax (currently, at the rate of 20%), although if you are an Eligible U.S. Holder you should normally be eligible to recover in full any UK tax withheld from payments of interest to which you are beneficially entitled by making a claim under the Treaty. Alternatively, you may make such a claim in advance of a payment of interest whereupon HM Revenue & Customs (“HMRC”) may, if it accepts the claim, authorize subsequent payments to be made to you without withholding of UK income tax. Claims for repayment must be made within four years after the end of the UK year of assessment to which the income relates and accompanying evidence, such as by the original statement showing the amount of income tax deducted that would have been provided by the company when the interest payment was made, may be required to be produced. A year of assessment runs from April 6 in one calendar year to April 5 in the following calendar year.
Payments of interest on a debt security will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, interest with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible U.S. Holder.
Disposal (including redemption)
As an Eligible U.S. Holder, you will not generally be liable for UK taxation on capital gains realized on the sale or other disposal or redemption or conversion of a debt security.
Stamp Taxes
The UK stamp duty and stamp duty reserve tax treatment of debt securities will depend upon their terms and conditions and upon the circumstances pertaining to their issue. You are advised to consult your own professional advisers in relation to UK stamp duty and stamp duty reserve tax.

Inheritance Tax
A debt security held by an individual whose domicile is determined to be the United States for purposes of the United States-United Kingdom Double Taxation Convention relating to estate and gift taxes (the “Estate Tax Treaty”) and who is not for such purposes a national of the UK will not, provided any U.S. federal estate or gift tax chargeable has been paid, be subject to UK inheritance tax on the individual’s death or on a lifetime transfer of the debt security except in certain cases where the debt security (i) is comprised in a settlement (unless, at the time of the settlement, the settlor was domiciled in the United States and was not a national of the UK), (ii) is part of the business property of a UK permanent establishment of an enterprise, or (iii) pertains to a UK fixed base of an individual used for the performance of independent personal services. In such cases, the Estate Tax Treaty generally provides a credit against U.S. federal tax liability for the amount of any tax paid in the UK in a case where the debt security is subject both to UK inheritance tax and to U.S. federal estate or gift tax.
U.S. Taxation
This summary addresses only U.S. federal income tax consequences of the ownership of senior debt securities, and does not address consequences arising under U.S. state, local, non-U.S. tax laws or the U.S. federal estate and gift taxes.
Taxation of Debt securities
U.S. Tax Characterization
The characterization of debt securities for U.S. federal income tax purposes will depend on the particular terms of those securities, and may not be entirely clear in all cases. The discussion of U.S. federal income tax consequences in this section applies only to debt securities that are characterized as indebtedness (and not equity) for U.S. federal income tax purposes. You should consult the applicable Prospectus Supplement and your own tax adviser regarding the characterization of a particular debt security for such purposes.
Payments of Interest
You will be required to include payments of qualified stated interest (as defined below under “— Original Issue Discount”), but excluding pre-issuance accrued interest, on a debt security as ordinary interest income at the time that such payments accrue or are received (in accordance with your method of tax accounting). In the case of debt securities denominated in a currency other than U.S. dollars, the amount of interest income you will be required to realize if you use the cash method of accounting for tax purposes will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into U.S. dollars at that time.
If you use the accrual method of accounting, you generally must accrue interest income on such debt security in the relevant foreign currency and translate interest income at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the applicable taxable year). Alternatively, you may elect to translate all interest income on foreign currency-denominated debt obligations at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or on the date the interest payment is received if such date is within five business days of the end of the accrual period. If you make such an election you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”). If you use the accrual method of accounting you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Any such foreign currency gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income received on the debt securities.
Interest paid by the company on a debt security and original issue discount, if any, accrued with respect to the senior debt security (as described below under “— Original Issue Discount”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a U.S. Holder. Under the foreign tax credit rules, interest and original issue discount will generally be “passive” income for purposes of computing the foreign tax credit.
Purchase, Sale, Exchange or Retirement
Your basis in a debt security for U.S. federal income tax purposes generally will equal the cost of such senior debt security to you, increased by any amounts includible in income by you as original issue discount and market discount and reduced by any amortized premium and any payments other than qualified stated interest. In the case of a debt security denominated in a foreign currency, the cost of such senior debt security will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on the date of purchase. In the case of a debt security that is denominated in a foreign currency and traded on an established securities market, if you use the cash basis of accounting (or use an accrual basis of accounting and have made a special election), you will determine the U.S. dollar value of the cost of such senior debt security by translating the amount paid at the exchange rate on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium denominated in a foreign currency will be determined in the manner described below for such adjustments. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a debt security generally will not in itself result in taxable gain or loss to you.
Upon the sale, exchange or retirement of a debt security, you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and your tax basis in the senior debt security. If you receive foreign currency in respect of the sale, exchange or retirement of a debt security, the amount realized generally will be the U.S. dollar value of the foreign currency received, calculated at the exchange rate in effect at the time of the sale, exchange or retirement for U.S. federal income tax purposes. In the case of a debt security that is denominated in a foreign currency and is traded on an established securities market, if you are a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) you will determine the U.S. dollar value of the amount realized by translating such amount at the exchange rate on the settlement date of the sale, exchange or retirement. If you are an accrual basis U.S. Holder that does not elect to determine the amount realized using the spot exchange rate on the settlement date, you will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot exchange rates in effect on the date of the sale, exchange or retirement and the settlement date.
If you are an accrual basis taxpayer, the special election in respect of the purchase and sale of debt securities traded on an established securities market discussed in the two preceding paragraphs must be applied consistently to all debt instruments that you own from year to year and cannot be changed without the consent of the IRS.
Except as discussed below with respect to foreign currency gain or loss (and, in the case of secondary market purchasers, with respect to market discount), any gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year at the time of disposition. If you are an individual holder, the net amount of long-term capital gain generally will be subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.
Notwithstanding the foregoing, any gain or loss that you recognize on the sale, exchange or retirement of a debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that such gain or loss (“exchange gain or loss”) is attributable to changes in exchange rates during the period in which you held the senior debt security. Such gain or loss generally will not be treated as an adjustment to interest income on the senior debt security and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.
Original Issue Discount
If you own debt securities issued with original issue discount you generally will be subject to the special tax accounting rules provided for such obligations by the Code. As described in greater detail below, if you own such debt securities, you generally must include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.
If the company issues senior debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the senior debt securities multiplied by the number of full years to their maturity (the “de minimis original issue discount”), the senior debt securities will have “original issue discount” equal to the difference between the issue price and their stated redemption price at maturity. Throughout the remainder of this discussion, the company will refer to senior debt securities bearing original issue discount as “discount securities.” The “issue price” of the senior debt securities will be the first price at which a substantial amount of the senior debt securities are sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers or similar persons). The “stated redemption price at maturity” of a discount security is the total of all payments to be made under the discount security other than “qualified stated interest.” The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of a discount security at a single fixed rate of interest or, subject to certain conditions, based on certain indices. Floating rate debt securities generally will be treated as “variable rate debt instruments” under the original issue discount regulations. The stated interest on a variable rate debt instrument generally will be treated as “qualified stated interest” and such a debt instrument will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. The company will provide a detailed description of the tax considerations relevant to Eligible U.S. Holders of any debt securities that provide for contingent payments in the relevant Prospectus Supplement.
In general, if you are the beneficial owner of a discount security having a maturity in excess of one year, whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a discount security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day or on the first day of an accrual period. If you are an initial holder, the amount of original issue discount on a discount security allocable to each accrual period is determined by:
(i)
multiplying the adjusted issue price (as defined below) of the debt security at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period); and

(ii)
subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a variable rate debt instrument, both the annual yield to maturity (as defined below) and the qualified stated interest will be determined for these purposes as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain variable rate debt instruments, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a variable rate debt instrument is based on more than one interest index.
The “adjusted issue price” of a discount security at the beginning of any accrual period generally will be the sum of its issue price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such discount security in all prior accrual periods. For this purpose, all payments on a discount security (other than qualified stated interest) generally will be viewed first as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and then as payments of principal. The “yield to maturity” of a debt security is the discount rate that causes the present value on the issue date of all payments on the debt security to equal the issue price of the debt security. As a result of this “constant yield” method of including original issue discount in income, the amounts you will be required to include in income in respect of a discount security denominated in U.S. dollars will be lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.
You may make an irrevocable election to apply the constant yield method described above to determine the timing of inclusion in income of your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for such debt security). For a debt security purchased at a premium or bearing market discount, if you make such election you will also be deemed to have made the election (discussed below in “— Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.
In the case of a discount security denominated in a foreign currency, you should determine the U.S. dollar amount includible in income as original issue discount for each accrual period by:
(i)
calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

(ii)
translating the foreign currency amount so derived at the average exchange rate in effect during the accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year).

Alternatively, you may translate the foreign currency amount so derived at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “— Payments of Interest” above. Because exchange rates may fluctuate, if you are the holder of a discount security denominated in a foreign currency you may recognize a different amount of original issue discount income in each accrual period than you would be required to recognize if you were the holder of a similar discount security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the discount security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the discount security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual). See “— Payments of Interest” above.
If you purchase a discount security from a previous holder at a cost less than the remaining redemption amount (as defined below) of the debt security or you are an initial holder that purchased the discount security at a price other than the discount security’s issue price, you also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire the discount security at a price greater than its adjusted issue price, you may reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a discount security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.
Certain of the discount securities may provide for redemption prior to their maturity date, either at the company’s option or at the option of the holder. Discount securities containing such features may be subject to rules that differ from the general rules discussed above. Purchasers of discount securities with such features should carefully review the applicable Prospectus Supplement and should consult their own tax advisers with respect to such features since the tax treatment of such discount securities will depend on their particular terms.
Premium and Market Discount
If you purchase your debt security at a cost greater than its remaining redemption amount (as defined under “— Original Issue Discount,” above) you will be considered to have purchased the senior debt security at a premium, and may elect to amortize the premium (as an offset to interest income), using a constant-yield method, over the remaining term of the senior debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If you elect to amortize the premium, you must reduce your tax basis in your debt security by the amount of the premium amortized during your holding period. Discount securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium in respect of a debt security denominated in a foreign currency, you should calculate the amortization of the premium in such foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by you for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates the premium is recovered through interest payments on the debt security and the exchange rate on the date on which you acquired the debt security. If you do not elect to amortize bond premium, the amount of bond premium will be included in the your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize such premium and you hold your debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.
If you purchase your debt security at a price that is lower than its remaining redemption amount, or in the case of a discount security, a price that is lower than its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, such debt security will be considered to have “market discount” in your hands. In such case, gain you realize on the disposition of your debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while you held it. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry your debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant-yield method. You will accrue market discount on a debt security denominated in a foreign currency in such foreign currency. The amount includible in income in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that you dispose of your debt security.
You may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of your debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the your taxable year). Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.
Foreign Financial Asset Reporting
Certain U.S. Holders that own specified foreign financial assets with an aggregate value in excess of US$50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. Holders that fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. You are encouraged to consult with your own tax adviser regarding the possible application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Reportable Transactions
A U.S. taxpayer that participates in a reportable transaction is required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. Under the relevant rules, you may be required to treat a foreign currency exchange loss from your investment in the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations (US$50,000 in a single taxable year, if you are an individual or trust, or higher amounts for other non-individual U.S. Holders), and to disclose your investment by filing Form 8886 with the IRS. A penalty in the amount of US$10,000 in the case of a natural person and US$50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. You are encouraged to consult your tax adviser regarding the application of these rules.
U.S. Information Reporting and Backup Withholding
Dividends, interest and proceeds from the sale, exchange or retirement of debt securities that are paid in the United States or through a U.S.-related financial intermediary may be subject to information reporting and backup withholding unless the recipient is (i) a corporation (other than an S corporation) or other exempt recipient and, when required, establishes such fact or (ii) a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred. Persons holding instruments who are non-U.S. persons may be required to comply with applicable certification procedures to establish that they are non-U.S. persons in order to avoid the application of such information reporting requirements and backup withholding tax. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rule by filing the appropriate claim for refund with the IRS and furnishing any required information.
Foreign Account Tax Compliance Act
As a result of sections 1471 through 1474 of the Code, related Treasury regulations and related intergovernmental agreements (collectively, “FATCA”), you may be required to provide information and tax documentation regarding your tax identity as well as that of your direct and indirect owners, which may be reported to HMRC, and ultimately, the IRS. It is also possible that “foreign passthru payments,” as defined under FATCA, on the debt securities may be subject to a withholding tax of 30%. However, under proposed Treasury regulations, such withholding will not apply to payments made before the date that is two years after the date on which final Treasury regulations defining the term “foreign passthru payment” are enacted. Additionally, with respect to securities that are treated as debt for U.S. federal income tax purposes and are issued prior to and not materially modified on or after the applicable “grandfathering date,” payments on such securities will not be subject to FATCA withholding. The applicable “grandfathering date” is the date that is six months after the date on which final Treasury regulations defining the term “foreign passthru payment” are filed with the U.S. Federal Register. The company will not pay additional amounts on account of any withholding tax imposed by FATCA.
FATCA is particularly complex. You should consult your own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect you in your particular circumstance.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
Initial Offering and Sale of Securities
The company may sell the securities (i) through underwriters, (ii) through dealers, (iii) through agents, (iv) directly to purchasers or (v) through a combination of any of these methods of sale. The Prospectus Supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters and any applicable commissions or discounts. The net proceeds to the company will also be set forth in the Prospectus Supplement.
If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the Prospectus Supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If dealers are used in the sale, unless otherwise indicated in the Prospectus Supplement with respect to the securities being offered thereby, the company will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.
Securities may also be sold through agents designated by the company from time to time or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by the company to such agent will be set forth, in the Prospectus Supplement with respect to such securities. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with the company to indemnification by the company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the company in the ordinary course of business.
Expected Expenses of the Issuance
The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us.
Estimated annual expenses over three years:
Printing Fees	$400,000
Fees of Trustee, Transfer Agent and Registrar	$594,000
Accountant Fees and Expenses	$213,767
SEC Filing Fee	*
Rating Agency Fees	$0
Stock Exchange Listing Fees	$33,333
Legal Fees and Expenses	$2,523,667
Miscellaneous	$1,515,000
Total	$5,279,767

*
Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended.

Selling Restrictions
Canada
The securities offered hereby may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) together with the applicable Prospectus Supplement contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), any underwriters, dealers or agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
United Kingdom
Each underwriter, dealer or agent in connection with an offering of securities will represent and agree that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA would not, if it was not an authorized person, apply to the issuer; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the UK.

Unless otherwise stated in the applicable free writing prospectus and/or pricing supplement, or prospectus supplement, each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by the applicable Prospectus Supplement to any retail investor in the UK. For the purposes of this provision: (a) a retail client means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.
European Economic Area
Unless otherwise stated in the applicable free writing prospectus and/or pricing supplement, or prospectus supplement, each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by the applicable Prospectus Supplement to any retail investor in the EEA. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.
The UK and EEA selling restrictions are in addition to any other selling restrictions set out in the accompanying Prospectus Supplement.
Conflicts of Interest
HSBC Securities (USA) Inc. (“HSI”), an affiliate of ours, may be a managing underwriter, underwriter, market maker or agent in connection with any offer or sale of the securities and, as such, is deemed to have a “conflict of interest” under Rule 5121 of the consolidated rulebook of the Financial Industry Regulatory Authority (“FINRA”). To the extent an initial offering of the securities will be distributed by HSI, each such offering of securities will be conducted in compliance with FINRA Rule 5121 (addressing conflicts of interest when distributing the securities of an affiliate), as administered by the FINRA. Neither HSI nor any of the company’s other affiliates will sell any debt securities into any of its discretionary accounts without the prior specific written approval of the accountholder.
In addition, HSI may use this prospectus in connection with offers and sales related to market-making activities HSI may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.
Certain of the underwriters, dealers, agents or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the company and its affiliates, for which such underwriters, dealers, agents or their affiliates have received or will receive customary fees and commissions.
In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of the company or its affiliates. These underwriters, dealers and agents, or their affiliates, that have a lending relationship with the company routinely hedge their credit exposure to the company consistent with their customary risk management policies. Typically, these parties would hedge such exposure to the company by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the company’s securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. These underwriters, dealers and agents, or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Market-Making Resales
This prospectus may be used by HSI in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSI may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSI may act as principal, or agent, including as agent for the counterparty in a transaction in which HSI acts as principal, or as agent for both counterparties in a transaction in which HSI does not act as principal. HSI may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of the company’s affiliates may also engage in transactions of this kind and may use this prospectus for this purpose. Neither HSI, nor any other of the company’s affiliates have an obligation to make a market in any securities offered by the company and, if commenced, may discontinue any market-making activities at any time without notice, in their sole discretion.

Furthermore, HSI may be required to discontinue its market-making activities during periods when the company is seeking to sell certain of the company’s securities or when HSI, such as by means of its affiliation with us, learns of material non-public information relating to us. HSI would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the securities offered by us. Although other broker-dealers may make a market in such securities from time to time, there can be no assurance that any other broker-dealer will do so at any time when HSI discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.
The aggregate initial offering price specified on the cover of the accompanying Prospectus Supplement relates to the initial offering of the securities described in the Prospectus Supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.
The company does not expect to receive any proceeds from market-making transactions. The company does not expect that HSI or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.
Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.
Unless the company or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.
Matters Relating to Initial Offering and Market-Making Resales
Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or admitted for trading in an automated quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.
Unless otherwise indicated in the applicable Prospectus Supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.
In this prospectus or any accompanying Prospectus Supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

LEGAL OPINIONS
The validity of certain securities offered hereby will be passed upon for the company by Cleary Gottlieb Steen & Hamilton LLP, the company’s U.S counsel and English counsel. The legality of certain of the securities will be passed upon for the company by Mayer Brown LLP, the company’s structured products U.S. counsel. Certain legal matters will be passed upon for the underwriters and agents by counsel to be named in the applicable Prospectus Supplement. Cleary Gottlieb Steen & Hamilton LLP and Mayer Brown LLP have in the past represented and continue to represent the company and/or its affiliates on a regular basis and in a variety of matters.

EXPERTS
The financial statements incorporated in this prospectus by reference to the Form 20-F (File No. 000-56449) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

HSBC Bank plc
Debt Securities

PROSPECTUS

August 31, 2022